As filed with the Securities and Exchange Commission on July 17, 2012

Registration No. 333-182326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7370	93-1211114
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification No.)
incorporation)	Classification Code Number)

589 Eighth Avenue, 6th Floor New York, New York 10018 646-839-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Bernstein Co-Chief Executive Officer, Chief Financial Officer and Treasurer Grandparents.com, Inc. 589 Eighth Avenue, 6th Floor New York, New York 10018 646-839-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey L. Wasserman, Esq. Peter D. Visalli, Esq. Sills Cummis & Gross P.C. One Riverfront Plaza Newark, New Jersey 07102 973-643-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	12,897,172	$0.465	(2)	$5,997,184.98	$687.28
Common Stock, $.01 par value per share, issuable upon exercise of Advisory Warrants	5,588,749	0.465	(3)	2,598,768.29	297.82
Common Stock, $.01 par value per share, issuable upon exercise of Placement Agent Warrants	1,289,711	0.465	(3)	599,715.62	68.73
TOTAL	19,775,632			$9,195,668.89	$1,053.83	(4)

(1) This registration statement covers the resale by selling security holders of (i) up to an aggregate of 12,897,172 shares of the Registrant’s common stock issued upon conversion of the Registrant’s Series B Convertible Preferred Stock issued in the Registrant’s previously completed private offering, (ii) up to 5,588,749 shares of the Registrant’s common stock issuable upon the exercise of warrants issued to the Registrant’s investment banking advisor and to its assignees, and (iii) up to 1,289,711 shares of the Registrant’s common stock issuable upon the exercise of warrants issued to the Registrant’s placement agent in connection with the Registrant’s previously completed private offering and to the placement agent’s assignees. In accordance with Rule 416(a), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c), promulgated under the Securities Act, based on the market price per share of the Registrant’s common stock, calculated as the average of the bid ($0.13) and ask ($0.80) prices for one share of the Registrant’s common stock as reported by the OTC Bulletin Board on June 20, 2012, which is within five (5) business days prior to the date of this registration statement.

(3) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g), promulgated under the Securities Act, based on the market price per share of the Registrant’s common stock, calculated as the average of the bid ($0.13) and ask ($0.80) prices for one share of the Registrant’s common stock as reported by the OTC Bulletin Board on June 20, 2012, which is within five (5) business days prior to the date of this registration statement.

(4) This amount was paid with the initial filing of this registration statement on June 25, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	ISSUED: JULY 17, 2012

GRANDPARENTS.COM, INC.

19,775,632 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 19,775,632 shares of common stock, par value $.01 per share (“Common Stock”), of Grandparents.com, Inc. (the “Company”) including (i) up to 12,897,172 shares of Common Stock (the “Investor Shares”) issued upon conversion of the Company’s Series B Convertible Preferred Stock, par value $.01 per share, issued pursuant to the Company’s private placement completed on February 23, 2012, (ii) up to 5,588,749 shares of Common Stock (the “Advisory Warrant Shares”) issuable upon the exercise of warrants (the “Advisory Warrants”) issued to the Company’s investment banking advisor as partial compensation for its services in connection with the asset contribution transaction completed on February 23, 2012 and to the investment banking advisor’s assignees, and (iii) up to 1,289,711 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Advisory Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants” and, together with the Advisory Warrants, the “Warrants”) issued to the Company’s placement agent as partial compensation for its services in connection with the Company’s private placement completed on February 23, 2012 and to the placement agent’s assignees. The Investor Shares and the Warrant Shares (collectively, the “Shares”) are being offered by the Selling Security Holders.

The Company is not selling any of the Shares and, as a result, it will not receive any proceeds from the sale of the Shares covered by this prospectus other than proceeds in the event that some or all of the Warrants held by the Selling Security Holders are exercised for cash. All of the net proceeds from the sale of the Shares will go to the Selling Security Holders.

The Selling Security Holders may sell Shares from time to time at prices established on any market, trading platform or stock exchange on which the Company’s Common Stock is, or becomes, quoted for trading or listed, or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The Shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Security Holders. The Selling Security Holders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Security Holders. The Company will pay all the expenses incident to the registration of the Shares; however, it will not pay for sales commissions or other expenses applicable to the sale of the Shares being offered for sale pursuant to this prospectus.

The Company’s Common Stock is quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol “GPCM.” The last reportable trade of Common Stock on the OTC Bulletin Board was $0.42 per share on July 16, 2012. You are urged to obtain current market quotations of the Company’s Common Stock before purchasing any of the Shares being offered for sale pursuant to this prospectus.

Investing in the Shares involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing any Shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: __________, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
DESCRIPTION OF BUSINESS	14
LEGAL PROCEEDINGS	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES	31
DIRECTORS AND EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43
SELLING SECURITY HOLDERS	45
PLAN OF DISTRIBUTION	47
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	49
DESCRIPTION OF SECURITIES	50
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	52
INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” or “the Company” refer to Grandparents.com, Inc. and, where appropriate, its subsidiaries.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. You should rely only on information contained in this prospectus. We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. You should assume that the information appearing in this prospectus and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the date on the front cover of this prospectus or the date of such free writing prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where such offer or sale is not permitted.

Information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and size, is based on information from various sources, on assumptions that we have made based on that data and other similar sources and on our knowledge of the markets for our offerings. These data involve a number of assumptions and limitations and prospective investors are cautioned not to give undue weight to such estimates or data. We have not independently verified any-third-party information.

For investors outside the United States: We have not, and to the best of our knowledge, the Selling Security Holders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights aspects of our business and this offering, but it does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus carefully, including the “Risk Factors” section and our audited consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes before making an investment decision.

Our Company

General

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations, and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents, and grandchildren. We primarily target the approximately 65 million grandparents in the U.S., but we also target the approximately 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

In 2010, Examiner.com ranked our website second among commercial websites serving the age 50+ demographic markets. Our website now has over 700,000 members, representing a nearly twofold increase since February 2012. In January 2011, we launched the Grandparents.com Benefits Club through which our marketing partners offer discounts and other benefits to our members on a variety of consumer products and services. We intend to offer a variety of insurance products through the Benefits Club through partnerships with insurance companies. However, we have not entered into any formal agreements with any insurance companies as of the date of this prospectus. We have also commenced discussions with a potential partner regarding the formation of a joint venture to launch a debit card program which will provide rebates from manufacturers directly to consumers. As of the date of this prospectus we have not entered into any formal agreements with respect to this program.

We are focused on rebranding our website, attracting new members and developing new revenue streams. Accordingly, management does not believe past results are indicative of future performance. We anticipate launching our rebranded website and other new initiatives, including a mobile-based application, on Grandparents Day, September 9, 2012. Until the launch of the rebranded website, our website will remain operational in its current format.

Corporate History

We were incorporated under the laws of Delaware in May 1996 as a provider of specialty reference laboratory services to the pharmaceutical, biotechnology, and diagnostics industries. On August 31, 2011 we sold all of our former business and operating assets to Emerald Star Holdings, LLC and, in connection with the closing, we changed our corporate name to NorWesTech, Inc. From September 1, 2011 until February 23, 2012, we had no active operations and our assets primarily consisted of the net cash proceeds we received from the sale of our former business and certain dormant technology and intellectual property held by our subsidiaries.

On February 23, 2012 (the “Closing Date”), we entered into an Asset Contribution Agreement (the “Contribution Agreement”) with Grandparents.com LLC, a Florida limited liability company, now known as GP.com Holding Company, LLC (“GP.com LLC”). Under the terms of the Contribution Agreement, GP.com LLC contributed substantially all of its assets to us in exchange for our assumption of certain liabilities of GP.com LLC and our issuance to GP.com LLC of one share of our Series A Convertible Preferred Stock, par value $.01 per share (“Series A Convertible Preferred Stock”) and a warrant (the “GP Warrant”) to purchase shares of our Common Stock (the “Transaction”). As a result of the Transaction, GP.com LLC became the holder of a majority of our voting securities. In addition, our former directors and officers resigned and the designees of GP.com LLC were appointed to fill the vacancies created by such resignations. Accordingly, the Transaction resulted in a change of control of the Company. Immediately following the Transaction, GP MergeCo, Inc., our then wholly owned subsidiary, was merged with and into the Company and in connection with the merger we changed our name to Grandparents.com, Inc. We also moved our corporate offices to New York and changed our fiscal year end from June 30 to December 31 in connection with the Transaction.

On the Closing Date and simultaneously with the closing of the Transaction, we entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of 3,000,000 shares of the Company’s Series B Convertible Preferred Stock, par value $.01 per share (“Series B Convertible Preferred Stock”) for aggregate gross proceeds to the Company of $3,000,000. We also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, GP.com LLC and John Thomas Financial, Inc., our placement agent in the Private Placement and investment banking advisor to GP.com LLC in the Transaction, in which we agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, shares of Common Stock issuable upon exercise of the GP Warrant, the Shares and the Warrant Shares. Only the Shares and Warrant Shares are being registered as of the date of this prospectus.

1

Risks Affecting Us

Investing in our securities involves substantial risk, and our business is subject to numerous risks and uncertainties. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our securities.

Corporate Information

We presently maintain our principal offices at 589 Eighth Avenue, 6th Floor, New York, New York. Our telephone number is (646) 839-8800. Our website is www.grandparents.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

Offering Overview

Common Stock offered by Selling Security Holders	19,775,632 shares of Common Stock including (i) 12,897,172 shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock issued in the Private Placement, (ii) up to 5,588,749 shares of Common Stock issuable upon the exercise of the Advisory Warrants, and (iii) up to 1,289,711 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

Common Stock outstanding before the Offering	85,755,814 shares as of the date of this prospectus.

Common Stock outstanding after the Offering	92,634,274 shares, assuming the issuance of all of the Warrant Shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Security Holders. We may, however, receive proceeds in the event that some or all of the Warrants held by the Selling Security Holders are exercised for cash. We anticipate that the proceeds from the exercise of such Warrants, if any, will be used for working capital and other general corporate purposes. See “Use of Proceeds” on page 13.

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Shares offered in this prospectus. See “Plan of Distribution” beginning on page 47.

Trading Symbol	GPCM

Risk Factors	An investment in the Shares is speculative and involves a high degree of risk and investors purchasing Shares should not purchase Shares unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

2

RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our Common Stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward–Looking Statements” for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to our Business and Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which any investor may evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

•	generate revenues and implement our growth strategy;
•	aggressively counter and respond to actions by our competitors;
•	pursue new members of our website and maintain relationships with current members;
•	maintain adequate control of our expenses;
•	attract, retain and motivate qualified personnel;
•	react to member’s preferences and demands;
•	maintain regulatory compliance; and
•	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We will need to attract and retain members in order to be successful.

We must attract and retain members in order to increase revenue and achieve profitability. We expect revenue to be generated primarily from the purchase of products and services offered in the Grandparents.com Benefits Club, advertisements on our website and, in the future, membership fees. If we are unable to attract and retain members, we may not be able to attract marketing and commercial sponsors to the Grandparents.com Benefits Club or advertisers to our website. Accordingly, the revenue we generate may decrease and our operating results will be adversely affected.

The growth of our membership base could be adversely affected by various factors, including:

•	unwillingness of members to implement the products and services we offer;
•	any delays or difficulties that we may incur in completing the development and introduction of our planned products, product enhancements or initiatives;
•	new services introduced by our competitors;
•	failure of the products and services we offer to perform as expected; or
•	any difficulty we may incur in meeting users and members requirements.

We will need to attract and retain marketing and commercial sponsors in order to be successful.

We must attract, retain and enter into future revenue sharing agreements with marketing and commercial sponsors in order to increase revenue and achieve profitability. If marketing and commercial sponsors do not find our marketing and promotional services effective or do not believe that utilizing the Benefits Club provides them with increases in customers, revenue or profit, they may not make, or continue to make, offers through the Benefits Club. We have not entered into revenue sharing agreements with any of our existing commercial and marketing sponsors and there can be no assurance that any of our existing commercial and marketing sponsors will enter into such revenue sharing agreements. If we are unable to attract, retain and enter into revenue sharing agreements with marketing and commercial sponsors in numbers sufficient to grow our business, or if too many marketing and commercial sponsors are unwilling to offer products or services through the Benefits Club or offer favorable revenue sharing terms to us, we may sell fewer products and services through the Benefits Club and our operating results will be adversely affected.

3

If our rebranded website or the Benefits Club do not achieve market acceptance, our business will be materially and adversely affected.

Our success will depend upon widespread market acceptance of our website and the products and services and any future products and services that we may offer through the Benefits Club. There can be no assurance that the market for these services will develop or be sustained.

If products and services offered through the Benefits Club do not meet the needs and expectations of our members, our business could suffer.

Our business depends in part on products and services provided by third parties and our reputation may be harmed by actions taken by such third parties that are outside our control. Any shortcomings of one or more of such third parties may be attributed by our members to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and sentiment generated as a result of fraudulent or deceptive conduct by such third party providers could damage our reputation, reduce our ability to attract new members or retain existing members, and diminish the value of our brand.

We may need additional debt or equity financing in the future.

Although we expect to be able to generate operating revenues necessary to finance our operations, there is no certainty that such operating revenues will be sufficient. Accordingly, we may need to obtain additional financing to operate and implement our business plan and growth strategy. Additional financing may not be available to us or, if available, such financing may not be on terms acceptable to us. If we obtain additional financing through the issuance of equity or convertible debt securities, it may be significantly dilutive to our stockholders and such additional equity or convertible debt securities may have rights, preferences or privileges senior to those of our existing securities. In addition, our ability to issue debt securities or to service any debt may also be limited by our inability to generate consistent cash flow. If additional financing is not available on acceptable terms, we may not be able to fund our on-going operations or any future expansion of our business, develop or enhance our products or services, or respond effectively to competitive pressures. The inability to raise additional capital in the future may force us to curtail future business opportunities or cease operations entirely.

We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future.

We have incurred significant losses and negative operating cash flow from inception and may continue to incur significant losses and negative operating cash flow into the future. For the year ended December 31, 2011, we had a net loss of approximately $2.9 million and used approximately $1.1 million in cash for operating activities. For the three months ended March 31, 2012, we had a net loss of approximately $4.5 million and used approximately $0.9 million in cash for operating activities. In addition, as of December 31, 2011 we had a working capital deficit of approximately $1.8 million. As of March 31, 2012, we had working capital of approximately $2.8 million. In order to reach our business growth objectives, we expect to incur significant expenses for sales, marketing, website development and other operating and capital costs. As a result, we will need to generate and grow our revenues significantly to achieve positive cash flow and profitability. We may not be successful in generating and increasing our revenues, and we may never achieve or maintain positive cash flow or profitability. The uncertainties regarding the commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our consolidated financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our net losses, negative cash flows from operations and working capital deficiency and expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when needed, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

We have a limited operating history and, therefore, we cannot accurately project our future revenues and operating expenses.

Due to our limited operating history, we cannot accurately project future revenues based on historical results. Our business, operating results and financial condition will be materially and adversely affected if revenues do not meet projections, which would cause net losses in a particular fiscal period to be greater than expected.

4

With such a limited operating history, our past results do not provide a meaningful basis for us to project our revenues or operating results. Our business should be considered in light of the risks, expenses and difficulties that we have encountered to date and that we expect to continue to encounter.

We may have difficulty increasing our revenue.

Our ability to increase our revenue depends on a variety of factors, including general market conditions, overall online usage, our ability to increase our unique visitors and page view inventory, our ability to attract members, our ability to enter into revenue sharing agreements with our marketing partners, our ability to attract advertisers to advertise on our website and our ability to win our share of advertisers’ total advertising budgets from other websites. While we expect to increase our revenue, there can be no assurance that such increase will occur. If our revenue does not increase or decreases, or does not keep pace with our operating expense, our business, results of operations and financial condition could be materially adversely affected.

We depend on certain key employees to operate our business.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team, particularly: Steven E. Leber, Joseph Bernstein, Jeffrey Mahl, Ellen Breslau and Matthew Schwartz. We entered into one-year employment agreements with Messrs. Leber, Bernstein, Mahl and Schwartz on the Closing Date and a five-year employment agreement with Ms. Breslau on April 3, 2012. However, we cannot guarantee that any of them will continue to provide services to us for any particular length of time. If we lose the services of one or more of these key executives, our business could be significantly harmed. We do not currently carry key-man life insurance.

We may not be able to recruit, train and retain sufficient qualified personnel to succeed.

Our future success depends upon our ability to hire and retain qualified personnel with experience in the sales, financial and social networking industries. As of the date of this prospectus, we have twenty-four (24) employees. From time to time, we may also engage consultants and advisors as we deem appropriate. We cannot provide assurance that we will be able to attract, train or retain enough qualified personnel to satisfy demand or any expansion of our business and operations. Because of our limited resources, we may experience difficulty in hiring and retaining personnel with the necessary qualifications. The failure to attract and retain the necessary qualified personnel will have a material and adverse effect on our business, operations and financial condition.

We may not be able to manage our growth effectively.

The rapid expansion necessary for us to fully exploit the market window for our website requires an effective planning and management process. Rapid growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources. To manage our growth, we must implement and improve our operational and financial systems and expand, train and manage our employee base. There can be no assurance that our systems, procedures or controls will be adequate to support operations or that management will be able to achieve the rapid expansion necessary to fully exploit the market window for our website and the failure to do so would have a material adverse effect on our business, operations and financial condition. In addition, our management team has limited experience in the social networking industry.

We may not be able to protect the security and privacy of our members’ financial and business data, which could expose us to liability.

We collect and maintain private and confidential data from our members. This private and confidential data consists primarily of the personal and financial information of our members. We will incur significant costs to protect against the threat of security breaches or to alleviate problems caused by any breaches that occur. We have implemented security systems and protocols that we feel are appropriate and sufficient to protect the privacy and confidential information of our members and we intend to continue such protocols; however, there can be no assurance that our security systems or protocols will be sufficient to protect such private and confidential data or that our privacy policies will be deemed sufficient by our members or that it satisfies applicable federal or state laws or regulations governing privacy, which may be in effect from time to time. The failure to adequately protect member data or to comply with any federal or state laws or regulations relating to the use of this data could expose us to costly litigation or administrative action.

5

System failure or interruption experienced by our data center, internet service providers, online service providers or website operators may result in reduced traffic, reduced revenue and harm to our reputation.

We depend on third-party data center and service providers to provide and maintain efficient and uninterrupted operation of our website for our members. Since we depend on third-party providers for our data center and servers, any dispute with such third-party providers could materially hinder our operations and switching third-party providers of such services may be a cumbersome process that negatively impacts the operation of our website. Our operations depend in part on the protection of our data systems and those of third-party providers against damage from human error, natural disasters, fire, power loss, water damage, telecommunications failure, computer viruses, terrorist acts, vandalism, sabotage, and other adverse events. Although we utilize the services of third-party providers with both physical and procedural security systems and have put in place certain other disaster recovery measures, including offsite storage of backup data, there is no guarantee that our Internet access and other data operations will be uninterrupted, error-free or secure. Any sustained or repeated system failure, including network, software or hardware failure, that causes an interruption in the availability of our website or a decrease in responsiveness of our website could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with our members, advertisers and marketing partners. An increase in the volume of users of our website could strain the capacity of the software and hardware we have deployed, including server and network capacity, which could lead to slower response time or system failures, and adversely affect the market acceptance of our website. In addition, our members will depend on Internet service providers, online service providers and other website operators for access to our website. These providers and operators could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We may have difficulty scaling and adapting our existing technology architecture to accommodate increased traffic and technology advances or requirements of our members.

Our future success will depend on our ability to adapt to rapidly changing technologies, to improve the performance and reliability of our website and to adapt our website to evolving industry standards. Rapid increases in the levels or types of use of our website could result in delays or interruptions in our service. Widespread adoption of new Internet technologies or other technological changes could require substantial expenditures to appropriately modify or adapt our website and infrastructure. The technology architectures utilized for our website are highly complex and may not provide satisfactory support in the future, as usage increases and our website expands, changes and becomes more complex over time. In the future, we may make changes to our architectures and systems, including moving to completely new architectures and systems. Such changes may be technologically challenging to develop and implement, take time to test and deploy, cause us to incur substantial costs or data loss, and cause users, advertisers, and partners to experience delays or interruptions in services. These changes, delays or interruptions in our service may cause our users, advertisers and partners to become dissatisfied with our products and service and move to competing providers of similar products and services. Further, to the extent that the number of visitors to and members of our website increase, we will need to expand our infrastructure, including the capacity of the servers we utilize and the sophistication of our software. This expansion is likely to be expensive and complex and require additional technical expertise. Any difficulties experienced in adapting our architectures and infrastructure to accommodate increased traffic, store user data and track user preferences, together with the associated costs and potential loss of traffic, could harm our operating results, cash flows from operations and financial condition.

If we do not respond rapidly to technological changes or to changes in industry standards, our products and services could become obsolete.

The market for social networking websites is likely to be characterized by rapid technological change and frequent new product and service introductions. We may be unable to respond quickly or effectively to these developments. We may experience difficulties with software development or marketing that could delay or prevent our development, introduction or marketing of new features, products, services and enhancements. The introduction of new products and services by our competitors, the market acceptance of products and services based on new or alternative technologies or the emergence of new industry standards could render our existing or future products and services obsolete. If the standards adopted are different from those that we have chosen to support, market acceptance of our products and services may be significantly reduced or delayed. If our products and services become technologically obsolete, we may be unable to sell our products or services or generate meaningful revenues.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with their experience with our website. These applications may attempt to change our users’ Internet experience, including hijacking queries to our website, altering or replacing search results or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure or consent, resulting in a negative experience that users may associate with us. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, our reputation may be harmed and user traffic could decline, which would damage our business.

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We may not be able to secure all rights to our intellectual property or our rights may be subject to claims of infringement by others.

We will rely on a combination of trade secret, trademark and copyright laws, as well as employee and third-party non-disclosure agreements and other protective measures, to protect intellectual property rights. There can be no assurance, however, that these measures will provide meaningful protection of our member list, trademarks, service marks, copyrights, trade dress, trade secrets, proprietary technology and similar intellectual property in the event of any unauthorized use, misappropriation or disclosure.

We may be unable to prevent third parties from acquiring and using trademarks, trade names or domain names that are similar to, infringe upon or diminish the value of our trademarks, trade names, service marks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks or trade names, or trademarks or trade names that are similar to, or diminish the value of, our trademarks or trade names in some countries.

There can also be no assurance that others will not independently develop similar technologies or duplicate any technology that we develop or have developed without violating our intellectual property rights. In addition, there can be no assurance that our intellectual property rights will be held to be valid, will not be successfully challenged or will otherwise be of value.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights.

While we do not believe that our website and technologies infringe on any intellectual property rights of third parties, there can be no assurance that a court will not find that such infringement has occurred or that such infringement will not occur in the future. The costs of defending an intellectual property claim could be substantial and could materially and adversely affect our operations and financial position, even if we were ultimately successful in defending any such claims. Conversely, in order to enforce or protect our intellectual property rights, we may have to initiate legal proceedings against third parties. These proceedings are typically expensive, take significant time and divert management’s attention from other business concerns. Further, if we do not prevail in an infringement lawsuit brought against us, we might have to pay substantial damages, including treble damages, and we may be required to stop the infringing activity or obtain a license to use the intellectual property of others. The cost associated with any such changes may be substantial and could materially and adversely affect our market position, operations and financial position.

We may be involved in legal claims which could materially adversely affect us.

Claims or disputes against the Company may arise in the future. Results of legal proceedings are subject to significant uncertainty and, regardless of the merit of the claims, litigation may be expensive, time-consuming, disruptive to our operations and distracting to management.

Although our management considers the likelihood of such an outcome to be remote, if one or more of these legal matters were resolved against us for amounts in excess of management’s expectations, our results of operations could be materially adversely affected. Further, such outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us, all of which could have a material impact on our business, intellectual property, results of operations or cause us financial harm.

Our market is new and still emerging.

The market for social media websites as well as product and service marketing websites, such as Facebook or Twitter is new and evolving. We believe that there is a need for intensive marketing and sales efforts to inform prospective members about the uses and benefits of the products and services we offer and to develop the overall market. Accordingly, there can be no assurance that these efforts will be successful and that a viable market for our website or the products and services we offer will emerge or be sustainable.

There are no significant barriers to entry in our market.

While we will take reasonable steps to protect our intellectual property, retain our employees and increase our position in the market, there are few barriers to entry to creating a website that directly or indirectly competes with us and our business. If one or more large on-line business, such as LinkedIn, Facebook, Google or Yahoo, decides to compete directly or indirectly with us, it may result in lower market share and reduce our financial returns.

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Our industry is competitive and competition could reduce our market share and adversely affect our growth and financial performance.

There are many companies in the social networking industry, such as Facebook, Twitter and Google. In addition, we compete with companies that specifically target the age 50+ market, in particular AARP. These competitors compete with us for visitor traffic, members, advertising dollars and partners, including marketing and commercial sponsors. Competition is intense and expected to increase in the future. Many of our competitors may have certain competitive advantages over us in terms of:

•	substantially greater financial and technical resources;
•	more extensive and well developed marketing and sales networks;
•	better access to information;
•	greater global brand recognition among consumers; and
•	larger user and member bases.

We consider AARP our primary competitor. In 2010, AARP was ranked first by Examiner.com among websites serving the age 50+ demographic markets. According to AARP, it is the largest membership organization in the U.S. and its affiliates serve approximately 40 million members. AARP has significantly greater financial, technical and human resources than us and has an established market for its services and products. These and other factors allow AARP to engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies, attract additional partners or enter into arrangements with partners on terms more favorable than us, which may allow them to retain and build an even larger membership base or generate revenue from their members and partners more effectively than we do. Other competitors may enjoy similar advantages and benefits.

It is also possible that new competitors may emerge and acquire significant market share. Further, increased competition could result in reduced margins or loss of market share, any of which could adversely affect our business and operations. Due to these and other factors, we may not be able to compete successfully in our market and the failure to do so could have a material adverse effect on the viability of our business.

We are subject to U.S. and foreign government regulations on Internet services which could subject us to claims and remedies including monetary liabilities and limitations on our business practices.

We are subject to various U.S. and foreign regulations directly applicable to providers of Internet services and products, particularly with respect to the solicitation, collection or processing of personal/consumer information over the Internet. The application of existing laws and regulations relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, promotions, billing, consumer protection, content regulation, quality of services, and intellectual property ownership and infringement to Internet companies is unclear and/or unsettled. Further, the application of existing laws regulating or requiring licenses for certain businesses of our advertisers including, for example, insurance and securities brokerage and legal services, can be unclear. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

Federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our customers. In addition, we post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data- related consent orders, Federal Trade Commission requirements or other federal or state privacy- related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of customer confidence in us, damage to our reputation and the loss of users, partners or advertisers, which could adversely affect our business.

Additionally, a large number of legislative proposals are pending before the U.S. Congress and various state legislative bodies concerning data privacy and retention issues that may impact our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from state to state and inconsistently with our current data protection policies and practices. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

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Fluctuations in our financial results may occur as the result of various factors beyond our control.

Management expects that financial results will vary significantly from period to period due to a number of factors, including:

•	costs related to the rebranding of our website;
•	costs related to the introduction of new products, services and methods of doing business;
•	costs related to the continued expansion of our business;
•	income, loss or amortization of goodwill resulting from its acquisition or divestiture of business assets and other material transactions;
•	gain or loss resulting from accounting rules changes or accounting adjustments required for initial public offerings, other financings, mergers or other changes in the capitalization; and
•	increases in taxation resulting from its disposition of interests or from other extraordinary events.

Our financial position may impair our ability to develop our business model. Our ability to attract the funding necessary to launch our rebranded website, purchase equipment and hardware, hire personnel, develop cost-efficient operations and market and sell our products and services are critical to our future success. Our ability to accomplish these objectives is likely to be significantly impaired if the financial markets continue to be in turmoil, or if prospective lenders, investors or partners become uncomfortable with our prospects for survival given a weak financial condition, volatile markets or adverse events in business operations. Our limited ability to generate cash through our operations may be insufficient to fully fund our growth. The costs for business and product development may significantly impact our overall financial strength. These factors can negatively impact our ability to finance the performance of our business operations and to attract additional funding.

The requirements of being a public company require us to incur substantial costs, which may adversely affect our operating results and divert management’s attention.

As a public company, we incur significant legal, accounting and other expenses that GP.com LLC did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently adopted by the SEC implementing Sarbanes-Oxley have required changes in corporate governance practices of public companies. We expect these rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. As a former “shell company” as defined in Rule 12b-2 under the Exchange Act, the Company’s prior internal controls were less complicated than those needed for an operating business. The Company intends to revise its existing policies and adopt new policies regarding internal controls and disclosure controls and procedures. The Company’s current management team does not have substantial public company experience, and compliance with applicable securities rules and regulations may divert management’s attention from other business concerns, which could harm our business and operating results.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Management identified a material weakness in our financial reporting, and failure to remediate it or any future ineffectiveness of internal controls could have a material adverse effect on the Company’s business and the price of its Common Stock.

Management continues to review our internal control systems, processes and procedures for compliance with the requirements of a smaller reporting company under Section 404 of the Sarbanes-Oxley Act. Such a review resulted in identification of material weaknesses in our internal controls and a conclusion that our disclosure controls and procedures and internal control over financial reporting were ineffective as of the date of this prospectus. While we are taking steps to remediate the weaknesses, there is no guarantee that we will not be able to remedy the weaknesses in a timely manner or identify additional material weaknesses in our internal controls in the future.

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As a private company, GP.com LLC was not required to and did not maintain such internal controls. The Company and its current management team continue the process of documenting internal control procedures with respect to its new business, including establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within its organization.

As a public entity, the Company is required to provide a quarterly management certification and an annual management assessment of the effectiveness of its internal controls over financial reporting. If the Company is not able to implement and document the necessary policies, processes, and controls to mitigate financial reporting risks, the Company may not be able to comply with paragraph (a) of Item 303 of Regulation S-K, which requires a management report on internal control over financial reporting in annual reports that we file with the SEC on Form 10-K, in a timely manner or with adequate compliance. In addition, because we are a smaller reporting company, our independent auditor will not be required to issue an attestation report pursuant to paragraph (b) of Item 308 of Regulation S-K regarding our internal control over financial reporting in our annual reports that we file with the SEC on Form 10-K.

The material weaknesses and other matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company were to report a material weakness in its internal controls over financial reporting. This could materially adversely affect the Company and lead to a decline in the price of its Common Stock.

We may become involved in legal proceedings that may result in adverse outcomes.

We may become subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, tax, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our platforms, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. It is possible that a resolution of one or more such proceedings could result in substantial fines and penalties that could adversely affect our business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices, or requiring development of non-infringing products or technologies, which could also adversely affect our business and results of operations.

GP.com LLC may have had unknown liabilities that now may be deemed to be liabilities of the Company as a result of the Transaction.

There may have been liabilities of GP.com LLC that were unknown at the time of the Transaction. As a result of the Transaction, any such unknown liabilities may be deemed to be liabilities of the Company. In the event any such liability becomes known, it may lead to claims against us including, but not limited to, lawsuits, administrative proceedings, and other claims. Any such liabilities may subject us to increased expenses for attorneys’ fees, fines and litigation and expenses associated with any subsequent settlements or judgments. There can be no assurance that such unknown liabilities do not exist. To the extent that such liabilities become known, any such liability-related expenses may materially and adversely affect our profitability, operating results and financial condition.

Risks Related to an Investment in our Securities

GP.com LLC has significant voting power and may take actions that may not be in the best interest of other stockholders.

GP.com LLC controls approximately 65% of the total voting power of our securities. Steven E. Leber, Joseph Bernstein and Dr. Robert Cohen comprise the board of managers of GP.com LLC and therefore control GP.com LLC. For the foreseeable future, GP.com LLC will be able to exert significant control over all matters requiring approval by our Board of Directors and stockholders, including the approval of mergers or other business combination transactions. Because GP.com LLC’s interests and the interests of Messrs. Leber and Bernstein and Dr. Cohen may not always coincide with the interests of our other stockholders, they may cause us to take actions which the other stockholders may disagree with or which may not be in the best interests of such other stockholders.

10

There are limitations on the liabilities of our directors and executive officers. Under certain circumstances, we are obligated to indemnify our directors and executive officers against liability and expenses incurred by them in their service to us.

Pursuant to our certificate of incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director’s duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases that are unlawful under Delaware law or any transaction in which a director has derived an improper personal benefit. In addition, we intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of the person’s services as one of our directors or executive officers. The costs associated with providing indemnification under these agreements could be harmful to our business.

Provisions of our certificate of incorporation could delay or prevent change of control.

Our certificate of incorporation currently authorizes our Board of Directors to issue up to 5,000,000 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. The designation of preferred stock in the future could make it difficult for third parties to gain control of our company, prevent or substantially delay a change in control, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock or preferred stock.

You should not rely on an investment in our securities to provide dividend income, as we currently do not plan to pay any dividends in the foreseeable future. Instead, we plan to retain earnings, if any, to maintain and expand our operations. Accordingly, investors must rely on sales of our securities after price appreciation, which may never occur, as the only way to realize any return on their investment.

The market price of our Common Stock is volatile.

The publicly traded shares of our Common Stock do not have significant trading volume, and experience significant price and volume fluctuations. This market volatility could reduce the market price of our Common Stock, regardless of our operating performance. In addition, the trading price of our Common Stock could change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our competitors, factors affecting our market generally and/or changes in national or regional economic conditions, making it more difficult for shares of our Common Stock to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the markets in which we compete.

Future sales of our Common Stock in the public market or the issuance of our Common Stock or securities convertible into our Common Stock could adversely affect the trading price of our Common Stock.

Any additional issuances of any of our authorized but unissued shares of Common Stock or blank check preferred stock will not require the approval of stockholders and will have the effect of further diluting the equity interest of stockholders.

We may issue Common Stock or preferred stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks, or investors in order to achieve more favorable terms from these parties and align their interests with our common equity holders, to management and/or employees to reward performance to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our Common Stock, the perception that such sales could occur or the availability for future sale of shares of our Common Stock or securities convertible into or exercisable for our Common Stock could adversely affect the market prices of our Common Stock prevailing from time to time. The sale of shares issued upon the exercise of our derivative securities could also further dilute the holdings of our then existing stockholders, including holders of the convertible notes that receive shares of our Common Stock upon conversion of their notes. In addition, future public sales of shares of our Common Stock could impair our ability to raise capital by offering equity securities.

Our Common Stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our Common Stock is currently traded, but with very low, if any, volume, based on quotations on the OTC Bulletin Board and the OTCQB tier of OTC Markets, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors including the fact that we are a small company which is still unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our securities until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations, or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that trading levels will be sustained.

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Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer, (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases, (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons, (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers, and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may make it difficult for our stockholders to sell their shares.

Our Common Stock is considered a “penny stock,” which is generally defined as any equity security that has a minimum bid price of less than $5.00 per share and that is not listed for trading on a national stock exchange. This classification adversely affects the market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of stockholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus or in materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) contains or may contain forward-looking statements. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. In some cases, forward-looking statements may contain terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “will,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our marketing partners and members; demand for our website and changes in our membership ranks; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims. Forward-looking statements reflect our current views with respect to future events and are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference or that we file or furnish as exhibits to the registration statement of which this prospectus forms a part completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Security Holders. All of the net proceeds from the resale of the Shares will go to the Selling Security Holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Shares for the Selling Security Holders; however, we have not agreed to pay for sales commissions or other expenses applicable to the sale of the Shares by the Selling Security Holders.

We may, however, receive proceeds in the event that some or all of the Warrants held by the Selling Security Holders are exercised for cash. To the extent that the Selling Security Holders exercise, for cash, all of the Warrants covering the Warrant Shares registered for resale under this prospectus, we would receive approximately $1,624,004 in the aggregate from such exercises. However, the holders of the Warrants may elect to exercise the Warrants on a “cashless exercise” basis, in which case we will not receive any proceeds from such exercises. We anticipate that the proceeds from the exercise of such Warrants, if any, will be used for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the Shares may actually be sold by the Selling Security Holders will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Security Holders and buyers of the Shares in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Certain of the Selling Security Holders are offering for resale the Warrant Shares underlying the Warrants. To the extent such Warrants are exercised, our existing stockholders will experience dilution to their ownership interests in us.

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DESCRIPTION OF BUSINESS

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents and grandchildren. We primarily target the approximately 65 million grandparents in the U.S., but we also target the approximately 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

General

We were incorporated under the laws of Delaware in May 1996. Prior to the sale of substantially all of our assets to Emerald Star Holdings, LLC (“Emerald Star”), we were formerly a provider of specialty reference laboratory services to the pharmaceutical, biotechnology, and diagnostics industries. On August 31, 2011 we sold all of our former business and operating assets to Emerald Star and Emerald Star assumed substantially all of the liabilities related to such assets and our former business. In connection with the closing, we changed our corporate name to NorWesTech, Inc.

From September 1, 2011 until the Closing Date, we had no active operations and our assets primarily consisted of the net cash proceeds we received from the sale of our former business and certain dormant technology and intellectual property held by our subsidiaries. During this time, our primary focus was to seek an acceptable operating company with which to complete a business combination.

On December 30, 2011, we entered into a non-binding letter of intent with GP.com LLC regarding a proposed transaction. In connection with the non-binding letter of intent, we provided a $500,000 bridge loan to GP.com LLC secured by a first priority security interest in all of the assets of GP.com LLC, which was assumed by us pursuant to the Transaction and then cancelled.

On the Closing Date, we entered into the Contribution Agreement with GP.com LLC and consummated the Transaction pursuant to which GP.com LLC contributed substantially all of its assets to us in exchange for our assumption of certain liabilities of GP.com LLC and our issuance to GP.com LLC of one (1) share of Series A Convertible Preferred Stock and the GP Warrant. As more fully described below, on May 9, 2012 the one share of Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of Common Stock, which such shares represent approximately 65% of our voting securities as of the date of this prospectus. On the Closing Date, our former directors and officers resigned upon the closing of the Transaction and the designees of GP.com LLC were appointed to fill the vacancies created by such resignations. As a result of the Transaction, we now own and operate the www.grandparents.com website and own all of the related trademarks and intellectual property. Immediately following the Transaction, GP MergeCo, Inc., a wholly owned subsidiary of the Company, was merged with and into the Company and in connection with the merger we changed our name to Grandparents.com, Inc. We also changed our corporate address to 589 Eighth Avenue, 6th Floor, New York, New York and our telephone number to 646-839-8800.

GP.com LLC was formed as a Florida limited liability company on April 20, 2010, under the name of “Grandparents Acquisition Company, LLC” for the purpose of acquiring the grandparents.com domain name, trademarks and related business assets from GPOC Holdings, LLC (“GPOC”). Pursuant to an Asset Purchase Agreement by and between GP.com LLC and GPOC (the “2010 Purchase Agreement”), effective May 2010, GP.com LLC acquired substantially all of the assets and assumed certain liabilities of GPOC in exchange for the issuance of 3,000,000 Class A Units of GP.com LLC to GPOC, then representing a 30% ownership in GP.com LLC (the “2010 Purchase Transaction”). In connection with the 2010 Purchase Agreement, the managing members of GP.com LLC received a 68% ownership interest in GP.com LLC in exchange for the payment by them of transaction costs. In addition, in connection with the 2010 Purchase Agreement, a member of GPOC contributed $250,000 in cash in exchange for a 2% ownership interest in GP.com LLC.

On the Closing Date and simultaneously with the closing of the Transaction, we completed the Private Placement of 3,000,000 shares of our newly designated Series B Convertible Preferred Stock for aggregate gross proceeds to the Company of $3,000,000. As more fully described below, on May 9, 2012, the 3,000,000 shares of Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of Common Stock.

As of the Closing Date, we did not have a sufficient number of authorized shares of Common Stock available for issuance upon the conversion of the Series A and Series B Convertible Preferred Stock and other securities exercisable for shares of our Common Stock. As a result, we agreed to file an amendment to our certificate of incorporation to increase the authorized number of shares of Common Stock to 150,000,000 shares. On the Closing Date and immediately following the simultaneous closing of the Transaction and Private Placement, our Board of Directors and GP.com LLC, which then owned approximately 65% of the voting securities of the Company, approved such amendment. On May 9, 2012, we filed a Second Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of our capital stock to 155,000,000, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the “Amendment”). Upon filing of the Amendment, the one share of Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of Common Stock and the 3,000,000 shares of Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of Common Stock.

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We have incurred significant losses and negative operating cash flow from inception and may continue to incur significant losses and negative operating cash flow into the future. For the year ended December 31, 2011, we had a net loss of approximately $2.9 million and used approximately $1.1 million in cash for operating activities. For the three months ended March 31, 2012, we had a net loss of approximately $4.5 million and used approximately $0.9 million in cash for operating activities. In addition, as of December 31, 2011 we had a working capital deficit of approximately $1.8 million. As of March 31, 2012, we had working capital of approximately $2.8 million. Accordingly, our independent registered public accounting firm has issued an audit report on our 2011 financial statements that included an explanatory paragraph referring to our net losses, negative cash flows from operations and working capital deficiency and expressing substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Market

Grandparents are one of the largest demographic groups in the U.S. The number of grandparents has been increasing since 2000 at an annual growth rate of more than twice the annual growth rate for the total U.S. population. By 2010, it is estimated that there were approximately 65 million grandparents in the U.S and studies show that by 2020 there will be 80 million grandparents in the U.S. with nearly one-in-three adults being a grandparent. Households ages 45+ represent approximately 60% of total U.S. household income. In 2010, U.S. households headed by consumers in the age 45+ and 55+ markets purchased over $3 trillion and $2 trillion of goods and services, respectively. We believe the data demonstrates that grandparents are powerful drivers of the U.S. economy.

Our Website

Our website now has over 700,000 members, representing a nearly twofold increase since February 2012. Our website offers advice, recipes, travel tips and recommended activities for grandparents, boomers and seniors. Members of our website have access to a range of features including groups, discussions, blogs, games, photo sharing and video chat applications. Members also have access to discounts and other benefits offered through our Benefits Club. We also distribute an electronic newsletter to our members and maintain a social network with dozens of groups and thousands of participants. In 2010, Examiner.com ranked our website second among commercial websites serving the age 50+ demographic markets. In January 2011, we launched the Grandparents.com Benefits Club through which our marketing partners offer discounts and other benefits to our members on a variety of consumer products and services. We intend to offer a variety of financial and insurance products through the Benefits Club through partnerships with finance and insurance companies. However, we have not entered into any formal agreements with any finance or insurance companies as of the date of this prospectus.

We are now focused on creating multiple revenue streams driven primarily by the Benefits Club while continuing to nurture the vertical grandparent-parent-grandchild niche on which the website was founded. We believe substantial opportunity exists to partner with marketing and commercial sponsors who wish to engage directly with our market through the Benefits Club. We believe that our new focus will attract more visitors which we believe will in turn attract more marketing and commercial sponsors which we expect will result in multiple new revenue streams.

Our growth strategy is based, in part, on an aggressive membership drive and celebrity endorsements that we hope to attract. Through our growth strategy, we hope to increase our membership base to one million lifetime members by the end of 2012 and achieve over 20 million members within the next ten years.

In 2010, our website averaged approximately 800,000 unique monthly visitors (an aggregate of approximately 10 million in 2010). However, the average of unique monthly visitors decreased in 2011 to approximately 410,000. In 2011, we significantly decreased the marketing spend of our predecessor, which we believe did not result in meaningful visits to its website. Instead, we focused in 2011 on obtaining an audience that was more engaged in the website. Under that new strategy, we believe we now receive more meaningful page views per visit. Through March 31, 2012, our average of unique monthly visitors was approximately 420,000. In April and May 2012, our average of unique monthly visitors was approximately 500,000.

We are rebranding our website in an effort to attract new members. We anticipate launching our rebranded website and other initiatives, including a mobile-based application, on Grandparents Day, September 9, 2012. Until the launch of the rebranded website, our website will remain operational in its current format. Our rebranded website will focus on the four actions we encourage members to take as they interact with our content: Learn, Discuss, Share, and Save.

•	Learn will encompass all of our editorial content, including feature articles, columns, recipes, activity ideas, health and financial advice. Content will be “pushed,” or broadcast, beyond our website through Facebook, Twitter, and our syndication partners to attract more visitors to our website. Our current syndication partnerships include AOL, Huffington Post, Tribune, Meredith, Manhattan Media, and Yahoo Shine. All such partnerships are content swap based.

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•	Discuss will include our “Groups” community and user comments to articles posted on our website. In Groups, thousands of users discuss important issues such as family conflict, grandparent rights, health and shared interests such as religion, cooking, and special-needs grandchildren. We believe the rebranded website will improve this functionality by allowing users to comment on articles using their Facebook accounts. Tying a user’s membership login to that member’s Facebook account will enable us to simultaneously distribute our content on that user’s Facebook page, which we believe will attract the attention of the user’s Facebook friends, and eventually drive more visitors to our website. Popular Facebook comments and most-active group discussions will be promoted throughout our website which we believe will drive more people into discussions and further encourage engagement within our user community.

•	Share will allow users to share photos and other mementos. Built-in social-media integration will make it simple for users to extend their “Shares” to their outside networks.

•	Save will incorporate the Grandparents.com Benefits Club, Book Shop, Toy Store, Image Store and other initiatives, including discounts and cash rebates on products. We intend to expand the reach of the Grandparents.com Benefits Club by syndicating membership through other websites.

Grandparents.com Benefits Club

The Grandparents.com Benefits Club offers discounts and other benefits to our members on a variety of consumer products and services including insurance, financial and other products and services provided by our marketing partners. Marketing partners are asked to provide deals on their products or services that are better than they otherwise provide on the Internet. We expect that the Benefits Club will eventually provide discounts on a variety of insurance products (life, health, disability, property, casualty, auto, travel) and financial products (annuities, personal investments, mutual funds, mortgages, reverse mortgages, retirement plans), travel (safaris, bike tours, cruises, hotels, car rentals), entertainment, dining, and online shopping (jewelry, toys, apparel, gifts, etc.). In order to initially attract marketing partners to our Benefits Club, we deferred executing revenue sharing agreements with our marketing partners. This strategy enabled us to engage over 250 marketing partners as of March 31, 2012 with whom we maintain a direct relationship. Approximately every sixty (60) days, we have discussions with each of these marketing partners about potential new deals, ways in which they can become further engaged with our website and co-marketing and other promotional opportunities. We also have relationships with approximately fifty (50) other marketing partners, with whom we do not maintain direct or regular contact.

We offer our marketing partners exposure for their deals and giveaways on our website, our electronic newsletter, on Facebook and through Twitter. We send our newsletter to our members multiple times a week. Our Facebook promotions are viewable daily by our approximately 33,000 Facebook “fans.” Our daily tweets are viewable by our approximately 5,300 followers. Additional website “real estate” is reserved for deals and giveaway promotions on our home page as well as on the site-wide right rail promotional space. To maintain a more regular flow of repeat traffic to the Benefits Club area, we promote products and services that members can purchase more often (books, gifts, jewelry, toys, apparel, vitamins, eyewear, flowers, and more). We also promote travel partners (hotels, cruise ships, car rentals), entertainment opportunities (theaters, circuses, and amusement parks) and education services (for both adults and children).

The Benefits Club business model is similar to that of AARP Services, Inc., a marketing arm of AARP. According to AARP, AARP is the largest membership organization in the U.S. and its affiliates serve approximately 40 million members with discounts on insurance, financial, travel, health and other products and services. According to AARP, AARP Services, Inc. and its affiliates generated more than $10 billion dollars in 2011 in insurance premiums for its marketing partners and received over $700 million dollars in royalties in 2011 from various sources. According to AARP, these figures represent in excess of $250 per member per year in gross revenues generated by AARP for its insurance marketing partners and approximately $17 per member in commercial royalties. Currently, AARP charges a fee of $16 for an annual membership, including a spouse or significant other. Unlike AARP, we are not a social welfare advocate or lobbyist organization and do not take a position on political or social issues.

We seek to apply the AARP business model to our business by engaging marketing partners, particularly in the insurance and financial industries, in a strategic relationship in which our website will become a co-brand for marketing insurance and financial products. The lines we intend to market will include traditional insurance products – health, life, personal lines and specialty, and over time, we plan to also market family-oriented insurance products, with family discounts.

We believe opportunity exists for us to develop relationships with insurance and financial service companies that do not do business with AARP and that are interested in increasing their market share in the age 50+ market by associating with us. We believe we can become a meaningful marketing force in the age 50+ markets by teaming with insurance companies and financial institutions who are not currently exclusive sponsors at AARP. We anticipate, in the same manner that AARP’s exclusive marketing partners work with AARP, that our sponsors will market their insurance products with us.

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We have entered into initial discussions with a select number of national insurance companies focused on the lines we plan to make available to our members. We have also entered into initial discussions with a major financial services company to offer annuity, mutual fund, retirement planning and other financial products and services through us. We have not entered into any formal agreements with any insurance or financial services companies as of the date of this prospectus.

We formed Grandparents Health Plans, LLC (“GHP”) which we expect will be operated as a joint venture with Denver Management Associates, Inc. Through GHP, we expect to offer health, accident and life insurance products in over 40 states in which GHP is now authorized to do business as an independent insurance agency. We also plan to offer Medicare Supplement insurance, individual health, long term care, life, dental, vision and other health insurance products commencing in the fall of 2012. We expect to offer insurance products in association with several U.S. insurance companies with whom negotiations are in progress as of the date of this prospectus.

Grandparents.com Book Shop

In the fourth quarter of 2011, we launched the Grandparents.com Book Shop. The Book Shop features over one million book titles, including e-books, and approximately 400,000 CD/DVD’s. Order fulfillment is done by Baker-Taylor Ltd., the largest independent wholesale book distributor in the U.S., under our name. We will receive a commission of 3.5% of all sales through the Book Shop. We did not generate any revenue from the Book Shop in 2011.

Grandparents.com Mobile Application

In May 2012, we engaged an application development company to help us create an application for smartphone and other mobile users. We believe that a mobile-based application will help us broaden user engagement and help increase our user base by making our content more accessible and useful. The mobile-based application will allow users to socially interact with other users by uploading photos and videos, commenting, following and sharing via the “mobile web.” In addition, mobile users will be able to view website articles and other content in a mobile friendly format. We hope to launch our mobile application simultaneously with the launch of our rebranded website.

Grand Card

We plan to enter into a joint venture that will launch an innovative debit card program, “Grand Card,” which will provide pharmaceutical rebates from manufacturers directly to consumers at pharmacies nationwide. We expect to launch the Grand Card in 2013. Although we are in discussions with a prospective partner, no formal agreements have been entered into with respect to this rebate card program as of the date of this prospectus.

GrandCorps

We have established the “GrandCorps” which has the purpose of promoting charitable, educational, philanthropic and other eleemosynary causes. We have also established the American Grandparents Association (the “Association”). The Association will focus on issues facing “grand families” (those families in which grandparents raise their grandchildren) and grandparents that are estranged from their grandchildren. The Association is intended to serve as a resource for grandparents to learn about their legal rights and to share their grandparenting challenges and experiences with other grandparents. We expect to dedicate a special section of our website to the Association, which will complement and enhance existing content.

Sources of Revenue

Historically, we have generated revenue through the sale of advertisements on our website. We intend to expand our revenue sources to include royalties on offerings by our insurance, financial services and other marketing partners in the Benefits Club, commissions on book sales in the Book Shop and from other sources.

We expect that the Benefits Club will be our primary revenue source in the future. However, as of the date of this prospectus, we have not yet generated any revenue through the Benefits Club. In 2011, in order to accelerate the buildup of partners in the Benefits Club, we accepted pilot programs and waived revenue sharing arrangements. Through this pilot program, we attracted more than 300 marketing partners as of the date of this prospectus. As we build our audience and membership base, we will seek to enter into revenue sharing arrangements with existing and new marketing partners. We expect that each revenue sharing arrangement will be negotiated based on the category of the product and service and the accompanying discount or benefits offered to our members. There can be no guarantee that we will be able to enter into revenue sharing arrangements with our insurance, financial services or other marketing partners or that, if we are, the terms of such arrangements will be on terms advantageous to us. To the extent we are able to enter into revenue sharing agreements, revenues, if any, from such arrangements may be limited in the near term.

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Marketing

In order to pursue accelerated membership growth, and concomitantly the development of our royalty revenue base from our marketing partners, we believe we must engage in a broad public relations and viral marketing campaign in 2012 and continue the program going forward. We expect that celebrity endorsements will also be part of this program, however we have not entered into any agreements with celebrities as of the date of this prospectus. Growth of our membership base is also dependent on our ability to solicit significant marketing dollars from our marketing partners and to effectively allocate marketing efforts on television, print, Internet and other media. In addition, off site advertising and public relations is important to drive prospective members to our website.

In addition to our website, we plan to market insurance plans through the following channels, with the marketing budget allocations and placements to be agreed upon with each insurance partner’s marketing agency:

•	Television and radio
•	Internet - Age 50+ sites and various sites of particular interest to this segment
•	Insurance agencies and independent agents nationwide
•	Print - Newspapers, magazines
•	Direct Mail - Subscriber and acquired lists
•	Groups - Unions, corporations, associations, membership groups

For advertising sales, direct and outsourced sales teams focus on advertising agencies, large brand advertisers and performance advertisers that want to target the age 50+ market. We use our marketing solutions to launch and manage their advertising campaigns.

Content Syndication

We syndicate content from time to time to other major sites or portals that reach our demographic and we are working to expand this initiative in 2012. We believe this strategy broadens the reach of our website and establishes our website as the authority on “grandparenting.” Through syndication, we believe our website gains attention as a place for content on all things that relate to grandparents. We seek to convert first-time visitors to members of our website. Some of our recent content-exchange relationships have been with AOL/Huffington Post, Tribune newspapers, and Yahoo. Although we do not receive fees for our syndicated content, we believe that content syndication indirectly generates revenue by increasing traffic to our website.

Marketing Partnerships

We intend to increase traffic to the Benefits Club through affiliate marketing partnerships. These newly-created partnerships will be incentivized to promote the Benefits Club on their own websites by a revenue share. We expect that partner sites generating sales through their own traffic-driving efforts will be entitled to receive a to-be-determined percentage of the revenues earned from such sales.

Social Media

Social media activity is a key component in driving visitors to our website and increasing our membership base.

Facebook. Facebook is used to attract visitors to our website and new members. Content from our website and from around the Internet is posted on our Facebook page. In addition, we use our Facebook page to cross-promote the products and services of our marketing partners in exchange for their help driving traffic to the Benefits Club by their own means. According to Facebook’s engagement rate formula, we have an engagement rate of 22.7%. The engagement rate formula seeks to measure how well fans interact with content, taking into account Likes, Comments and Shares compared to the total number of fans. We believe our engagement rate demonstrates that our fans are highly engaged with our content. Since we began marketing the Benefits Club on Facebook, our engagement there has grown from approximately 4,400 active users before June 2011 to more than 33,000 active “fans” as of June 1, 2012 – a 650.0% increase. In addition, our total number of page views has grown from approximately 12,640 daily post views before June 2011 to approximately 49,700 daily post views as of June 2012, an increase of 293.2% .

Twitter. We primarily use our Twitter feed as a business-to-business platform, meaning that we “tweet” specifically to the brands we want to partner with for the Benefits Club. We believe Twitter is more effective in getting the attention of a potential marketing partner than through traditional channels. We began actively using Twitter to source marketing partnerships in July 2011. Since that time, we have achieved a 1,525% increase in followers from 326 to approximately 5,300 followers as of June 1, 2012. Twitter reports that each of our tweets garners an average of more than 5,500 impressions.

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YouTube. Our website became an official YouTube partner in December 2011. Our YouTube channel had more than 4.9 million video views as of December 31, 2011 and 6.1 million video views as of June 1, 2012, a 24% increase. We utilize YouTube to conduct video contests from time to time, with each contest having a different theme. Contest participants can submit video clips and winners will receive various prizes from us or our promotional partners.

Pinterest. We created our first Pinterest board in January 2012. As of June 1, 2012, we have created 16 boards and gained 270 followers. Similar to our YouTube contests, we utilize Pinterest to conduct themed contests in which our followers can submit pictures. Contest winners will receive various prizes from us or our promotional partners.

Technology Infrastructure

Our website’s technology platform is designed to create an engaging experience for our members. We are working to scale the site in order to deploy it for the surge in membership we anticipate will occur as we announce new social media products and services and new business relationships and strategic alliances. We intend to employ technological innovations whenever possible to increase efficiency and to be able to properly scale our business.

We developed our website and related infrastructure with the goal of maximizing the availability of our website to our members and marketing partners. Our website and related infrastructure, content management system and data storage are hosted by, and the material data center facilities are provided by, Amazon pursuant to a master service agreement we maintain with our web and content management system developer, Mediapolis, Inc.

Our website is hosted in the Amazon Cloud in two geographically different Amazon server centers in Virginia. Each of these two “instances” of the website has both the content database as well as the content management system with one version of the database used to power the site and the other as a backup.

Intellectual Property

We protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We control access to our proprietary technology, in part, by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition to these contractual arrangements, we also rely on a combination of trade secret, copyright, trademark and trade dress to protect our intellectual property. We pursue the registration of our domain names, trademarks, and service marks in the U.S. Our registered trademarks in the U.S. include “Grandparents.com” and the “Grandparents.com It’s great to be grand” design mark, as well as others.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the U.S. or other countries in which our products and solutions are or may in the future be distributed. Also, the efforts taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or its ability to compete. Also, protecting such intellectual property rights may be costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm operating results.

Companies in the Internet, social media technology and other industries may own large numbers of patents, copyrights, and trademarks and may frequently request license agreements, threaten litigation, or file suit against other companies based on allegations of infringement or other violations of intellectual property rights. There are no such claims against us and none are threatened as of the date hereof.

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Competition

We face significant competition in all aspects of our business. Specifically, we compete for members, advertisers and partners. The bases upon which we compete differ among these areas as discussed below.

•	Members. We have modeled our Benefits Club in part after our principal competitor, the AARP member benefits program. AARP has approximately 40 million members and substantially greater financial and other resources than we have. There are other sites seeking to grow in the age 50+ markets, including the 60 Plus Association, American Seniors Association, and The Association of Mature American Citizens. Other companies such as Facebook, Google, Microsoft and Twitter could develop competing offerings. These companies also could partner with third parties to offer products and services that could compete with the products and services we offer. We intend to compete primarily on the basis of the value and relevance of the products for our members, ease of use and availability of our website.

•	Advertising and Marketing. With respect to advertising, we compete with online and offline outlets that generate revenue from advertisers and marketers. In this area, we compete to attract and retain advertisers by giving them access to the most relevant and targeted audiences for their products or services.

Other companies could develop more compelling offerings that compete with our website and adversely impact our ability to obtain and retain our members. Additionally, companies that currently focus primarily on social networking could expand into our space or users of social networks could choose to use, or increase the use of, those networks.

We believe that we have competitive strengths that position us favorably in our markets, particularly our URL, grandparents.com. However, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on the age 50+ market and could directly compete with us.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the U.S. and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post our privacy policy and user agreement on our website which describe practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including jurisdictions where we have no local entity, employees or infrastructure.

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Employees

We believe we have assembled a talented group of employees and we strive to hire well-qualified employees to help address the challenges that we face. As of the date of this prospectus, we have twenty-four (24) employees and a number of interns. From time to time, we may also engage consultants and advisors as we deem appropriate. We intend to increase staffing in our internal audit and financial reporting functions to comply with our increased public company reporting obligations, management functions and in other areas commensurate with the success of our marketing programs and marketing partnerships.

Properties

We do not own any real property. Upon closing of the Transaction, we assumed GP.com LLC’s lease of approximately 5,000 square feet in its headquarters located at 589 Eighth Avenue, 6th Floor, New York, New York. The lease expires in 2013. Our monthly rent payment under the lease is currently $13,667 per month. Steven E. Leber and Joseph Bernstein have personally guaranteed our performance of the lease. We believe that our properties are generally suitable to meet our needs for the foreseeable future. However, we will continue to seek additional space as needed to satisfy our growth.

Following our asset sale on August 31, 2011, we had an arrangement with Emerald Star for us to continue using its office located at 220 West Harrison Street, Seattle, Washington 98119 as our mailing address and for holding our corporate records. Upon closing of the Transaction, we terminated this arrangement.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no material legal proceedings currently pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis is based on, should be read with, and is qualified in its entirety by, the accompanying audited consolidated financial statements for the years ended December 31, 2011 and 2010 and related notes thereto and the unaudited condensed consolidated financial statements for the three months ended March 31, 2012 and 2011 and related notes thereto included in this prospectus. The following discussion and analysis should also be read in conjunction with the disclosure under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” contained in this prospectus.

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents and grandchildren. We primarily target the approximately 65 million grandparents in the U.S., but we also target the approximately 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

Recent Developments

Asset Contribution Transaction

On the Closing Date, we entered into the Contribution Agreement with GP.com LLC. Under the terms of the Contribution Agreement, GP.com LLC contributed substantially all of its assets to us in exchange for our assumption of certain liabilities of GP.com LLC and our issuance to GP.com LLC of one share of our Series A Convertible Preferred Stock and the GP Warrant. We now own the grandparents.com domain name, other related domain names, trademarks and related assets formerly owned by GP.com LLC. As a result of the Transaction, GP.com LLC became the holder of a majority of our voting securities. In addition, our former directors and officers resigned and the designees of GP.com LLC were appointed to fill the vacancies created by such resignations. Accordingly, the Transaction resulted in a change of control of the Company.

Private Placement

On the Closing Date and simultaneously with the closing of the Transaction, the Company entered into a Securities Purchase Agreement with certain accredited investors for the issuance and sale in the Private Placement of 3,000,000 shares of the Series B Convertible Preferred Stock for aggregate gross proceeds to the Company of $3,000,000.

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Change in Fiscal Year

In connection with the Transaction, we changed our fiscal year end from June 30 to December 31.

Change in Corporate Name and Address

Immediately following the Transaction, GP MergeCo, Inc., a wholly owned subsidiary of the Company, was merged with and into the Company and in connection with the merger we changed our name to Grandparents.com, Inc. We also changed our corporate address to 589 Eighth Avenue, 6th Floor, New York, New York and our telephone number to 646-839-8800.

Increase in Authorized Capital Stock and Conversion of Series A and Series B Convertible Preferred Stock

On May 9, 2012, we filed a Second Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of our capital stock to 155,000,000, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share. Upon filing of the Amendment, the one share of the Company’s Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of Common Stock and the 3,000,000 shares of the Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of Common Stock.

Business Overview

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations, and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents, and grandchildren. We primarily target the approximately 65 million grandparents in the U.S., but we also target the approximately 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

In 2010, Examiner.com ranked our website second among commercial websites serving the age 50+ demographic markets. Our website now has over 700,000 members, representing a nearly twofold increase since February 2012. In January 2011, we launched the Grandparents.com Benefits Club through which our marketing partners offer discounts and other benefits to our members on a variety of consumer products and services. We intend to offer a variety of insurance products through the Benefits Club through partnerships with insurance companies. However, we have not entered into any formal agreements with any insurance companies as of the date of this prospectus. We have also commenced discussions with a potential partner regarding the formation of a joint venture to launch a debit card program which will provide rebates from manufacturers directly to consumers. As of the date of this prospectus we have not entered into any formal agreements with respect to this program.

We are focused on rebranding our website, attracting new members and developing new revenue streams. Accordingly, management does not believe past results are indicative of future performance. We anticipate launching our rebranded website and other new initiatives, including a mobile-based application, on Grandparents Day, September 9, 2012. Until the launch of the rebranded website, our website will remain operational in its current format.

Historically, we generated revenue through the sale of advertising on our website. Although we expect to continue generating revenue from advertisements, we are now focused on creating multiple revenue streams.

As of March 31, 2012, we have not generated any revenue through the Benefits Club. In order to initially attract marketing partners to the Benefits Club, we deferred entering into revenue sharing arrangements with our marketing partners. As a result, however, we were able to attract more than 300 marketing partners as of March 31, 2012. We ultimately expect to receive a share of the revenue received by marketing partners who offer products and services to our members. We will seek to enter into revenue sharing arrangements with our marketing partners in 2012. To the extent we are able to enter into revenue sharing agreements with our marketing partners, revenues, if any, from such arrangements may be limited in the near term.

In addition, we have entered into initial stages of discussions with a select number of national insurance companies focused on the insurance lines we plan to make available to our members – primarily health, life, long term care, auto and home. We have also entered into initial stages of discussions with a major financial services company to offer annuity, mutual fund, retirement planning and other financial products and services through us.

In the fourth quarter of 2011, we launched the Book Shop. Order fulfillment takes place through Baker-Taylor Ltd. under our name and we receive a commission of 3.5% of all sales. We expect the Book Shop to compete with major online booksellers. As of March 31, 2012, we have not generated significant revenue through the Book Shop.

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Certain Factors Affecting our Performance

In addition to the Risk Factors discussed elsewhere in this prospectus, we consider the following to be significant factors affecting our future performance and financial results.

Our Ability to Attract and Retain Members. We must attract and retain members in order to increase revenue and achieve profitability. We expect revenue to be generated primarily from the purchase of products and services by our members offered in the Grandparents.com Benefits Club, advertisements on our website and, in the future, membership fees. If we are unable to attract and retain members, we may not be able to attract marketing and commercial sponsors to the Benefits Club. Likewise, if we cannot attract and retain members, we may not be able to attract advertisers to our website.

Our Ability to Enter into Revenue Sharing Agreements with our Marketing Partners. We must attract, retain and enter into revenue sharing agreements with marketing and commercial sponsors in order to increase revenue and achieve profitability. If marketing and commercial sponsors do not find our marketing and promotional services effective or do not believe that utilizing our website provides them with increases in customers, revenue or profit, they may not make, or continue to make, offers through our website in which case we may sell fewer products and services through the Benefits Club.

Competition. We compete with companies in the social networking industry such as Facebook, Twitter and Google and other companies that specifically target the age 50+ market, in particular AARP. These competitors compete with us for visitor traffic, members, advertising dollars and partners, including marketing and commercial sponsors, and many of our competitors have competitive advantages over us. It is also possible that new competitors may emerge and acquire significant market share.

Additional Financing. To effectively implement our business plan, we may need to obtain additional financing. If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members and increase our office space and operations all of which we believe would result in the generation of revenue and development of our business.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including, among others, those affecting revenue, the allowance for doubtful accounts, and the useful lives of tangible and intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates.

We have identified below some of our accounting policies that we consider critical to our business operations and the understanding of our results of operations. This is neither a complete list of all of our accounting policies, nor does it include all the details surrounding the accounting policies we identified, and there are other accounting policies that are significant to us. For detailed information and discussion on our critical accounting policies and estimates, see our financial statements and the accompanying notes included in this prospectus. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed below and elsewhere in this prospectus. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances. See “Cautionary Note Regarding Forward-Looking Statements” contained in this prospectus.

Revenue Recognition

We recognize revenue from arrangements with advertisers and third-party affiliates, generally on the basis of impressions, at an agreed upon cost per thousand impressions (“CPM”). This revenue is recognized on a net basis in the period in which the impressions occur. Revenue is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition. We consider amounts to be earned when persuasive evidence of an arrangement exists, delivery of services has occurred, price is fixed or determinable, and collectability is reasonably assured.

Fair Value of Financial Instruments

Our financial instruments consist mainly of cash, short-term accounts receivable, and payables. We believe that the carrying amounts approximate fair value due to their short-term nature and market interest rates.

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Equity-Based Compensation

We account for equity-based awards to employees and others at fair value, measured at the grant date (based upon an estimate of the fair value of the compensation granted) and recorded to expense over the requisite service period, which generally is the vesting period. Fair value of equity-based compensation arrangements are estimated using the Black-Scholes option pricing model.

Impairment of Long-Lived Assets

We assess the impairment of long-lived assets, which include property and equipment and identifiable intangible assets, whenever events or changes in circumstances indicate that such assets might be impaired and the carrying value may not be recoverable. Events and circumstances that may indicate that an asset is impaired may include significant decreases in the market value of an asset, a change in the extent or manner in which an asset is used, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces as well as other factors.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset are less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets. In testing for a potential impairment of goodwill, we will first compare the estimated fair value of each reporting unit with book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If, however, the fair value of the respective reporting units of the Company is less than book value, then we are required to compare the carrying amount of the goodwill with its implied fair value. The estimate of implied fair value of goodwill may require independent valuations of certain internally generated and unrecognized intangible assets such as its customer base, software and technology and trademarks. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized in an amount equal to the excess.

Results of Operations

The Transaction has been accounted for as a reverse acquisition whereby GP.com LLC is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The financial statements before the Transaction are those of GP.com LLC with the results of the Company being consolidated from the Closing Date.

The following discusses the results of operations and financial condition of the Company and its predecessor for the periods indicated below. Periods prior to consummation of the 2010 Purchase Transaction are sometimes referred to herein as “Predecessor Periods” and periods from and after the consummation of the 2010 Purchase Transaction are sometimes referred to herein as “Successor Periods.” “Predecessor” refers to GPOC. “Successor” refers to the Company.

We have separated our historical financial results into predecessor and successor periods, which is required under GAAP when there is a change in accounting basis as occurred when purchase accounting was applied to the acquisition of the business of GPOC following the 2010 Purchase Transaction. Management does not believe that Successor Periods are comparable to Predecessor Periods due to changes in management. However, we have provided combined Predecessor and Successor operating results (which is simply the arithmetic sum of the Predecessor and Successor amounts) for 2010 as a convenience solely for the purpose of facilitating comparisons of 2011 results with combined results for 2010. Although presenting 2010 on a combined basis may be helpful for purposes of evaluating operating results, the reader is cautioned that these are considered to be separate periods for financial reporting purposes and they should be evaluated separately.

In addition, we have provided unaudited pro forma statement of operations information for 2010 which gives effect to the 2010 Purchase Transaction as if such transaction took place on January 1, 2010. However, this unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the 2010 Purchase Transaction had actually occurred on that date. Management believes that the unaudited pro forma 2010 information is more appropriate for comparison to 2011 than the combined results of the Successor and Predecessor for 2010.

We do not believe our prior periods, particularly Predecessor Periods, are comparable to or indicative of our present and future operations. As discussed elsewhere in this prospectus, we are now focused on creating multiple new revenue streams through the Benefits Club and the Book Store whereas our prior operations derived revenue solely from advertisements.

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Three Months Ended March 31, 2012 and 2011

Revenue

Revenue for the three months ended March 31, 2012 decreased $56,201, or 45.7%, to $66,794 compared to $122,995 for the comparable period in 2011. Two advertising campaigns that commenced in the fourth quarter of 2010 continued to generate revenue in the first quarter of 2011. However, there was no such carryover effect from the fourth quarter of 2011 into the first quarter of 2012. Also, we experienced a decrease in direct sales in the first quarter of 2012 compared to the comparable period in 2011. As a result, our average CPM (cost per thousand views) rate decreased during the first quarter of 2012 compared to the comparable period in 2011. We also experienced a decrease in website traffic in the first quarter of 2012, which resulted in less inventory available for advertising compared to the first quarter of 2011.

Operating Expenses

Total operating expenses for the three months ended March 31, 2012 increased $3,734,421, or 460.5%, to $4,545,298 compared to $810,877 for the comparable period in 2011.

Selling and marketing. Selling and marketing expense increased $12,203, or 42.8%, to $40,726 for the three months ended March 31, 2012 compared to $28,523 for the comparable period in 2011. In February 2012, we engaged a public relations firm and paid $13,000 upon execution of the agreement.

Salaries. Salary expense increased $162,248, or 75.8%, to $376,408 for the three months ended March 31, 2012 compared to $214,160 for the comparable period in 2011. The increase was primarily due to salary paid to our Co-Chief Executive Officers and an increase in staff headcount compared to the prior 2011 period. In connection with the closing of the Transaction, we entered into an employment agreement with each of Messrs. Leber and Bernstein pursuant to which each receives a monthly salary of approximately $18,750. Prior to the closing of the Transaction, GP.com LLC did not pay salary directly to Messrs. Leber or Bernstein and instead paid a monthly management fee to an entity controlled by Messrs. Leber and Bernstein. As discussed below, payment of the monthly management fee ceased upon closing of the Transaction.

Rent. Rent expense increased $4,293, or 11.7%, to $41,000 for the three months ended March 31, 2012 compared to $36,707 for the comparable period in 2011.

Consulting. Consulting expense was $70,825 for the three months ended March 31, 2012. No consultants were utilized during the comparable period in 2011.

Equity-based compensation. Equity-based compensation expense increased $189,667, or 680.3%, to $217,546 for the three months ended March 31, 2012 compared to $27,879 for the comparable period in 2011. In the first quarter of 2012, we granted options to purchase 5,420,000 shares of our Common Stock to our officers, employees and consultants pursuant to the Grandparents.com, Inc. 2012 Stock Incentive Plan. The compensation expense recognized under this plan was $90,774 for the three months ended March 31, 2012.

At March 31, 2012, GP.com LLC had outstanding options to purchase 466,667 Class A units of GP.com LLC under its 2010 Stock Option Plan. In addition, GP.com LLC had outstanding warrants to purchase 437,500 Class A units of GP.com LLC. Since the employees and consultants to whom these options and warrants were granted continue to provide services to the Company, we continued to record an equity compensation charge of $28,582 during the three months ended March 31, 2012.

As of March 31, 2012, we also had 300,000 options outstanding under our 2005 Stock Incentive Plan. In accordance with the terms of the Contribution Agreement, these options became fully vested and exercisable as of the date of the Closing Date. Due to the immediate vesting provision, and since these employees no longer provide services to the Company, the Company recorded a charge in the amount of $98,190 during the three months ended March 31, 2012.

Management fees. Management fees decreased $50,000, or 33.3%, to $100,000 for the three months ended March 31, 2012 compared to $150,000 for the comparable period in 2011. GP.com LLC paid a monthly management fee to Leber-Bernstein Group, LLC, an entity controlled by Messrs. Leber and Bernstein (“LBG”), for management services provided to GP.com LLC prior to the closing of the Transaction. Two payments of $50,000 each were payable for the period ended March 31, 2012 compared to three payments of $50,000 each payable during the comparable period in 2011. The payments to LBG ceased upon the closing of the Transaction.

Transaction Costs. We incurred $2,924,592 in transaction costs for the three months ended March 31, 2012 due to the issuance of warrants to our investment banking advisor in connection with the Transaction. There were no transaction costs for the comparable period in 2011.

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Other general and administrative. Other general and administrative expense increased $427,360, or 313.6%, to $563,655 for the three months ended March 31, 2012 compared to $136,295 for the comparable period in 2011. The increase in other general and administrative expense was primarily attributable to legal, accounting and other professional fees related to the Transaction and as a result of being a public company.

Depreciation and amortization. Depreciation and amortization decreased $6,767, or 3.1%, to $210,546 for the three months ended March 31, 2012 compared to $217,313 for the comparable period in 2011.

Other Income (Expense)

Other expense was $14,428 for the three months ended March 31, 2012 compared to other income of $5,205 for the comparable period in 2011. Other expense for the 2012 period was comprised of interest expense of $20,922, offset by interest income of $3,226 and other income of $3,268.

Loss from Operations

Loss from operations for the three months ended March 31, 2012 was $4,492,932 compared to $682,677 for the comparable period in 2011.

Preferred Return Expense

Preferred return expense was $14,265 for the three months ended March 31, 2012 compared to $23,602 for the comparable period in 2011. Preferred expense for the 2012 period reflects preferred returns payable by GP.com LLC prior to the closing of the Transaction with respect to its Class A Preferred Units.

Net Loss

Net loss for the three months ended March 31, 2012 was $4,507,197 compared to $706,279 for the comparable period in 2011.

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Years Ended December 31, 2011 and 2010

	Successor		Predecessor
				Combined(1)			Pro Forma(2)
	2011	2010	2010	2010			2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5	January 1 to December 31	Pro Forma Adjustments	Notes (3)	January 1 to December 31
Revenue:
Advertising revenue	$478,133	$646,512	$111,543	$758,055	$-		$758,055
Total revenue	478,133	646,512	111,543	758,055	-		758,055

Operating Expenses:
Selling and marketing	104,323	246,838	444,300	691,138	-		691,138
Salaries	897,886	657,975	818,372	1,476,347	-		1,476,347
Rent	157,761	84,090	69,601	153,691	-		153,691
Consulting	6,270	6,005	10,000	16,005	-		16,005
Equity-based compensation	165,789	9,549	-	9,549	-		9,549
Transaction costs	-	4,250,000	-	4,250,000	(4,250,000)	[A]	-
Management fees	600,000	125,000	-	125,000	-		125,000
Other general and administrative	488,413	477,249	126,346	603,595	-		603,595
Depreciation and amortization	842,187	560,101	67,988	628,089	236,737	[B]	864,826
Total operating expenses	3,262,629	6,416,807	1,536,607	7,953,414	(4,013,263)		3,940,151

Other income (expenses):
Interest income (expense), net	(34,670)	18	-	18	-		18
Gain on purchase of business	-	3,565,408	-	3,565,408	(3,565,408)	[C]	-
Other income (loss), net	18,633	51,184	108,000	159,184	-		159,184
Total other income (expenses)	(16,037)	3,616,610	108,000	3,724,610	(3,565,408)		159,202

Loss from operations before preferred return	(2,800,533)	(2,153,685)	(1,317,064)	(3,470,749)	447,855		(3,022,894)

Preferred return expense	(94,408)	(26,080)	(137,572)	(163,652)	137,572	[D]	(26,080)

Net loss	$(2,894,941)	$(2,179,765)	$(1,454,636)	$(3,634,401)	$585,427		$(3,048,974)

(1)	The combination of Successor and Predecessor periods in 2010 is a non-GAAP measure. We have included the separate periods in this presentation to enable the comparative twelve month reconciliation of the information to our GAAP presentation in the financial statements.
(2)	The unaudited pro forma statement of operations information above was prepared in accordance with Rule 11-02 of Regulation S-X as promulgated by the SEC.
(3)	This column sets forth pro forma adjustments to our combined results of operations for 2010 as if the 2010 Purchase Transaction had occurred on January 1, 2010. The pro forma adjustments are as follows: [A] reflects the elimination of transaction costs that were incurred in connection with the 2010 Purchase Transaction; [B] reflects adjustments for amortization of intangible assets and depreciation of fixed assets as a result of the 2010 Purchase Transaction; [C] reflects the elimination of gain recognized from the purchase of the business acquired in the 2010 Purchase Transaction; and [D] reflects the elimination of preferred return expense due to the elimination of the Predecessor’s preferred equity upon closing of the 2010 Purchase Transaction.

Revenue

Revenue for 2011 decreased $279,922, or 36.9%, to $478,133 compared to $758,055 for the combined 2010 period. During 2011 and 2010, revenue was derived solely from advertisements on our website. In 2011, we reduced marketing expenditures which in turn resulted in a decrease in the number of visitors to our website in 2011 compared to 2010. As a result, we experienced a decline in revenue in 2011 compared to 2010.

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Operating Expenses

Total operating expenses for 2011 decreased $4,690,785, or 59.0%, to $3,262,629 compared to $7,953,414 for the combined 2010 period and decreased $677,522, or 17.2%, compared to $3,940,151 for the unaudited pro forma 2010 period.

Selling and marketing. Selling and marketing expense decreased $586,815, or 84.9%, to $104,323 for 2011 compared to $691,138 for the combined 2010 period. In 2011, we reduced our marketing spend due, in part, to reduced capital resources. In addition, in 2011 we allocated marketing dollars toward attracting more meaningful page impressions as opposed to generating a greater volume of page impressions.

Salaries. Salary expense decreased $578,461, or 39.2%, to $897,886 for 2011 compared to $1,476,347 for the combined 2010 period due to management’s decision to reduce payroll and staff headcount following the 2010 Purchase Transaction.

Rent. Rent expense increased $4,070, or 2.68%, to $157,761 for 2011 compared to $153,691 for the combined 2010 period. In the fourth quarter of 2010, we moved our office to a new location and entered into a new lease at a lower monthly rent payment.

Consulting. Consulting expense decreased $9,735, or 60.8%, to $6,270 for 2011 compared to $16,005 for the combined 2010 period. Following the 2010 Purchase Transaction, management reduced the usage of consultants.

Equity-based compensation. Equity-based compensation expense increased $156,240, or 1636.2%, to $165,789 for 2011 compared to $9,549 for the combined 2010 period. In the fourth quarter of 2010, GP.com LLC granted options to purchase 252,500 Class A Units under its 2010 Stock Option Plan to its officers and employees. In 2011, GP.com LLC issued warrants to purchase an aggregate of 437,000 Class A Units. GP.com LLC also granted options to purchase 220,000 Class A Units under its 2010 Stock Option Plan to its officers and employees. The options have an exercise price of $0.86 per Class A Unit and a grant-date fair value of $0.68 per option. The options expire five years from the date of grant. The options and warrants are recorded to expense over the requisite service period, which generally is the vesting period.

Transaction Costs. We incurred $4,250,000 in transaction costs for 2010 in connection with the 2010 Purchase Transaction. We had no such expense for 2011.

Management fees. Management fees increased $475,000, or 380.0%, to $600,000 for 2011 compared to $125,000 for the combined 2010 period. GP.com LLC paid a monthly management fee to LBG for management services provided to GP.com LLC. The monthly payments commenced in August 2010 and for 2010 were $25,000 per month compared to $50,000 per month in 2011. Only five payments of $25,000 each were payable during 2010 compared to twelve payments of $50,000 each payable during 2011. Also, in 2010 LBG agreed to a reduced fee so that GP.com LLC would have additional working capital immediately following the 2010 Purchase Transaction. The payments to LBG ceased upon the closing of the Transaction.

Other general and administrative. Other general and administrative expense decreased $115,182, or 19.1%, to $488,413 for 2011 compared to $603,595 for the combined 2010 period.

Depreciation and amortization. Depreciation and amortization increased $214,098, or 34.1%, to $842,187 for 2011 compared to $628,089 for the combined 2010 period and decreased $22,639, or 2.6%, compared to $864,826 for the unaudited pro forma 2010 period.

Other Income (Expense)

Other expense for 2011 was $16,037 compared to other income of $3,724,610 for the combined 2010 period and $159,202 for the unaudited pro forma 2010 period. Other income for the 2010 combined period included gain on purchase of business of $3,565,408 which was not present in 2011.

Loss from Operations

Loss from operations for 2011 was $2,800,533 compared to $3,470,749 for the combined 2010 period and $3,022,894 for the unaudited pro forma 2010 period.

Preferred Return Expense

Preferred return expense was $94,408 for 2011 compared to $163,652 for the combined 2010 period and $26,080 for the unaudited pro forma 2010 period. The Predecessor’s preferred equity was eliminated upon closing of the 2010 Purchase Transaction. In September 2010, GP.com LLC sold 918,000 Class A Preferred Units in exchange for $918,000 in cash. Holders of the Class A Preferred Units are entitled to a 10% cumulative return on the principal investment (“Minimum Annual Return”) and on unpaid Minimum Annual Returns.

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Net Loss

Net loss for 2011 was $2,894,941 compared to $3,634,401 for the combined 2010 period and $3,048,974 for the unaudited pro forma 2010 period.

Liquidity and Capital Resources

We raised approximately $3,000,000 in gross proceeds in the Private Placement, but before deducting any expenses incurred by us in connection with the Private Placement. After deducting expenses, we received approximately $2,600,000 in net proceeds from the Private Placement. We had cash of approximately $1,540,000 as of the closing of the Transaction prior to the net proceeds from the Private Placement. We expect to finance our operations over the next twelve months primarily through our existing cash and our operations. However, to effectively implement our business plan, we may need to obtain additional financing. If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members and increase our office space and operations all of which we believe would result in the generation of revenue and development of our business. We cannot be certain that financing will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Pursuant to the Contribution Agreement, on the Closing Date the Company entered into promissory notes with certain of its newly appointed directors and officers with respect to certain liabilities of GP.com LLC that we assumed in connection with the Transaction. Specifically, we entered into the following:

•	Amended and Restated Promissory Note in favor of Steven E. Leber, a Managing Director of GP.com LLC and current Chairman and Co-Chief Executive Officer of the Company, in the principal amount of $78,543 (the “Leber Note”). The Leber Note reflects amounts outstanding under a promissory note previously issued by GP.com LLC to Mr. Leber and a revolving note issued by GP.com LLC to Mr. Leber and Joseph Bernstein that we assumed in connection with the Transaction.

•	Amended and Restated Promissory Note in favor of Joseph Bernstein, a Managing Director of GP.com LLC and current Director, Co-Chief Executive Officer, Chief Financial Officer and Treasurer of the Company, in the principal amount of $78,543 (the “Bernstein Note”). The Bernstein Note reflects amounts outstanding under a promissory note previously issued by GP.com LLC to Mr. Bernstein and a revolving note issued by GP.com LLC to Messrs. Leber and Bernstein that we assumed in connection with the Transaction.

•	Amended and Restated Promissory Note in favor of Meadows Capital, LLC (“Meadows”), an entity controlled by Dr. Robert Cohen, a Managing Director of GP.com LLC and a current Director of the Company, in the principal amount of $308,914 (the “Meadows Note”). The Meadows Note reflects amounts outstanding under promissory notes previously issued by GP.com LLC to Meadows that we assumed in connection with the Transaction.

•	Promissory Note in favor of LBG in the principal amount of $612,500 (the “LBG Note”). The LBG Note reflects the amount of accrued but unpaid management fees of GP.com LLC payable to LBG that we assumed in connection with the Transaction.

The Leber Note, the Bernstein Note, the Meadows Note and the LBG Note are collectively referred to herein as the “Promissory Notes.” The Promissory Notes accrue interest at the rate of 5% per annum and mature upon the earlier of (i) the Company having EBITDA of at least $2,500,000 as reflected on its quarterly or annual financial statements filed with the SEC, but in no event earlier than April 1, 2013, or (ii) the Company closing a financing with gross proceeds to the Company of at least $10 million. Payment of the Promissory Notes is guaranteed by GP.com LLC. In addition, payment of the Meadows Note is guaranteed by Messrs. Leber and Bernstein. The Leber Note, Bernstein Note and LBG Note are subordinate in right of payment to the Meadows Note and rank pari passu with each other. The Meadows Note is secured by a first priority security interest in the assets of GP.com LLC. Other than the Meadows Note, none of the Promissory Notes are secured.

In addition, pursuant to the Contribution Agreement, on the Closing Date the Company assumed GP.com LLC’s obligations under a zero coupon note issued by GP.com LLC in July 2011 to a consultant. The note provided $225,000 to GP.com LLC in exchange for repayment of $275,000 on August 30, 2012, the maturity date of the note. The discount from the maturity value of $275,000, initially $50,000, is being amortized to interest expense by the effective interest method over the life of the note, with an effective interest rate of 20.04%. The note is convertible into Class A Units of GP.com LLC at a conversion price of $1.60 per unit, provided the note is not repaid in full on the maturity date.

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Although we can provide no assurances, we believe that the net proceeds from the Private Placement, the cash of the Company on hand as of the Closing Date together with cash generated from operations should be sufficient to meet working capital requirements and capital expenditures for the next twelve months.

Cash Flow

Net cash flow from operating, investing and financing activities for the periods below were as follows:

	Three Months Ended March 31,
	2012	2011
Cash provided by (used in):
Operating activities	$(944,136)	$(287,651)
Investing activities	-	(3,236)
Financing activities	4,184,547	420,000
Net increase (decrease) in cash	3,240,411	129,113

	Successor		Predecessor	Combined (1)
	2011	2010	2010	2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5	January 1 to December 31
Cash provided by (used in):
Operating activities	$(1,125,565)	$(1,344,798)	$(1,023,087)	$(2,367,885)
Investing activities	(5,142)	(436,211)	350,187	(86,024)
Financing activities	1,441,000	1,668,000	818,000	2,486,000
Net increase (decrease) in cash	310,293	(113,009)	145,100	32,091

(1)	The combination of Successor and Predecessor Periods in 2010 is a non-GAAP measure. We have included the separate periods in this presentation to enable the comparative twelve month reconciliation of the information to our GAAP presentation in the financial statements.

Cash Used In Operating Activities

For the three months ended March 31, 2012, net cash used in operating activities of $944,136 consisted of net loss of $4,507,197 and $62,334 in changes in fair value of warrant derivative liability, offset by $210,546 in adjustments for depreciation and amortization expense, $217,546 in adjustments for equity-based compensation expense, $2,924,592 in adjustments for transaction costs incurred in connection with the Transaction, $14,265 in adjustments for preferred return expense, $12,268 in adjustments for amortization of discount on zero coupon note payable and $246,178 in cash provided by changes in working capital and other activities. For the three months ended March 31, 2011, net cash used in operating activities of $287,651 consisted of net loss of $706,279, offset by $217,313 in adjustments for depreciation and amortization expense, $27,879 in adjustments for equity-based compensation expense, $23,602 in adjustments for preferred return expense and $149,834 in cash provided by changes in working capital and other activities.

For the year ended December 31, 2011, net cash used in operating activities of $1,125,565 consisted of net loss of $2,894,941, offset by $1,141,477 in adjustments for depreciation and amortization expense and other non-cash items, $94,408 in adjustments for preferred return expense and $533,491 in cash provided by changes in working capital and other activities. For the combined comparable 2010 period, net cash used in operating activities of $2,367,885 consisted of net loss of $3,634,401, $3,565,408 in gain on purchase of business and $117,485 in cash from changes in working capital and other activities, offset by $628,089 in adjustments for depreciation and amortization expense and other non-cash items, $163,652 in adjustments for preferred return expense and $4,250,000 in adjustments for transaction costs.

Cash Used In Investing Activities

For the three months ended March 31, 2012, the Company did not use or generate any cash from investing activities. For the three months ended March 31, 2011, net cash used in investing activities of $3,236 consisted of purchases of property and equipment.

For 2011, net cash used in investing activities was $5,142 compared to net cash used in investing activities of $86,024 for the combined 2010 period.

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Cash Provided By Financing Activities

For the three months ended March 31, 2012, net cash provided by financing activities of $4,184,547 consisted of $2,641,292 in net proceeds from the Private Placement and $1,543,255 in predecessor cash that remained in the Company following the Transaction. For the three months ended March 31, 2011, net cash provided by financing activities of $420,000 consisted of $300,000 in net proceeds from a private placement and $120,000 in loans and short-term advances. For 2011, net cash provided by financing activities was $1,441,000 compared to net cash provided by financing activities of $2,486,000 for the combined 2010 period.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Financial Statements

Our consolidated financial statements are included in this prospectus beginning with page F-1.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

PMB Helin Donovan, LLP (“PMBHD”) served as our independent registered public accounting firm in connection with the audits of our financial statements for the pre-Transaction fiscal years ended June 30, 2011 and 2010, and review of the subsequent interim period through December 31, 2011. In connection with the Transaction, on the Closing Date our Board of Directors approved the dismissal of PMBHD as our independent registered public accounting firm. PMBHD’s reports on our financial statements as of and for the fiscal years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2011 and 2010 and through PMBHD’s dismissal on the Closing Date, there were (i) no disagreements with PMBHD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PMBHD, would have caused PMBHD to make reference to the subject matter of the disagreements in connection with its reports and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Concurrent with the decision to dismiss PMBHD, the Board of Directors appointed Daszkal Bolton LLP (“Daszkal”) as our independent registered public accounting firm. Daszkal audited the financial statements of the Company for the periods ended December 31, 2011 and 2010.

During the fiscal years ended December 31, 2011 and 2010 and through the date hereof, neither us nor anyone acting on our behalf consulted Daszkal with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Daszkal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors. Executive officers are appointed by our Board of Directors. Each executive officer holds his office until he resigns, is removed by our Board of Directors, or his or her successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Steven E. Leber	70	Chairman, Co-Chief Executive Officer
Joseph Bernstein	63	Co-Chief Executive Officer, Chief Financial Officer, Treasurer, Director
Jeffrey S. Mahl	60	President
Ellen Breslau	46	Senior Vice President and Editor-In-Chief
Matthew Schwartz	39	Vice President – Administration, Chief Compliance Officer, Secretary
Dr. Robert Cohen	68	Director
Lee Lazarus	47	Director
Jeremy Office	35	Director

The business background descriptions of the newly appointed directors and officers are as follows:

Steven E. Leber was appointed as our Co-Chief Executive Officer and Chairman of our Board of Directors upon closing of the Transaction. Mr. Leber is also a Managing Director of GP.com LLC. He joined GP.com LLC along with Messrs. Bernstein, Mahl and Schwartz in May 2010 and as a member of the board of GP.com LLC’s predecessor from 2007 through May 2010. Mr. Leber also serves as Chairman and Chief Executive Officer of New Age Producers Group, Inc., a holding company for his investment and entertainment ventures, which he formed in 1992. From 1999 through 2004, Mr. Leber was Chairman of Music Vision, LLC, a web-based company which created and managed artist web sites for more than 100 top artists. From 1997 through 2001, Mr. Leber served as Chairman and Chief Executive Officer of The Pet Channel, Inc., a web-based company targeting the pet industry. Currently, Mr. Leber is on the Advisory Board of Brooklyn Bagel Water Company, Inc., a bagel company, and serves as a consultant to Chasin Music Group, Inc., a music app developer. Mr. Leber is best known for his reputation as one of the most innovative forces in the entertainment industry as a manager and producer. Mr. Leber co-founded Contemporary Communications Corporation (CCC)/Leber-Krebs, Inc., which was one of the world’s leading music management firms, and served as its Chairman and Chief Executive Officer from 1971 through 1995. Prior to forming CCC, Mr. Leber, began his career at the William Morris Agency where he established its music division and worked with major artists such as the Rolling Stones, Bill Cosby, Simon and Garfunkel, Diana Ross, Dionne Warwick and the Jackson Five. Mr. Leber has also been the producer of theatrical shows and live events, creating new business models with events such as the arena tour of Andrew Lloyd Weber’s “Jesus Christ Superstar,” the international smash-sensation “Beatlemania,” The Teenage Mutant Ninja Turtles “Coming Out of Their Shells” tour, the Texxas Jam Music Series, and The Concert for Bangladesh. He also brought the Moscow Circus to North America. Mr. Leber holds a B.A. in Accounting from Northeastern University. Our conclusion that Mr. Leber should serve as Chairman of our Board of Directors is based on our belief that his significant experience in various executive leadership positions and as a member of the Board of Managers of GP.com LLC and its predecessor have provided him with valuable leadership skills and knowledge of our business.

Joseph Bernstein was appointed as our Co-Chief Executive Officer, Chief Financial Officer, Treasurer and member of our Board of Directors upon closing of the Transaction. Mr. Bernstein is also a Managing Director of GP.com LLC. He joined GP.com LLC along with Messrs. Leber, Mahl and Schwartz in May 2010. Mr. Bernstein started his career as a tax attorney at Cahill Gordon & Reindel (1975-1978) and Rosenman & Colin (1978-1981), and later founded Bernstein Carter & Deyo, specializing in international taxation and foreign investments in the United States. In 1981, Mr. Bernstein founded The New York Land Company and Americas Partners LLC, private real estate companies that initiated over $1 billion in office and retail development projects in New York City, including: Americas Tower, the 50-story office tower at 1177 Avenue of the Americas, world headquarters to PriceWaterhouseCoopers; The Crown Building, at the corner of Fifth Avenue and 57th Street; 40 Wall Street, a 70-story office tower; and Herald Center, a vertical retail center at Broadway and 34th Street. The company has also initiated development projects in Israel, including an entertainment city and a golf resort. From 1995 until 2004, Mr. Bernstein was a joint venture partner of the Monticello Raceway in Sullivan County, NY, which included development of a Native American and a NY State Lottery casino project. The Raceway was merged in 2004 into Empire Resorts, Inc., a public holding company of various subsidiaries engaged in the hospitality and gaming industries, where Mr. Bernstein served as CEO in 2009 and as director from August 2004 until June 2007. From 2004-2010, Mr. Bernstein served as Co-Trustee of the Catskill Litigation Trust, a publicly registered trust, with Dennis Vacco, former Attorney General of the State of New York. Mr. Bernstein is currently a director of Curator, LLC, a special opportunity fund, and Colorado, LLC, a wine in a can manufacturing company. Mr. Bernstein holds a B.A. in Economics and a B.A. in Agricultural Business Management from the University of California at Davis (1970); an M.B.A. in Finance from the University of California at Los Angeles Graduate School of Management (1971); a J.D. from the University of California at Davis School of Law (1974); and a Master of Laws Degree (L.L.M.) in Taxation from the New York University Graduate School of Law (1975). In determining that Mr. Bernstein should serve as a director of the Company, we considered the broad perspective brought by his experience in various executive positions in both public and private companies and his role as a member of the Board of Managers of GP.com LLC, which we believe have provided him with extensive leadership and operational skills and insight into our business and market.

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Jeffrey S. Mahl was appointed as our President upon closing of the Transaction. Mr. Mahl is also President at GP.com LLC. Mr. Mahl has been in the Internet sales business for over two decades. He joined GP.com LLC along with Messrs. Leber, Bernstein and Schwartz in May 2010. Prior to joining GP.com LLC, Mr. Mahl was Senior Vice President, Online & Mobile Advertising at National Cinemedia, operates the largest digital in-theatre network, from December 2008 through March 2010. From May 2007 through December 2008, Mr. Mahl was Executive Vice President, Advertising Sales at Mail.com Media Productions, a web portal and web-based email service provider. In 2003, Mr. Mahl founded Media Directions, LLC, which provided sales strategy, tactics and execution to clients employing both new and traditional media platforms, and served as its President through 2007. Mr. Mahl was formerly Senior Vice President at ESPN, Inc., where he was responsible for building $200 million in sales revenue to over $1 billion in just a few years. Mr. Mahl led advertising sales, media sales, media research, event marketing and promotion for ESPN, ESPN2, ESPN Classic, ESPNews, E.R.T., and ESPN Internet Ventures (ESPN.com, NASCAR.COM, NFL.COM, NBA.COM). Mr. Mahl has also held senior management positions at AskJeeves, Gemstar-TV Guide and OCC Sports. At Gemstar-TV Guide, he served as President of the Media Sales Group and at AskJeeves as Executive Vice President, bringing over 100 new clients to the site. Mr. Mahl holds a B.A. in Economics from Northeastern University in Boston.

Ellen Breslau was appointed as our Senior Vice President and Editor-in-Chief on April 3, 2012. Prior to joining the Company, Ms. Breslau was Executive Editor of Woman’s Day magazine, one of the nation’s largest magazines with over 22 million monthly readers, since October 2006. At Woman’s Day, Ms. Breslau helped lead the editorial direction of the magazine and oversaw the editorial team integration of womansday.com. Prior to her role at Woman’s Day, Ms. Breslau was Founding Editor and Editor-in-Chief of For Me, a lifestyle magazine geared towards younger women, since November 2004. Additional editorial roles have included: Features Editor at Woman’s Day, Senior Editor for Design Times and an eight-year stint at Glamour.

Matthew Schwartz was appointed as our Vice President of Administration, Chief Compliance Officer and Secretary upon closing of the Transaction. Mr. Schwartz joined GP.com LLC along with Messrs. Leber, Bernstein and Mahl in May 2010. From 1995 through 2009, Mr. Schwartz worked for EMX LLC, eDoctor LLC, and Americas Tower Partners, companies affiliated with Americas Partners LLC, a privately-held venture company. Mr. Schwartz served in various capacities and from 2004 to 2010 was responsible for the group’s administrative and financial operations. Concurrently (2004 to 2010), Mr. Schwartz served as the financial administrator of the Catskill Litigation Trust, a publicly registered trust, for co-trustees Joseph Bernstein and former New York State Attorney General Dennis Vacco. During 2009, Mr. Schwartz also served as Executive Assistant to the CEO at Empire Resorts, Inc., a publically traded gaming and entertainment Company. Mr. Schwartz graduated from Hofstra University with a B.A. in Psychology in 1995.

Dr. Robert Cohen was appointed to our Board of Directors upon closing of the Transaction. Dr. Cohen is also a Managing Director of GP.com LLC. Dr. Cohen has been engaged in the retail and wholesale optical business since 1968. He has served as Chief Executive Officer of Cohen Fashion Optical, LLC and its predecessors (“Cohen Optical”) since 1978. Cohen Optical is a leading eyewear chain consisting of 116 retail optical stores. Twenty-four stores are located in high visibility locations in Manhattan. The remaining stores are located throughout the northeast and Florida, most of which are sited in regional shopping centers. Dr. Cohen and his family are principal members of EMVI Holdings, LLC the parent company of Emerging Vision, Inc., a national retail optical chain comprised of approximately 120 locations operating primarily under the name Sterling Optical. Dr. Cohen and members of his family are the principal members of General Vision Services, LLC (“GVS”). GVS is the largest managed care third-party vision provider and is comprised of a network of over 250 providers and company stores with locations in the New York Metropolitan area. Dr. Cohen and members of his immediate family are also the principal members of Vision World, LLC, which is comprised of over 50 provider locations throughout Long Island and the metropolitan area. In 2010, Dr. Cohen and members of his immediate family formed Beyond Readers, LLC, a company that holds the North American license to distribute a unique multi-focal reading glass product that distributes their product through large retail chains. Dr. Cohen is a Managing Partner and Director of ERA Realty Company, a real estate management and investment company, with real estate holdings in commercial and residential properties. Dr. Cohen serves as an officer and director of several management and real estate companies, as well as various other optical and non-optical related businesses. In determining that Dr. Cohen should serve as a director of the Company, we considered his experience as an executive officer and as a member of the Board of Managers of GP.com LLC.

Lee Lazarus was elected to our Board of Directors on May 30, 2012. Mr. Lazarus is the President of APT Parking Technologies, LLC, a private company engaged in the design and implementation of automated parking garages, where he has served in such capacity since 2006 and in other capacities since 2002. Mr. Lazarus was also an attorney with the law firm of Proskauer Rose LLP. Mr. Lazarus received a J.D. from the Boston University School of Law in 1990 and a Bachelors of Science from Emory University in 1987. In determining that Mr. Lazarus should serve as a director of the Company, we considered his experience with growth initiatives, strategic planning and business development.

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Jeremy Office was appointed to our Board of Directors upon closing of the Transaction. Mr. Office is a principal of Maclendon Wealth Management, an independent Registered Investment Advisor Firm offering financial planning services to high net worth individuals, where he has been engaged in such capacity since June 2011. Mr. Office is also Managing Partner of SJO Worldwide, a venture capital fund, where he has been engaged in such capacity since June 2011. From April 2002 to June 2011, Mr. Office was a Vice-President and the Associate Director at Merrill Lynch where he helped to build one of the most successful business units of the firm. Prior to that, he was a business consultant working with corporations throughout the Caribbean, Latin America and the United States. Mr. Office has served as a Vice-President of the Boys and Girls Club of America and been a past board member of the City of Delray Beach’s Neighborhood Advisory Council. Mr. Office earned his Ph.D., with honors, from Lynn University in Boca Raton, Florida. His work focused on Global Leadership and Management. He achieved his Masters of Business Administration (M.B.A.) at the University of Florida in Gainesville, and he holds a Bachelor of Business Administration in Finance from Miami University, Oxford, Ohio. Mr. Office is a Certified Financial Planner (CFP), Certified Investment Management Analyst (CIMA), Chartered Financial Consultant (ChFC) and Chartered Retirement Planning Counselor (CRPC). He holds FINRA Licenses 7, 9, and 10, and State License 66 as well as his Life, Health and Variable Annuity Insurance License (this is commonly referred to as the 2-15 Agents License). He also completed the prestigious Bloomberg Certifications in Equities, Fixed Income and Foreign Exchange. In determining that Mr. Office should serve as a director of the Company, we considered his significant experience and background with regard to financial and strategic planning and corporate finance.

Family Relationships

There are no family relationships among any of our officers or directors.

Director Independence

Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to determine whether our directors are independent. The Board of Directors has determined that Dr. Cohen and Messrs. Office and Lazarus qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market.

Board Committees

We do not currently have a separately designated audit, nominating or compensation committee. We intend, however, to establish such committees in the future.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Compensation of Current Named Executive Officers of the Company

Employment Agreements with Current Named Executive Officers

In connection with the closing of the Transaction, we entered into employment agreements with each of (i) Steven E. Leber, our Chairman and Co-Chief Executive Officer, (ii) Joseph Bernstein, our Co-Chief Executive Officer, Chief Financial Officer and Treasurer and member of our Board of Directors, (iii) Jeffrey S. Mahl, our President, and (iv) Matthew Schwartz, our Vice President – Administration, Chief Compliance Officer and Secretary (collectively, the “Current Named Executive Officers”). The following sets forth a summary of such employment agreements.

Steven E. Leber

On the Closing Date, we entered into an employment agreement with Steven E. Leber, our Chairman and Co-Chief Executive Officer. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $225,000. Mr. Leber was also granted non-qualified stock options to purchase 1,000,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Leber is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by the Company for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Leber’s employment for “cause” which shall be deemed to exist if Mr. Leber (i) is in breach of any material obligation owed to us under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Leber. In the event of termination of his employment for cause, Mr. Leber will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Leber may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Leber, we may immediately relieve Mr. Leber of all duties and immediately terminate his employment agreement, provided that we pay Mr. Leber at the then applicable base salary rate to the date of termination set forth in Mr. Leber’s original notice of his termination.

In the event the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Leber two (2) times the then applicable base salary rate less any money to be received by Mr. Leber from the surviving entity or buyer.

In the event we terminate Mr. Leber without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Leber will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Joseph Bernstein

On the Closing Date, we entered into an employment agreement with Joseph Bernstein, our Co-Chief Executive Officer, Chief Financial Officer and Treasurer and member of our Board of Directors. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $225,000. Mr. Bernstein was also granted non-qualified stock options to purchase 1,000,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Bernstein is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

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We may terminate Mr. Bernstein’s employment for “cause” which shall be deemed to exist if Mr. Bernstein (i) is in breach of any material obligation owed to the Company under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Bernstein. In the event of termination of his employment for cause, Mr. Bernstein will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Bernstein may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Bernstein, we may immediately relieve Mr. Bernstein of all duties and immediately terminate his employment agreement, provided that we pay Mr. Bernstein at the then applicable base salary rate to the date of termination set forth in Mr. Bernstein’s original notice of his termination.

In the event the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Bernstein two (2) times the then applicable base salary rate less any money to be received by Mr. Bernstein from the surviving entity or buyer.

In the event we terminate Mr. Bernstein without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Bernstein will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Jeffrey S. Mahl

On the Closing Date, we entered into an employment agreement with Jeffrey S. Mahl, our President. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $150,000. Mr. Mahl was also granted non-qualified stock options to purchase 250,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Mahl is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Mahl’s employment for “cause” which shall be deemed to exist if Mr. Mahl (i) is in breach of any material obligation owed to us under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Mahl. In the event of termination of his employment for cause, Mr. Mahl will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Mahl may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Mahl, we may immediately relieve Mr. Mahl of all duties and immediately terminate his employment agreement, provided that we pay Mr. Mahl at the then applicable base salary rate to the date of termination set forth in Mr. Mahl’s original notice of his termination.

In the event the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Mahl two (2) times the then applicable base salary rate less any money to be received by Mr. Mahl from the surviving entity or buyer.

In the event we terminate Mr. Mahl without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Mahl will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

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Matthew Schwartz

On the Closing Date, we entered into an employment agreement with Matthew Schwartz, our Vice President – Administration, Chief Compliance Officer and Secretary. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $100,000. Mr. Schwartz was also granted non-qualified stock options to purchase 200,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Schwartz is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60 which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Schwartz’s employment for “cause” which shall be deemed to exist if Mr. Schwartz (i) is in breach of any material obligation owed to the Company under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Schwartz. In the event of termination of his employment for cause, Mr. Schwartz will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Schwartz may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Schwartz, we may immediately relieve Mr. Schwartz of all duties and immediately terminate his employment agreement, provided that we shall pay Mr. Schwartz at the then applicable base salary rate to the date of termination set forth in Mr. Schwartz’s original notice of his termination.

In the event the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Schwartz two (2) times the then applicable base salary rate less any money to be received by Mr. Schwartz from the surviving entity or buyer.

In the event we terminate Mr. Schwartz without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Schwartz will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Equity Incentive Plans

In connection with the closing of the Transaction, we adopted the Grandparents.com, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). The 2012 Plan permits the Company to make awards of stock options or grants of restricted stock to its employees, directors, officers, consultants, agents, advisors and independent contractors. A maximum of 10,317,691 shares of Common Stock are available for issuance under the 2012 Plan. The Contribution Agreement contains a prohibition on the ability of the Company to grant any options, stock awards or issue any other securities to any insiders, officers or directors of the Company that would give such persons a right to sell such securities prior to the first anniversary of the Closing Date.

The 2012 Plan is administered by the Board of Directors. The Board of Directors may make awards under the Plan in the form of stock options (both qualified and non-qualified) and restricted stock. The Board of Directors has authority to designate the recipients of such awards, to grant awards, to determine the form of award and to fix all terms of awards granted all in accordance with the 2012 Plan. Incentive stock options intended to qualify under Section 422A of the Internal Revenue Code may be granted only to employees of the Company and must have an exercise price equal to 100% of the fair market value of our Common Stock on the grant date (110% in the case of incentive options granted to any 10% stockholder of the Company) and may not exceed a term of ten years (five years in the case of incentive options granted to any 10% stockholder of the Company). Non-qualified stock options and other awards may be granted on such terms as the Board of Directors may determine.

On the Closing Date and immediately following the closings of the Transaction and Private Placement, GP.com LLC, which then owned approximately 65% of the voting control of the Company, approved, by written consent, the 2012 Plan. The 2012 Plan was approved by our newly appointed Board of Directors on the Closing Date.

Effective at closing of the Transaction, we terminated our 2005 Stock Incentive Plan, except that all outstanding options will continue in accordance with their terms. As of the Closing Date, there are outstanding stock options for 300,000 shares under the 2005 Stock Incentive Plan and these options vested and became fully exercisable immediately prior to the closing of the Transaction.

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GP.com LLC Summary Compensation Table

The following table shows for each of the two fiscal years of GP.com LLC ended December 31, 2011 and 2010, respectively, compensation awarded or paid by GP.com LLC to, or earned from GP.com LLC by our Current Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)

Steven E. Leber (2)	2011	-	-	-		-
Co-Chief Executive Officer	2010	-	-	-		-

Joseph Bernstein (2)	2011	-	-	-		-
Co-Chief Executive Officer,	2010	-	-	-		-
Chief Financial Officer and
Treasurer

Jeffrey S. Mahl	2011	$120,000	$45,000	$20,736	(3)	$185,736
President	2010	61,875	90,000	13,625	(3)	165,500

Matthew Schwartz	2011	75,000	18,000	-		93,000
VP – Administration,	2010	32,083	4,500	-		36,583
Chief Compliance Officer and
Secretary

(1)	The amounts reported in the Option Awards column represent the grant date fair value of such awards to the Current Named Executive Officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In 2011, GP.com LLC granted Mr. Mahl an option to purchase 100,000 of its Class B Units at an exercise price of $0.86 and granted Mr. Schwartz an option to purchase 40,000 Class B Units at an exercise price of $0.86. The estimated grant date fair market value of the options granted in 2011 was $0.45 per option. In 2010, GP.com LLC granted Mr. Mahl an option to purchase 200,000 of its Class A Units at an exercise price of $0.625 and granted Mr. Schwartz an option to purchase 10,000 Class A Units at an exercise price of $0.625. The grant date fair market value of the options granted in 2010 was $0.45 per option. GP.com LLC uses the Black-Scholes option-pricing model with the following assumptions: (i) risk-free interest rate 1.18%, (ii) expected life (years) 5.0, (iii) expected volatility 95.00%, and (iv) dividend yield 0.00%.
(2)	GP.com LLC did not award or pay any compensation directly to Messrs. Leber and Bernstein in 2011 or 2010. GP.com LLC paid management fees to LBG, an entity controlled by Messrs. Leber and Bernstein. See “Certain Relationships and Related Transactions—Transactions between GP.com LLC and its Managers, Executive Officers and 5% Members prior to the Transaction—Management Fees.”
(3)	Reflects commission of five percent (5%) on gross advertising revenues actually received by GP.com LLC during the applicable fiscal year.

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GP.com LLC Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information about unexercised options in GP.com LLC held by each of the Current Named Executive Officers as of December 31, 2011. There were no unvested equity awards of GP.com LLC as of December 31, 2011. In addition, none of the Current Named Executive Officers held any equity awards in the Company as of December 31, 2011.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
			$
Jeffrey S. Mahl	66,667	133,333	0.625	10/1/2015
	-	100,000	0.86	10/1/2015
Matthew Schwartz	3,337	6,663	0.86	10/14/2016
	-	40,000	0.86	10/14/2016

Compensation of Former Executive Officers of the Company

Summary Compensation Table

The following table shows for each of the two fiscal years of the Company ended June 30, 2011 and 2010, respectively, compensation awarded or paid to, or earned by, Ronald R. Helm, our former Chief Executive Officer and Chairman, Elizabeth T. Leary, Ph.D., our former Chief Scientific Officer and Michael P. Murphy, Ph.D., our former Chief Operating Officer, each of which resigned on August 31, 2011, in connection with the sale of substantially all of our assets to Emerald Star (collectively, the “Former Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	All Other Comp. ($)		Total ($)

Ronald R. Helm	2011	$308,833	-	-	$234,000	-	$5,865	(2)	$548,698
Former Chief Executive	2010	285,417	-	$88,000	174,000	$56,250	7,983		611,650
Officer and Chairman

Elizabeth T. Leary	2011	139,809	-	-	25,500	-	3,209	(3)	168,517
Former Chief Scientific	2010	142,500	-	5,400	12,325	15,818	5,875		181,918
Officer

Michael P. Murphy	2011	170,674	-	-	25,500	-	10,960	(4)	207,134
Former Chief	2010	170,231	-	15,000	12,325	21,852	7,351		226,759
Operating Officer

(1)	The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of such awards to the Former Named Executive Officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. We use the Black-Scholes option-pricing model to estimate the calculated value of our share-based payments. Stock options are valued as of the date of grant. The volatility assumption used in the Black-Scholes formula is based on the volatility of our Common Stock. For the stock option awards made to the Former Named Executive Officers in fiscal 2011, we used the following assumptions to compute fair value: (i) expected volatility of 117-148%, (ii) expected dividend yield of 0.00%, (iii) risk-free interest rate of 2.54-2.96%, and (iv) expected life of 10 years.
(2)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,615 in life insurance premiums paid by us for Mr. Helm’s benefit and $3,250 in company-contributions for Mr. Helm’s account in the 401(k) plan.
(3)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,120 of life insurance premiums paid by us for Dr. Leary’s benefit and $1,088 in company-contributions for Dr. Leary’s account in the 401(k) plan.
(4)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,464 in life insurance premiums paid by us for Dr. Murphy’s benefit and $8,497 in company-contributions for Dr. Murphy’s account in the 401(k) plan.

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Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information about unexercised stock options and unvested stock awards held by each of the Former Named Executive Officers as of June 30, 2011. All of the stock options terminated and stock awards vested in full upon the sale of substantially all of our assets to Emerald Star.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying			Number	Value of
	Unexercised	Unexercised			of Shares	Shares of
	Options	Options	Option	Option	of Stock	Stock
	(#)	(#)	Exercise	Expiration	That Have	That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested	Not Vested (1)
			($)		(#)	($)
Ronald R. Helm	340,000	-	0.81	01/30/2014	4,167	$1,042
	4,049	-	0.81	01/30/2014	62,719	15,680
	133,333	16,667	0.41	10/01/2018
	116,666	83,334	0.88	10/01/2019
	150,000	450,000	0.39	10/01/2020

Elizabeth T. Leary	21,922	-	0.51	08/27/2012	750	188
	157,887	-	0.81	01/30/2014	5,000	1,250
	16,666	8,334	0.60	07/01/2019
	25,000	50,000	0.34	07/01/2020

Michael P. Murphy	4,000	-	0.51	08/27/2012	1,167	292
	90,000	-	0.86	08/29/2015	13,889	3,472
	18,000	-	0.99	08/25/2016
	16,666	8,334	0.60	07/01/2019
	25,000	50,000	0.34	07/01/2020

(1)	Market value is calculated on $0.25 per share, the closing price of our Common Stock on June 30, 2011.

Compensation of Officers in Fiscal 2012 following the Emerald Star Asset Sale

Stanley L. Schloz, our former President immediately prior to the Transaction, and Curtis J. Scheel, our former Secretary and Treasurer immediately prior to the Transaction, did not receive any compensation for serving as executive officers. Messrs. Schloz and Scheel resigned as officers of the Company effective upon the closing of the Transaction.

Compensation of Current Directors

Our newly appointed non-employee directors will each receive an annual fee of $25,000, which shall be paid quarterly. Non-employee directors will also earn $1,000 for each meeting attended in person or $500 for each meeting attended telephonically. On February 24, 2012, we issued the following options to our newly appointed non-employee directors:

•	A non-qualified stock option to purchase 1,000,000 shares of Common Stock to Dr. Cohen of which one-third (1/3) of such shares shall become vested and exercisable upon the one year anniversary of the date of grant and the remaining two-thirds (2/3) of such shares shall become vested and exercisable in eight (8) equal quarterly installments thereafter. The option is exercisable at a price per share of $0.60, which was the closing trading price of the Common Stock on February 24, 2012, the date of grant.
•	A non-qualified stock option to purchase 250,000 shares of Common Stock to Mr. Office of which 150,000 of such option shall become vested and exercisable upon the one year anniversary of the date of grant and the remaining shares shall become vested and exercisable in eight (8) equal quarterly installments thereafter. The option is exercisable at a price per share of $0.60, which was the closing trading price of the Common Stock on February 24, 2012, the date of grant.
•	A non-qualified stock option to purchase 70,000 shares of Common Stock to Mr. Lazarus of which one-third (1/3) of such shares shall become vested and exercisable upon the one year anniversary of the date of grant and the remaining two-thirds (2/3) of such shares shall become vested and exercisable in eight (8) equal quarterly installments thereafter. The option is exercisable at a price per share of $0.60.

The options are exercisable for a period of ten (10) years from the date of grant and shall become fully vested and exercisable upon the one year anniversary of the date of grant.

Directors who are also officers of the Company will not receive additional compensation for serving on the Board.

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Compensation of Former Directors

During the fiscal year ended June 30, 2011, we did not separately pay our former directors who were also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses. This applied to Ronald R. Helm, our former Chairman and Chief Executive Officer and Kenneth R. Waters, our former Director of Strategic Planning and Corporate Secretary.

The following table presents information about the compensation that was paid or earned during our fiscal year ended June 30, 2011 by our former directors for their service on the Board (other than Ronald R. Helm, our former Chairman and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table under “Compensation of Executive Officers—Compensation of Former Executive Officers”).

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)	($)(1)	($)(1)(2)	($)
Mario Ehlers (3)	$19,000	-	$18,700	$37,700
Paul G. Kanan (3)	15,313	-	11,900	27,213
Richard W. Palfreyman (3)	23,750	-	11,900	35,650
Curtis J. Scheel (3)	23,750	-	11,900	35,650
Stanley L. Schloz (3)	21,375	-	11,900	33,275
Kenneth R. Waters (3)(5)	-	-	-	-

(1)	As of the end of the 2011 fiscal year, the directors listed in the Director Compensation Table held the following aggregate number of stock awards and stock options. All of the stock options terminated and stock awards vested in full upon the sale of substantially all of our assets to Emerald Star.
•	Dr. Ehlers held 17,500 shares of restricted stock and 176,178 stock options.
•	Mr. Kanan held zero shares of restricted stock and zero stock options.
•	Mr. Palfreyman held 30,000 shares of restricted stock and 106,761 stock options.
•	Mr. Scheel held 30,000 shares of restricted stock and 60,000 stock options.
•	Mr. Schloz held 30,000 shares of restricted stock and 35,000 stock options.
•	Mr. Waters held 39,000 shares of restricted stock and 238,043 stock options.
(2)	The amounts reported in the Option Awards columns represent the grant date fair value of their awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. We use the Black-Scholes option-pricing model to estimate the calculated value of these Option Awards as of the date of grant. The volatility assumption used in the Black-Scholes formula is based on the volatility of our Common Stock. For the Option Awards granted to the directors in fiscal 2011, we used the following assumptions to compute the fair value, (i) expected volatility of 117%, (ii) expected dividend yield of 0.00%, (iii) risk-free interest rate of 2.96%, and (iv) expected life of ten (10) years.
(3)	Dr. Ehlers, Mr. Palfreyman and Mr. Water resigned from the Board of Directors on August 31, 2011. Mr. Kanan resigned from the Board of Directors on February 26, 2011. Messrs. Scheel and Schloz resigned from the Board of Directors on the Closing Date.
(4)	During fiscal year 2011, Mr. Waters was an employee, serving as our Director of Strategic Planning, and he received no separate cash or equity compensation for serving on the Board of Directors.

Compensation of Former Directors in Fiscal 2012 following the Emerald Star Asset Sale

Effective on September 1, 2011, immediately following closing of the asset sale to Emerald Star, our Board of Directors consisted of four directors: Curtis J. Scheel, Stanley L. Schloz, Fred Burstein and Andrew Ecclestone. On September 16, 2011, our former Board approved compensation to the directors consisting of a grant of performance based stock options and cash compensation. All former directors were treated equally and there was no separate compensation for directors who served as executive officers. Specifically, our former Board approved an award of 3-year stock options for 100,000 shares of Common Stock to each former director at an exercise price of $0.30 per share. These options are performance based such that they would vest and become exercisable only upon consummation of an acquisition transaction with an operating company, with the effect of the transaction that we would longer be deemed a shell company. Such options became fully vested and exercisable upon the closing of the Transaction. The former Board also approved monthly cash compensation to each director in the amount of $1,500. We paid a bonus of $5,000 to each of our directors upon the closing of the Transaction.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of July 16, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of our Common Stock, (ii) each Current Named Executive Officer and each current director, and (iii) all current executive officers and directors as a group. A person is considered to beneficially own any shares of Common Stock over which such person, directly or indirectly, exercises sole or shared voting or investment power, or of which such person has the right to acquire beneficial ownership at any time within sixty (60) days of July 16, 2012.

For purposes of computing the percentage of shares of our Common Stock expected to be held by each person or group of persons named above, any shares that such person has or persons have the right to acquire within sixty (60) days of July 16, 2012 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for directors and executive officers will be exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

	Number of Shares Beneficially Owned		% of Shares Beneficially Owned (1)
Executive Officers and Directors
Steven E. Leber (2) (3) Chairman of the Board of Directors and Co-Chief Executive Officer	55,887,491		65.2%
Joseph Bernstein (2) (3) Director, Co-Chief Executive Officer, Chief Financial Officer and Treasurer	55,887,491		65.2%
Jeffrey S. Mahl President	-		-
Matthew Schwartz Vice President – Administration, Chief Compliance Officer and Secretary	107,476	*
Dr. Robert Cohen (2) (3) Director	55,887,491		65.2%
Lee Lazarus Director	-		-
Jeremy Office Director	-		-
Directors and executive officers as a group (8 persons) (2) (3)	55,994,967		65.3%

Other 5% stockholders:
GP.com Holding Company, LLC (2) (3)	55,887,491		65.2%

* Less than 1%

(1)	Based on 85,755,814 shares of Common Stock issued and outstanding as of July 16, 2012.
(2)	The board of managers of GP.com LLC has voting and investment power with respect to securities owned by GP.com LLC. In order to take any action, the approval of a majority of the members of the board of managers is required. Messrs. Leber and Bernstein and Dr. Cohen serve as the only members of the GP.com LLC board of managers. As a result, Messrs. Leber and Bernstein and Dr. Cohen may be deemed to have shared voting and investment power with respect to securities owned by GP.com LLC.
(3)	GP.com LLC entered into a lock-up agreement with the Company prohibiting the transfer of our equity securities beneficially owned by GP.com LLC, subject to certain exceptions, until February 23, 2013. The lock-up agreement automatically terminates upon the final closing of an offering of Common Stock or other equity interest of the Company for the account of the Company having a price per share of at least $2.00 and resulting in at least $25,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between the Company and GP.com LLC prior to the Transaction

On December 30, 2011, we entered into a non-binding letter of intent (the “Letter of Intent”) with GP.com LLC for a proposed transaction. Also on December 30, 2011, in connection with the Letter of Intent, we provided a $500,000 Bridge Loan to GP.com LLC, secured by a first priority security interest in all of the assets of GP.com LLC. The purpose of this Bridge Loan was to provide financing and working capital to GP.com LLC in advance of negotiation and closing of a definitive acquisition agreement. We previously announced the Letter of Intent and Bridge Loan in our Current Report on Form 8-K filed on January 5, 2012. The Bridge Loan was assumed by us pursuant to the Transaction and then cancelled and all liens related thereto were released.

Transactions with our Current Directors, Executive Officers and 5% Stockholders

Promissory Notes

Reference is made to the discussion regarding the Promissory Notes set forth in the section of this prospectus entitled “Management’s Discussion and Analysis or Plan of Operations—Liquidity and Capital Resources,” which such discussion is incorporated herein by reference.

Jeremy Office

Upon closing of the Transaction, Jeremy Office was appointed as a member of our Board of Directors. In October 2011, GP.com LLC entered into an Investment Agreement with SJO Worldwide, Inc. (“SJO”), an entity controlled by Mr. Office, pursuant to which SJO purchased $250,000 of Class A Units of GP.com LLC.

Transactions with our Former Directors, Executive Officers and 5% Stockholders

Indemnification and Exculpation Obligations of the Company pursuant to the Contribution Agreement

The Contribution Agreement contains provisions requiring us to continue to afford our former officers and directors immediately prior to the closing of the Transaction certain rights to exculpation and indemnification for acts or omissions occurring prior to the Closing Date and requiring us to maintain directors’ and officers’ insurance in favor of such former directors and officers.

Asset Purchase Agreement with Emerald Star

On May 23, 2011, we entered into an asset purchase agreement with Emerald Star, an entity newly formed and controlled by Ronald R. Helm, our then President, Chief Executive Officer and Director. On August 31, 2011, pursuant to the asset purchase agreement, we sold to Emerald Star substantially all of the assets and liabilities related to our core business of providing specialty reference laboratory services and clinical biomarker services, including the term loan with Mr. Giles described below.

Loan with Terry Giles

On September 1, 2009, we closed a $4 million term loan with Terry M. Giles, a then-member of our Board of Directors. The loan was secured by a blanket security interest on our assets and the assets of our subsidiaries. The loan bore interest at a fixed rate of 12.0% per annum, and was originally due and payable over 48 months with the first 8 months of payments being interest only ($40,000 per month, beginning September 30, 2009) and the remaining 40 months at a monthly payment of $121,822 of principal and interest. We were obligated to pay a quarterly finance fee of $12,000 to Mr. Giles during the 48-month term of the loan. In connection with and as required by the loan, on September 1, 2009, we repurchased 2,391,906 shares of Common Stock from Mr. Giles and certain other stockholders at a price of $0.70 per share, pursuant to a Stock Redemption Agreement. We received net loan proceeds of $2,325,666, after payment of the stock repurchase, but excluding our legal and other expenses for the transaction. Effective upon closing of the loan transaction, Mr. Giles resigned from our Board of Directors. Mr. Giles was entitled to certain ongoing Board of Directors observation rights while the loan remained outstanding.

Our loan with Mr. Giles was approved by all of the members of Board of Directors (with Mr. Giles abstaining), and the Board of Directors determined that the terms of the loan transaction were more favorable than we could have obtained from an unaffiliated third party, and that the terms of the loan were fair to and in the best interest of our stockholders.

On October 1, 2010, we amended the loan with Mr. Giles to extend the term of the loan on a portion of the principal balance and to reamortize the loan, reducing the required monthly payment, as follows: (i) for the remainder of the original 48-month term of the loan (thru August 31, 2013), we were required to make monthly payments of principal and interest in the amount of $104,644.68, (ii) for an extended 19 month term (thru March 31 , 2015), we were required to make monthly payments of principal and interest in the amount of $20,000.00, and (iii) on April 30, 2015, we were required to make a final balloon payment in the amount of $600,000.00.

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On December 9, 2010, we further amended the loan (i) to decrease the interest rate on a portion of the loan from 12.0% to 11.5% per annum and to adjust the amortization schedule accordingly and (ii) to add an event of default for a Change of Control, in the event that a majority of the directors on the Board of Directors changes following a person or group owning 25% or more of the voting stock of the Company.

On August 31, 2011, the loan with Mr. Giles was assigned to Emerald Star in connection with closing of the asset sale.

Transactions between GP.com LLC and its Managers, Executive Officers and 5% Members prior to the Transaction

Management Fees

Pursuant to an oral agreement, GP.com LLC agreed to pay $50,000 per month to LBG, an entity controlled by Messrs. Leber and Bernstein, each a Managing Director of GP.com LLC and each a current director and executive officer of the Company, upon the closing of the 2010 Purchase Agreement, for management services provided to GP.com LLC. LBG is also a member of GP.com LLC. GP.com LLC has accrued but has not paid $612,500 in management fees through February 2012 in favor of LBG pursuant to this agreement. The accrued and unpaid management fees payable by GP.com LLC to LBG were assumed by the Company at the closing of the Transaction and the Company issued the LBG Note therefore. The payment of management fees to LBG pursuant to this oral agreement ceased upon the closing of the Transaction.

Guaranty of Lease

Messrs. Leber and Bernstein each entered into a personal guaranty in favor of the landlord under GP.com LLC’s office lease. As of January 1, 2011, the remaining term of the lease was thirty three (33) months and the aggregate amount of all lease payments due under the lease after such date was approximately $452,000. The lease was assigned to the Company pursuant to the Transaction and Messrs. Leber and Bernstein have agreed to personally guaranty our performance thereunder.

Advances and Loans from Members

Since January 1, 2011, Messrs. Leber and Bernstein advanced an aggregate of $126,000 to GP.com LLC under a revolving note. The advances accrued interest at 5% per annum and are due and payable on December 31, 2012.

In March 2011, GP.com LLC entered into a $300,000 note payable agreement with Meadows, an entity controlled by Dr. Cohen, a Managing Director of GP.com LLC and a newly appointed director of the Company upon the closing of the Transaction. Meadows is also a member of GP.com LLC. The note accrues interest at 5% per annum, with interest-only payments commencing on May 1, 2011 through the maturity date, April 1, 2013. The note is secured by substantially all of GP.com LLC’s assets. GP.com LLC also issued to Meadows a warrant to purchase 50,000 of its Class A Units. The warrant is exercisable for a period of five (5) years from the date of issuance at an exercise price of $1.60 per unit. Immediately prior to the closing of the Transaction, $300,000 in principal, together with accrued interest, was outstanding under the note.

In July 2011, Meadows and Messrs. Leber and Bernstein each provided short-term loans to GP.com LLC in the amounts of $8,914, $15,543 and $15,543, respectively. The loans were evidenced by promissory notes issued by GP.com LLC. The loans accrued interest at 5% per annum and matured on December 31, 2011. The loans are convertible into Class A Units of GP.com LLC at a conversion price of $1.60 per unit. Immediately prior to the closing of the Transaction, the principal amount of each loan, together with accrued interest, remained outstanding as of the date hereof. Upon closing of the Transaction, the Company issued to each of Meadows and Messrs. Leber and Bernstein the Promissory Notes to replace their respective promissory notes issued by GP.com LLC. See “Management’s Discussion and Analysis or Plan of Operations—Liquidity and Capital Resources.”

Employment Agreements

GP.com LLC entered into an employment agreement with Jeffrey Mahl, GP.com LLC’s President. Under the terms of the agreement, Mr. Mahl received compensation in the amount of $120,000 annually. In addition, Mr. Mahl received a commission of five percent (5%) on gross advertising revenues actually received by GP.com LLC during the term of his employment. The employment agreement expired on December 31, 2011, but GP.com LLC and Mr. Mahl have agreed to continue his employment on the same terms until the closing of the Proposed Transaction. Mr. Mahl’s accrued sales commission for 2011 and 2012 through the Closing Date is $20,736. In addition, GP.com LLC granted Mr. Mahl an option to purchase 200,000 Class A Units of GP.com LLC for an exercise price of $0.625 per unit and an option to purchase 100,000 Class A Units of GP.com LLC for an exercise price of $0.86. Upon closing of the Transaction, Mr. Mahl was appointed as the Company’s President and we entered into a new employment agreement with him. See “Executive Compensation—Compensation of Current Named Executive Officers—Employment Agreements—Jeffrey Mahl.”

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Matthew Schwartz, GP.com LLC’s Vice President – Finance & Operations and Chief Compliance Officer, received and annual base salary of $75,000. Upon closing of the Transaction, Mr. Schwartz was appointed as the Company’s Vice President – Administration, Chief Compliance Officer and Secretary and we entered into a new employment agreement with him. See “Executive Compensation—Compensation of Current Named Executive Officers—Employment Agreements—Matthew Schwartz.”

SELLING SECURITY HOLDERS

The 19,775,632 shares of Common Stock being offered hereby include (i) 12,897,172 shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock issued in the Private Placement, (ii) up to 5,588,749 shares of Common Stock issuable upon the exercise of the Advisory Warrants, and (iii) up to 1,289,711 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants. We are registering the Shares in order to permit the Selling Security Holders to offer the shares for resale from time to time.

In accordance with the terms of a registration rights agreement with the holders of the Investor Shares and Warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued in connection with the Private Placement pursuant to the Securities Purchase Agreement and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants, in each case, determined as if the Warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date of this prospectus. Because the exercise price of the Warrants may be adjusted from time to time, the number of shares that will actually be issued upon exercise thereof may be more or less than the number of Warrant Shares being offered by this prospectus.

The table below lists the Selling Security Holders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of our Common Stock held by each of the Selling Security Holders. The second column lists the number of shares of our Common Stock beneficially owned by the Selling Security Holders, based on their respective ownership of our Common Stock and the Warrants, as applicable, as of July 16, 2012, assuming exercise of the Warrants held by the holders thereof on that date but not taking into account any limitations on exercise set forth therein. Under the terms of the Warrants, the holders thereof may not exercise the Warrants to the extent (but only to the extent) such holder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.999%. The third column lists the Shares offered by this prospectus by the Selling Security Holders and does not take in account any limitations on exercise of the Warrants. The fourth and fifth columns assume the sale of all of the Shares offered by the Selling Security Holders pursuant to this prospectus.

Except for Matthew Schwartz and Jeffrey Wasserman, none of the Selling Security Holders has been our officer or director or an officer or director of any of our predecessors or affiliates within the last three years or has had any material relationship of any kind with us or any of our affiliates. Messrs. Schwartz, a current officer, and Wasserman, a former director, received Shares upon conversion of Series B Convertible Preferred Stock purchased by them in the Private Placement in exchange for cash. None of the Selling Security Holders has any family relationships with our officers, directors or controlling stockholders. Furthermore, no Selling Security Holder is a registered broker-dealer or an affiliate of a registered broker-dealer except as set forth in the footnotes to the table below.

The Selling Security Holders may offer all or part of the Shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such Shares. All information in the table below with respect to the beneficial ownership of shares of our Common Stock has been furnished by the Selling Security Holders.

45

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (1)	Percentage Ownership After Offering(2)
Jack D. Arnold	107,477	107,477	0	*
Roger H. Ballou	150,467	150,467	0	*
Lee P. Bearsch	214,953	214,953	0	*
Stephen R. Bedell	107,477	107,477	0	*
Joseph T. Biernacki	128,972	128,972	0	*
Biludan Gruppen A/S (2)	214,953	214,953	0	*
Christopher J. Bumgarner	214,953	214,953	0	*
Peter Burke	429,905	429,905	0	*
Rene Herman Christensen	214,953	214,953	0	*
Kenneth J. Cobb	107,477	107,477	0	*
Richard S. Cohen	537,381	537,381	0	*
William Laurence Craig	214,953	214,953	0	*
Donald R. Crowley	429,905	429,905	0	*
Michael H. Davidson	150,467	150,467	0	*
James H. Davis	429,905	429,905	0	*
Michael Q. Eagan	214,953	214,953	0	*
Philip W. Faucette, II	107,477	107,477	0	*
David L. Feavel	429,905	429,905	0	*
James H. Fryar, III	214,953	214,953	0	*
Justin J. Fuller	107,477	107,477	0	*
Donald G. Glascoff, Jr.	107,477	107,477	0	*
Jonathan Gold	85,981	85,981	0	*
John R. B. Gould	214,953	214,953	0	*
Richard Graham	107,477	107,477	0	*
Gerald D. Harrelson	214,953	214,953	0	*
Doug Harrison	429,905	429,905	0	*
Mark L. Hawkins	644,857	644,857	0	*
Leland C. Hove	214,953	214,953	0	*
Nicholas J. Krafft	128,972	128,972	0	*
Franciszek Kumosz	214,953	214,953	0	*
Marcel G. Lebon	214,953	214,953	0	*
Paul T. Lettieri	107,477	107,477	0	*
Paul E. Linthorst	214,953	214,953	0	*
Lester A. & Sandra J. Louzon, JTWROS (3)	214,953	214,953	0	*
Brian Mcateer	429,905	429,905	0	*
James P. Mcquillan	214,953	214,953	0	*
Eric J. Monath	214,953	214,953	0	*
Carl Morales	107,477	107,477	0	*
Glenn A. & Erica Nielson, JTWROS (4)	107,477	107,477	0	*
Tibor Palszabo	107,477	107,477	0	*
David William Platt	214,953	214,953	0	*
Peter Brian Quigley	214,953	214,953	0	*
Martin L. Reich	859,809	859,809	0	*
James Renaud	107,477	107,477	0	*
William E. Russell	322,429	322,429	0	*
Bruce Saber	107,477	107,477	0	*
Joseph A. Scaniffe	1,074,761	1,074,761	0	*
Matthew Schwartz	107,477	107,477	0	*
Wendy Sklar	214,953	214,953	0	*
Steven R. Stallman	214,953	214,953	0	*
Dalton Andrew Cavill Taylor	107,477	107,477	0	*
Christopher J. Testa	107,477	107,477	0	*

46

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (1)	Percentage Ownership After Offering(2)
Daniel J. Tuohy	107,477	107,477	0	*
Jeffrey Wasserman	107,477	107,477	0	*
John Thomas Financial, Inc. (5)(6)(10)	5,137,345	5,137,345	0	*
John Belesis (5)(7)(10)	92,537	92,537	0	*
George Belesis (5)(7)(10)	67,710	67,710	0	*
BMA Securities, Inc. (5)(8)(10)	338,312	338,312	0	*
Ron Cantalupo (5)(7)(10)	67,710	67,710	0	*
Arthur Mel Coffey (5)(7)(10)	250,526	250,526	0	*
Joseph Coniglio (5)(7)(10)	3,010	3,010	0	*
Johnnie M. Jones (5)(7)(10)	15,047	15,047	0	*
Christos Angelo Kalatoudis (5)(7)(10)	165,514	165,514	0	*
Ronald Large (5)(7)(10)	30,094	30,094	0	*
Scott J. Levine (5)(7)(10)	37,617	37,617	0	*
David Eisenberg (5)(7)(10)	60,186	60,186	0	*
Alan R. Ortega (5)(7)(10)	3,762	3,762	0	*
Jon P. Pecorella (5)(7)(10)	22,570	22,570	0	*
Francesco A. Scarso (5)(7)(10)	86,520	86,520	0	*
Jeffrey A. Silverman (5)(9)(10)	500,000	500,000	0	*

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table above, each Selling Security Holder has sole voting and investment power with respect to the Shares set forth opposite such Selling Security Holder’s name. The percentage of beneficial ownership is based on Based on 85,755,814 shares of Common Stock issued and outstanding as of July 16, 2012.
(2)	Ivan Nadelmann is the Chief Executive Officer of Biludan Gruppen A/S and has voting power and investment power of securities held by Biludan Gruppen A/S.
(3)	Mr. and Mrs. Louzon jointly have voting and dispositive power over the Shares.
(4)	Mr. and Mrs. Nielson jointly have voting and dispositive power over the Shares.
(5)	Pursuant to the terms of the Warrants, at no time may a holder thereof exercise such holder’s Warrant if the exercise would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.999% of our then issued and outstanding shares of Common Stock. The 4.999% beneficial ownership limitation does not prevent a holder from selling some of its holdings and then receiving additional shares. Accordingly, the holder could exercise and sell more than 4.999% of our Common Stock without ever at any one time holding more than this limit.
(6)	Reflects 4,750,437 shares of Common Stock issuable upon the exercise of Advisory Warrants and 386,908 shares of Common Stock issuable upon the exercise of Placement Agent Warrants. Avi Mirman is the Head of Investment Banking of John Thomas Financial, Inc. and has voting power and investment power of securities held by John Thomas Financial, Inc.
(7)	Reflects shares of Common Stock issuable upon the exercise of Placement Agent Warrants.
(8)	Reflects shares of Common Stock issuable upon the exercise of Advisory Warrants. Burt Arnold is the Chief Executive Officer of BMA Securities, Inc. and has voting power and investment power of securities held by BMA Securities, Inc.
(9)	Reflects shares of Common Stock issuable upon the exercise of Advisory Warrants.
(10)	Registered broker-dealer or affiliate of a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering the Investor Shares and the Warrant Shares issuable upon exercise of the Warrants to permit the resale of such Shares by the Selling Security Holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale the Shares by the Selling Security Holders. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Security Holders may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If Shares are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;

47

•	privately negotiated transactions;
•	short sales made after the date the registration statement is declared effective by the SEC;
•	agreements between broker-dealers and the Selling Security Holders to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Security Holders may transfer the Shares by other means not described in this prospectus. If the Selling Security Holders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of our Common Stock in the course of hedging in positions they assume. The Selling Security Holders may also sell shares of our Common Stock short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Security Holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Security Holders may pledge or grant a security interest in some or all of the Shares or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Security Holders will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to shares of our Common Stock. All of the foregoing may affect the marketability of the shares of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to shares of our Common Stock.

We will pay all expenses of the registration of the Shares pursuant, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Security Holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Security Holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreement. We may be indemnified by the Selling Security Holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Security Holders specifically for use in this prospectus, in accordance with the related registration rights agreement.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

48

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During 2010 and 2011 and through September 14, 2011, our Common Stock was quoted for trading on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol “PBMC.” With our name change to NorWesTech, Inc., we applied for and obtained a new trading symbol. Effective September 15, 2011, our Common Stock was quoted for trading on the OTC Bulletin Board the OTCQB tier of OTC Markets under the new symbol “NWTH.” In connection with our name change to GP.com LLC, Inc., we applied for and obtained a new trading symbol. Effective March 9, 2012, our Common Stock was quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the new symbol “GPCM.” The last reportable trade of Common Stock on the OTC Bulletin Board was $0.42 per share on July 16, 2012.

Prior to the Transaction, our fiscal year end was June 30. In connection with the Transaction, we changed our fiscal year end to December 31. Accordingly, the following table shows the range of reported high and low bid quotations of our Common Stock as reported by the OTC Bulletin Board for the first quarter of 2012 and each quarter of 2011 and 2010 based on our new fiscal year. The quotations from the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not represent actual transactions.

	Low	High
Fiscal 2012:
First quarter ended March 31, 2012	$0.05	$0.59

Fiscal 2011:
Fourth quarter ended December 31, 2011	$0.05	$0.22
Third quarter ended September 30, 2011	0.05	0.2375
Second quarter, ended June 30, 2011	0.10	0.23
First quarter, ended March 31, 2011	0.12	0.30

Fiscal 2010:
Fourth quarter ended December 31, 2010	$0.11	$0.30
Third quarter ended September 30, 2010	0.22	0.35
Second quarter, ended June 30, 2010	0.20	0.46
First quarter, ended March 31, 2010	0.33	0.60

Holders of Common Stock

As of the date of this prospectus, there were 85,755,814 shares of Common Stock issued and outstanding, held by approximately 163 holders of record.

Dividends

We have never declared or paid any cash dividends with respect to our Common Stock, and do not plan to do so in the foreseeable future. Any future determination with regard to the payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our future earnings, financial condition, applicable dividend restrictions and capital requirements and other factors deemed relevant by the Board of Directors.

49

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information as of the date of this prospectus, regarding our Common Stock that may be issued upon the exercise of options, warrants and other rights under our equity compensation plans.

	(a)	(b)	(c)
Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Shares Available for Future Issuance, excluding securities reflected in Column (a)
Equity Compensation Plans Approved by Stockholders (1)	300,000	$0.30	-

Equity Compensation Plans Approved by Stockholders (2)	6,075,000	$0.59	4,242,691

TOTAL	6,375,000	$0.58	4,242,691

(1)	Consists solely of our 2005 Stock Incentive Plan, which was terminated upon closing of the Transaction. Upon closing of the Transaction, all outstanding options under the 2005 Plan became vested and fully exercisable and will continue in accordance with their terms.
(2)	Consists solely of our 2012 Plan.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, the Company is authorized to issue up to 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). As of the date of this prospectus, there were outstanding 85,755,814 shares of Common Stock and no shares of Preferred Stock.

Common Stock

The holders of Common Stock are entitled to one vote per share and vote together as a single class on all matters with respect to which a vote of the stockholders is required or permitted under applicable law. Except for the election of a director (which requires a plurality of the votes cast in the election of directors), all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast thereon that are present in person or represented by proxy unless a greater percentage is required by law or our certificate of incorporation or bylaws. Holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore and to share ratably in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company. Such holders do not have any preemptive or other rights to subscribe for additional shares. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Preferred Stock may be issued with such rights, preferences, privileges and restrictions (including redemption and voting rights) as the Board of Directors of the Company may, from time to time, determine. Any or all of such rights may be greater than the rights granted to holders of the Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock. As of the Closing Date, there are 5,000,000 authorized shares of Preferred Stock, of which none of such shares are outstanding. Accordingly, as of the Closing Date, there are 5,000,000 shares of undesignated blank check Preferred Stock available for future issuance on terms determined by the Board of Directors, without further stockholder approval.

50

Warrants

As of the date of this prospectus, we had warrants outstanding to purchase an aggregate of 7,221,203 shares of Common Stock. Assuming the full exercise of the Other Warrants (as described below) as of the date of this prospectus, we would have had warrants outstanding to purchase an aggregate of 7,564,016 shares of Common Stock.

GP Warrant

In addition to the one (1) share of Series A Convertible Preferred Stock issued by the Company to GP.com LLC pursuant to the Transaction, the Company issued to GP.com LLC the GP Warrant. The GP Warrant has an exercise price of $0.01 per share and is exercisable for five (5) years from the date of issuance. The number of shares of Common Stock for which the GP Warrant will be exercisable, if at all, will be adjusted from time to time in the event that (i) any of the Other Warrants (as described below) are exercised prior to termination, in which case the number of shares of Common Stock issuable upon exercise of the GP Warrant will increase on a one-for-one basis with respect to the number of shares of Common Stock issued upon exercise of any of the Other Warrants and (ii) the Shortfall Amount (as defined in the Contribution Agreement) calculated as of the Closing Date changes based on a calculation of same from time to time after the Closing Date. As of the date of this prospectus, the GP Warrant is not exercisable for any shares of Common Stock because the Shortfall Amount was zero as of the Closing Date, no adjustment of the Shortfall Amount has occurred as of the date of this prospectus and none of the Other Warrants have been exercised as of the date of this prospectus. However, assuming the full exercise of the Other Warrants for shares of Common Stock, the GP Warrant would become exercisable for 342,813 shares of Common Stock.

Advisory Warrants

As partial compensation for its advisory services to GP.com LLC in connection with the Transaction, the Company issued Advisory Warrants to purchase up to 5,588,749 shares of our Common Stock having an exercise price of $0.23261 per share and an expiration date of February 23, 2017 initially to John Thomas Financial, Inc. John Thomas Financial, Inc. subsequently assigned Advisory Warrants to purchase an aggregate of 838,312 shares of Common Stock to certain of the Selling Security Holders.

Placement Agent Warrants

As partial compensation for its services as its placement agent in connection with the Private Placement, the Company issued Placement Agent Warrants to purchase up to 1,289,711 shares of Common Stock having an exercise price of $0.23261 per share and an expiration date of February 23, 2017 initially to John Thomas Financial, Inc. John Thomas Financial, Inc. subsequently assigned Placement Agent Warrants to purchase an aggregate of 902,803 shares of Common Stock to certain of the Selling Security Holders.

Other Warrants

As of the date of this prospectus, we had warrants outstanding to purchase an aggregate of 117,625 shares of Common Stock having an exercise price of $0.51 per share and an expiration date of August 27, 2012 and warrants outstanding to purchase an aggregate of 225,188 shares of Common Stock having an exercise price of $1.60 per share and an expiration date of March 8, 2013.

Stock Options

As of the date of this prospectus, we had options outstanding to purchase an aggregate of 6,375,000 shares of Common Stock at a weighted-average exercise price of $0.58 per share.

Registration Rights

On the Closing Date, we entered into a registration rights agreement with GP.com LLC and the Selling Security Holders requiring us to file, as soon as practicable following the Closing Date but in no event later than forty five (45) calendar days following the conversion of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, a resale registration statement covering (i) the shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock issued to GP.com LLC pursuant to the Transaction, (ii) the shares of Common Stock issuable upon exercise of the GP Warrant, (iii) the Shares, and (iv) the Warrant Shares. Only the Shares and Warrant Shares are being registered as of the date of this prospectus.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Sills Cummis & Gross, P.C., Newark, New Jersey.

EXPERTS

The audited consolidated financial statements at December 31, 2011 and 2010 included in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, appearing elsewhere herein and in such registration statement, given on the authority of such firm as experts in auditing and accounting.

51

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act registering the Shares offered pursuant to this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and the Shares, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement include material provisions but are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.grandparents.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

52

INDEX TO FINANCIAL STATEMENTS

Grandparents.com, Inc.

Index to Unaudited Condensed Consolidated Financial Statements for the three month periods ended March 31, 2012 and March 31, 2011
Condensed Consolidated Balance Sheets as of March 31, 2012 (unaudited) and December 31, 2011	F-2
Condensed Consolidated Statements of Operations for the three month periods ended March 31, 2012 and March 31, 2011 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the three month periods ended March 31, 2012 and March 31, 2011 (unaudited)	F-4
Notes to Condensed Consolidated Financial Statements (unaudited)	F-5

Index to Audited Consolidated Financial Statements for the years ended December 31, 2011 and December 31, 2010
Report of Independent Registered Public Accounting Firm	F-11
Consolidated Balance Sheets as of December 31, 2011 and December 31, 2010	F-12
Consolidated Statements of Operations for the year ended December 31, 2011, for the period January 1, 2010 to May 5, 2010, and for the period May 6, 2010 to December 31, 2010	F-13
Consolidated Statements of Cash Flows for the year ended December 31, 2011, for the period January 1, 2010 to May 5, 2010, and for the period May 6, 2010 to December 31, 2010	F-14
Consolidated Statements of Changes in Stockholders’ Equity for the year ended December 31, 2011, for the period January 1, 2010 to May 5, 2010, and for the period May 6, 2010 to December 31, 2010	F-15
Notes to Consolidated Financial Statements	F-16

F-1

GRANDPARENTS.COM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash	$3,587,695	$347,284
Restricted cash	40,000	40,000
Accounts receivable	72,655	84,922
Prepaid expenses	111,834	254,826
Total current assets	3,812,184	727,032

Property and equipment, net	32,958	35,170

Other assets:
Security deposits	3,701	3,701
Intangibles, net	4,902,660	5,110,993
Total other assets	4,906,361	5,114,694

Total assets	$8,751,503	$5,876,896

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$573,685	$596,584
Accrued expenses	199,009	185,191
Accrued management fees	-	512,500
Notes payable, current maturities	253,150	900,882
Warrant derivative liability	-	211,645
Cumulative preferred return	-	120,488
Total current liabilities	1,025,844	2,527,290

Notes payable, net of current maturities	1,078,500	300,000
Total long-term liabilities	1,078,500	300,000

Total liabilities	2,104,344	2,827,290

Commitments and Contingencies

Stockholders' equity:
Series A Convertible Preferred Stock	-	-
Series B Convertible Preferred Stock	30,000	-
Common Stock	168,961	167,961
Additional Paid in Capital	16,030,100	7,956,350
Accumulated Deficit	(9,581,902)	(5,074,705)
Total stockholders' equity	6,647,159	3,049,606

Total liabilities and stockholders' equity	$8,751,503	$5,876,896

See accompanying notes to condensed consolidated financial statements.

F-2

GRANDPARENTS.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenues:
Advertising revenue	$66,794	$122,995
Total revenue	66,794	122,995

Operating Expenses:
Selling and marketing	40,726	28,523
Salaries	376,408	214,160
Rent	41,000	36,707
Consulting	70,825	-
Equity-based compensation	217,546	27,879
Management fees	100,000	150,000
Transaction costs	2,924,592	-
Other general and administrative	563,655	136,295
Depreciation and amortization	210,546	217,313
Total operating expenses	4,545,298	810,877

Other income (expenses):
Interest income	3,226	15
Interest expense	(20,922)	-
Other income (expense), net	3,268	5,190

Total other (expenses) income	(14,428)	5,205

Loss from operations	(4,492,932)	(682,677)

Preferred return expense	14,265	23,602

Loss before income taxes	(4,507,197)	(706,279)

Income taxes	-	-

Net loss	$(4,507,197)	$(706,279)

Net loss per share-basic and diluted	$(0.27)	$(0.04)

Weighted average common shares outstanding, basic and diluted	16,836,810	16,909,501

See accompanying notes to condensed consolidated financial statements.

F-3

GRANDPARENTS.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Cash flows from Operating activities:
Net loss	$(4,507,197)	$(706,279)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation and amortization	210,546	217,313
Equity-based compensation	217,546	27,879
Transaction costs	2,924,592	-
Preferred return expense	14,265	23,602
Amortization of discount on zero coupon note payable	12,268	-
Change in fair value of warrant derivative liability	(62,334)	-
(Increase) decrease in:
Accounts receivable, net	12,267	118,583
Prepaid expenses	142,992	(2,207)

Increase (decrease) in:
Accounts payable	(22,899)	(31,513)
Accrued management fees	100,000	87,500
Accrued expenses	13,818	(22,529)
Net cash used in Operating activities	(944,136)	(287,651)

Cash Flows from Investing activities:
Purchase of property and equipment	-	(3,236)
Net cash used in Investing activities	-	(3,236)

Cash Flows from Financing activities:
Proceeds from private placement	2,641,292	300,000
Proceeds from loans and short-term advances	-	120,000
Proceeds from reverse merger transaction (predecessor cash)	1,543,255	-
Net cash provided by Financing activities	4,184,547	420,000

Net increase in cash	3,240,411	129,113
Cash, beginning of period	347,284	76,991
Cash, end of period	$3,587,695	$206,104

Supplemental cash flow information
Income taxes paid	$-	$-
Cash paid for interest	$2,500	$-
Conversion of accrued management fees to note payable	$512,500	$-
Reclassification of cumulative preferred return as part of reverse acquisition	$134,753	$-
Reclassification of warrant derivative liability to equity as part of reverse acquisition	$149,311	$-

See accompanying notes to condensed consolidated financial statements.

F-4

GRANDPARENTS.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  Description of Business and Reverse Acquisition

Description of Business

Grandparents.com, Inc., together with its consolidated subsidiaries (the “Company”), is a family-oriented social media company that through its website, www.grandparents.com, serves the age 50+ demographic market. The website offers activities, discussion groups, expert advice and newsletters that enrich the lives of grandparents by providing tools to foster connections among grandparents, parents, and grandchildren.

Grandparents:NorWesTech Reverse Acquisition

On February 23, 2012, Grandparents.com LLC (“GP”) entered into an Asset Contribution Agreement to transfer the net assets that comprise the Grandparents.com business to NorWesTech, Inc., a then “public shell” company, which was accounted for as a reverse acquisition. Following to the consummation of this Agreement, the Company became a publicly traded entity. References to Grandparents.com LLC or GP in these condensed consolidated financial statements refer to transactions that occurred prior to the consummation of the Asset Contribution Agreement.

In exchange for the contribution of the net assets of the Grandparents.com business, GP received one (1) share of Series A Convertible Preferred Stock of the Company, representing approximately 65% of the issued and outstanding shares of the Company. The Series A Convertible Preferred Stock automatically converts into 55,887,491 shares of the Company’s Common Stock upon the date on which the Company files an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000. In addition, GP received a warrant (“GP Warrant”), with an exercise price of $0.01 per share and exercisable for five (5) years, to purchase additional shares of the Company’s Common Stock, with the number of shares into which with the GP Warrant is convertible being subject to adjustment (i) for the Shortfall Amount, as defined in the Asset Contribution Agreement and (ii) to retain GP’s 65% ownership in the event any of the 342,813 warrants issued and outstanding by NorWesTech, Inc. are exercised.

As compensation for advisory services in connection with the reverse acquisition, the Company granted a warrant (“Advisory Warrant”) to purchase up to 5,588,749 shares of the Company’s Common Stock. The Advisory Warrant has an exercise price of $0.23 per share and a term of five (5) years. The grant date fair value of the Advisory Warrant was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 1.04%; expected term 5.0 years; expected volatility 109%; stock price $0.60. These assumptions resulted in a grant date fair value of the warrant of $2,924,592, which has been charged to the condensed consolidated statement of operations for the three-months ended March 31, 2012.

Concurrently with the reverse acquisition, the Company sold 3,000,000 shares of Series B Convertible Preferred Stock for total gross proceeds of $3,000,000. The Series B Convertible Preferred Stock automatically converts into 12,897,172 shares of the Company’s Common Stock upon the date on which the Company files an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000. In connection with the financing, the Company granted a warrant to the placement agent (“Placement Agent Warrant”) to purchase up to 1,289,711 shares of the Company’s Common Stock. The Placement Agent Warrant has an exercise price of $0.23 per share and a term of five (5) years. The grant date fair value of the Placement Agent Warrant was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 1.04%; expected term 5.0 years; expected volatility 109%; stock price $0.60. These assumptions resulted in a grant date fair value of the warrant of $674,906, which has been reflected in the condensed consolidated balance sheet as a reduction of the gross proceeds raised in the financing.

2.  Basis of Presentation

The condensed consolidated financial statements include the accounts of Grandparents.com, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company has included the results of NorWesTech, Inc. from the date of the acquisition. Certain prior period amounts have been reclassified to conform to the current period presentation.

The accompanying unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full year or for any future periods.

F-5

The preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses and the related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue, the useful lives of long-lived assets including property and equipment and intangible assets, investment fair values, stock-based compensation, goodwill, income taxes, and contingencies. The Company bases its estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, when these carrying values are not readily available from other sources. Actual results may differ from these estimates.

These condensed consolidated financial statements should be read in conjunction with the December 31, 2011 and 2010 financial statements and related notes of the Company contained herein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The condensed consolidated balance sheet as of December 31, 2011 was derived from the Company’s audited financial statements for the year ended December 31, 2011, but does not include all disclosures required by U.S. GAAP. However, the Company believes the disclosures are adequate to make the information presented not misleading.

3.  Going Concern

As shown in the accompanying condensed consolidated financial statements, the Company has incurred a net loss of approximately $4.5 million and used approximately $1.0 million in cash for operating activities during the three-months ended March 31, 2012. Without additional capital from existing or outside investors or further financing, the Company’s ability to continue to implement its business plan may be limited. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.  Intangible Assets

The Company evaluates the recoverability of goodwill and other indefinite lived intangibles annually and more frequently when events or changes in circumstances indicate that the carrying amount of goodwill and indefinite lived intangibles may not be recoverable. The identification and measurement of impairment involves the estimation of the fair value of the reporting unit and indefinite lived intangibles and contains uncertainty because management must use judgment in determining appropriate assumptions to be used in the measurement of fair value. The estimate of fair value of the reporting unit is based on the best information available as of the date of the assessment and incorporates management’s assumptions about expected future cash flows and contemplates other valuation techniques. Future cash flows can be affected by changes in the industry, a continuing declining economic environment or market conditions.

Intangible assets, net, consisted of the following at March 31, 2012 and December 31, 2011:

	Estimated Useful	March 31	December 31
	Lives (in Years)	2012	2011
URL and trademarks	15	$5,000,000	$5,000,000
Website development	5	500,000	500,000
Customer relationships	3	1,000,000	1,000,000
		6,500,000	6,500,000
Less: accumulated amortization		(1,597,340)	(1,389,007)
Intangible assets, net		$4,902,660	$5,110,993

Amortization expense related to finite lived intangible assets amounted to $208,333 and $215,100 for the three-months ended March 31, 2012 and 2011, respectively. The future amortization expense for each of the five succeeding years related to all finite lived intangible assets that are currently recorded in the balance sheets is estimated as follows at March 31, 2012:

For the Years Ending December 31,
2012	$625,000
2013	510,416
2014	333,333
2015	333,333
2016	333,333
Thereafter	2,767,245
$4,902,660

F-6

5.  Notes Payable

During 2011, three of GP’s members advanced an aggregate of $126,000 to the Company. The advances bear interest at 5% per annum, and were due and payable on December 31, 2012.

In March 2011, GP entered into a $300,000 note payable agreement with one of its members. The note bears interest at 5% per annum, with interest-only payments commencing on May 1, 2011 through the maturity date, April 1, 2013. The note was secured by substantially all of GP’s assets.

In July 2011, three of GP’s members provided short-term loans to GP in the aggregate amount of $40,000. The loans bear interest at 5% per annum and were scheduled to mature on December 31, 2011. The loans were convertible into Class A Units of GP at a conversion price of $1.60 per unit. The difference between the effective conversion price of the loans into Class A Units, and the fair value of the Class A Units on the date of issuance of the loans, did not result in the recognition of a beneficial conversion feature since the fair value of the Class A Units was significantly lower than the then effective conversion price.

In connection with the Asset Contribution Agreement, the above aggregate indebtedness of $466,000 was amended, as follows:

1.	Two Notes payable, each in the amount of $78,543, to the former GP members (shareholders and directors of the Company). The notes bear PIK interest annually at 5% and are due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) the date subsequent to March 31, 2013 that the Company achieves EBITDA equal to or greater than $2,500,000. The note is subordinate to certain other debt obligations of the Company.

2.	Note payable in the amount of $308,914 to the former GP member (shareholder of the Company). The note bears PIK interest annually at 5% and is due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) April 1, 2013. However, no payments are required to be paid until the Company achieves EBITDA equal to or greater than $2,500,000.

In July 2011, GP issued a zero coupon note payable to a consultant. The note provided $225,000 to GP in exchange for repayment of $275,000 on August 30, 2012, the maturity date of the note. The discount from the maturity value of $275,000, initially $50,000, is being amortized to interest expense by the effective interest method over the life of the note, with an effective interest rate of 20.04%. The note is convertible into Class A Units of GP at a conversion price of $1.60 per unit, provided the note is not repaid in-full on the maturity date. This note was assumed by the Company in connection with the Asset Contribution Agreement.

In December 2011, the Company consummated a $500,000 Bridge Loan with a NorWesTech, Inc.and executed a Letter of Intent with that company for a contribution of all the assets and liabilities of the Company into the public entity in a transaction to be accounted for as a reverse acquisition. The public entity’s assets consist exclusively of $2.3 million in cash (unaudited). The Company simultaneously executed an engagement agreement with an investment bank to effect a private placement of $3 million, on a best efforts basis, in a secondary offering of the public company’s common shares, to be closed at the same time as the reverse acquisition. The acquisition and private placement transactions were consummated on February 23, 2012, with the Bridge Loan being repaid out of the closing cash received from NorWesTech, Inc. See Note 1.

During the year ended December 31, 2011, GP paid a fee of $50,000 per month to one of its members for management services provided to GP. A total of $600,000 was charged to expense for the year ended December 31, 2011, of which $87,500 was paid and $512,500 was recorded as accrued management fees in the balance sheet at December 31, 2011. In connection with the Asset Contribution Agreement, management fees accrued through the transaction date totaling $612,500 were converted into a promissory note payable to the GP member. The notes bear PIK interest annually at 5% and are due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) the date subsequent to March 31, 2013 that the Company achieves EBITDA equal to or greater than $2,500,000.  The note is subordinate to certain other debt obligations of the Company. The note is subordinate to certain other debt obligations of the Company.

F-7

Interest expense charged to operations for the three-months ended March 31, 2012 and 2011 was $20,922 and $0, respectively. The future maturities for each of the five succeeding years related to all notes payable obligations is estimated as follows at March 31, 2012:

For the Years Ending December 31,
2012	$253,150
2013	1,078,500
2014	-
2015	-
2016	-
Thereafter	-
$1,331,650

6.  Stockholders’ Equity

On February 23, 2012, the Board of Directors approved an amendment to the Corporation’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 30,000,000 to 150,000,000 shares. As of March 31, 2012, the Company has 16,896,151 shares of common stock issued and outstanding. See Note 11.

On February 23, 2012, in connection with the Asset Contribution Agreement, the Company issued one (1) share of Series A Convertible Preferred Stock, representing 65% of the Company’s issued and outstanding shares of common Stock, on an as-converted basis of the Series A and Series B Convertible Preferred Stock.

On February 23, 2012, the Company completed the Private Placement of 3,000,000 shares of newly designated Series B Convertible Preferred Stock for aggregate gross proceeds to the Company of $3,000,000.

7.  Stock Based Compensation

2012 Stock Incentive Plan

On February 23, 2012, the Company approved the Board of Directors’ recommendation to adopt the 2012 Stock Incentive Plan (“2012 Plan”), which provides for 10,317,691 shares of the Company’s common stock, to be eligible for issuance to employees, officers, directors, consultants, agents, advisors, and independent contractors who provide services to the Corporation under the 2012 Plan.

The Company granted options to purchase 5,420,000 shares of common stock under the 2012 Plan to its officers, directors and employees during the three-months ended March 31, 2012. The options had exercise prices ranging from $0.60 to $0.63 per share and a grant date fair value ranging from $0.35 to $0.56 per option. The options expire two to ten years from the date of grant.

The weighted average grant date fair value of options granted during 2011 were estimated on the date of grant using the Black-Scholes option-pricing model with the assumptions noted in the following table. Expected volatility was estimated using the average volatility rates of several public companies that management considers industry peers in a similar life-cycle phase, and a weighted component volatility of the Company. The expected term of the options represents the period of time that options granted are expected to be outstanding and is derived from historical terms.

Risk-free interest rate	1.04%
Expected life (years)	2 - 10
Expected volatility	109%
Dividend yield	-

F-8

A summary of option activity and changes under the 2012 Plan as of March 31, 2012 and during the period is presented below:

			Weighted Average
	Number of	Weighted Average	Remaining Contractual	Aggregate
	Shares	Exercise Price	Term (Years)	Intrinsic Value
Outstanding at December 31, 2011	-	$-	-
Granted	5,420,000	0.60	9.62
Exercised	-	-	-
Expired	-	-	-
Forfeited	-	-	-
Outstanding at March 31, 2012	5,420,000	$0.60	9.62	$53,600

Exercisable at March 31, 2012	10,000	$0.60	1.90	$-

The compensation expense recognized under the Plan was $90,774 for the three-months ended March 31, 2012. As of March 31, 2012, there was $3,016,424 of total unrecognized compensation cost related to non-vested equity-based compensation arrangements granted under the Plan. That cost is expected to be recognized over the remaining vesting period of 35 months.

Other

At March 31, 2012, GP had outstanding options to purchase 466,667 Class A units of GP under its 2010 Stock Option Plan. In addition, GP had outstanding warrants to purchase 437,500 Class A units of GP. GP recorded an equity compensation charge of $27,879 related to these options and warrants during the three-months ended March 31, 2011. Since the employees and consultants to whom these options and warrants were granted continue to provide services to the Company, the Company recorded an equity compensation charge of $28,582 during the three-months ended March 31, 2012. The remaining unrecognized compensation cost of $192,098 related to non-vested equity-based compensation arrangements granted by GP will continue to be recognized by the Company over the remaining vesting period of 32 months.

As of March 31, 2012, NorWesTech, Inc. (predecessor) had 300,000 options outstanding under its 2005 Stock Incentive Plan. In accordance with the terms of the Asset Contribution Agreement, these options became fully vested and exercisable as of the date of the transaction (February 23, 2012). Due to the immediate vesting provision, and since these employees no longer provide services to the Company, the Company recorded a charge in the amount of $98,190 during the three-months ended March 31, 2012. There is no remaining unrecognized compensation charge related to these options.

8.  Income Taxes

ASC 740-10 “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”) requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.   Management evaluates Company tax positions on an annual basis and has determined that as of March 31, 2012, no accrual for income taxes is necessary.

The Company provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year.  Cumulative adjustments to the Company’s estimate are recorded in the interim period in which a change in the estimated annual effective rate is determined.

The Company has estimated its effective tax rate to be 0%, based primarily on losses incurred and the uncertainty of realization of the tax benefit of such losses.

9.  Commitments

The Company leases an office facility in New York, NY under a three-year operating lease. The lease requires monthly payments of $13,333 and includes an annual escalation of 2.5%. The future minimum lease payments required under the office facility operating lease as of March 31, 2012, are as follows:

For the Years Ending December 31,

2012	$165,027
2013	126,072
$291,099

F-9

GP has issued a letter of credit totaling $40,000, which is held as collateral for performance under the operating lease. The letter of credit is secured by deposits at a financial institution, and has been recorded as restricted cash in the balance sheets at March 31, 2012 and December 31, 2011.

Rent expense recognized under operating leases was $41,000 and $36,707 for the three-months ended March 31, 2012 and 2011, respectively.

10.  Concentrations

At March 31, 2012, two (2) customers represented approximately 56% of accounts receivable and approximately 49% of revenues earned during the quarter ended March 31, 2012.

At December 31, 2011, four (4) customers represented approximately 54% of GP’s accounts receivable and approximately 47% of GP’s revenues earned during 2011.

We maintain cash in three insured commercial accounts and one uninsured investment account at major financial institutions. Although we consider the financial institutions creditworthy, our cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $3,435,951 at March 31, 2012 and by $0 at December 31, 2011.

11.  Subsequent Events

During May 2012, the Company issued 75,000 restricted shares of the Company’s common stock in exchange for investor relations services covering a three-month period. The agreement gives the Company the option for three (3) additional three-month renewal periods, at 75,000 restricted shares per renewal.

On May 9, 2012, the Company filed a Second Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s capital stock to 155,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the “Amendment”). Upon filing of the Amendment, the one share of the Company’s Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of common stock and the 3,000,000 shares of the Company’s Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of common stock.

F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Grandparents.com, Inc.

New York, NY

We have audited the accompanying consolidated balance sheets of Grandparents.com, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2011, for the period January 1, 2010 to May 5, 2010, and for the period May 6, 2010 to December 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grandparents.com, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, for the period January 1, 2010 to May 5, 2010, and for the period May 6, 2010 to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The Company has significant related party transactions.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained a net loss, has negative cash flows from operations, and has a working capital deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

June 25, 2012

F-11

GRANDPARENTS.COM, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
ASSETS	2011	2010

Current assets:
Cash	$347,284	$36,991
Restricted cash	40,000	40,000
Accounts receivable	84,922	307,461
Prepaid expenses	254,826	-
Total current assets	727,032	384,452

Property and equipment, net	35,170	44,882

Other assets:
Security deposits	3,701	3,701
Intangibles, net	5,110,993	5,944,326
Total other assets	5,114,694	5,948,027

Total assets	$5,876,896	$6,377,361

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$596,584	$626,833
Accrued expenses	185,191	101,664
Accrued management fees	512,500	-
Notes payable, current maturities	900,882	-
Warrant derivative liability	211,645	-
Cumulative preferred return	120,488	26,080
Total current liabilities	2,527,290	754,577

Notes payable, net of current maturities	300,000	-
Total long-term liabilities	300,000	-

Total liabilities	2,827,290	754,577

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value, 30,000,000 shares authorized
Issued and outstanding 16,796,151 shares at December 31, 2011
and 16,405,756 shares at December 31, 2010	167,961	164,058
Additional paid in capital	7,956,351	7,638,491
Accumulated deficit	(5,074,706)	(2,179,765)
Total stockholders' equity	3,049,606	5,622,784

Total liabilities and stockholders' equity	$5,876,896	$6,377,361

See accompanying notes to these consolidated financial statements.

F-12

GRANDPARENTS.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Successor	Predecessor
	2011	2010	2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5
Revenues:
Advertising revenue	$478,133	$646,512	$111,543
Total revenue	478,133	646,512	111,543

Operating Expenses:
Selling and marketing	104,323	246,838	444,300
Salaries	897,886	657,975	818,372
Rent	157,761	84,090	69,601
Consulting	6,270	6,005	10,000
Equity-based compensation	165,789	9,549	-
Transaction costs	-	4,250,000	-
Management fees	600,000	125,000	-
Other general and administrative	488,413	477,249	126,346
Depreciation and amortization	842,187	560,101	67,988
Total operating expenses	3,262,629	6,416,807	1,536,607

Other income (expenses):
Interest income (expense), net	(34,670)	18	-
Gain on purchase of business	-	3,565,408	-
Other income (loss), net	18,633	51,184	108,000
Total other income (expenses)	(16,037)	3,616,610	108,000

Loss from operations	(2,800,533)	(2,153,685)	(1,317,064)

Preferred return expense	(94,408)	(26,080)	(137,572)

Loss before income taxes	(2,894,941)	(2,179,765)	(1,454,636)

Income taxes	-	-	-

Net loss	$(2,894,941)	$(2,179,765)	$(1,454,636)

Net loss per share-basic and diluted	$(0.17)	$(0.13)	$(0.09)

Weighted average common shares outstanding, basic and diluted	16,895,070	16,909,501	16,892,468

See accompanying notes to these consolidated financial statements.

F-13

GRANDPARENTS.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Successor	Predecessor
	2011	2010	2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5

Cash flows from Operating activities:
Net loss	$(2,894,941)	$(2,179,765)	$(1,454,636)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation and amortization	842,187	560,101	67,988
Loss on sale of equipment	-	1,100	-
Equity-based compensation	71,763	9,549	-
Preferred return expense	94,408	26,080	137,572
Transaction costs	-	4,250,000	-
Gain on purchase of business	-	(3,565,408)	-
Amortization of discount on zero coupon note payable	15,882	-	-
Change in fair value of warrant derivative liability	211,645	-	-
(Increase) decrease in:
Accounts receivable, net	222,539	(106,749)	158,579
Prepaid expenses	(254,826)	113,514	(118,180)
Security deposits	-	(2,400)	-
Increase (decrease) in:
Accounts payable	(30,249)	(492,697)	205,491
Accrued management fees	512,500	-	-
Accrued expenses	83,527	41,877	(19,901)
Net cash used in Operating activities	(1,125,565)	(1,344,798)	(1,023,087)

Cash Flows from Investing Activities
(Increase) decrease in restricted cash	-	(40,000)	212,343
Business acquisition, net of cash acquired	-	(396,211)	137,844
Purchase of property and equipment	(5,142)	-	-
Net cash provided by (used in) Investing activities	(5,142)	(436,211)	350,187

Cash Flows from Financing Activities
Proceeds from private placement	250,000	1,668,000	225,000
Proceeds from short-term advances	126,000	-	593,000
Proceeds from issuance of promissory notes	1,065,000	-	-
Net cash provided by Financing activities	1,441,000	1,668,000	818,000

Net increase (decrease) in cash	310,293	(113,009)	145,100
Cash, beginning of period	36,991	150,000	4,900
Cash, end of period	$347,284	$36,991	$150,000

Supplemental cash flow information
Income taxes paid	$-	$-	$-
Cash paid for interest	$9,021	$-	$-
Equity issued for purchase of business	$-	$1,875,000	$-
Conversion of debt to equity	$-	$-	$7,724,135

See accompanying notes to these consolidated financial statements.

F-14

GRANDPARENTS.COM, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Class A		Class B		Class C		Class D		Class E		Total
	Units		Units		Units		Units		Units		Members'
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Deficit

Balance, December 31, 2009	4,803,722	$(4,231,210)	186,600	$-	-	$-	-	$-	-	$-	$(4,231,210)

Conversion of debt to equity	-	-	-	-	415,500	750,000	3,867,019	6,974,135	-	-	7,724,135

Capital contributions	-	-	-	-	124,758	225,000	-	-	-	-	225,000

Preferred Return	-	-	-	-	-	-	-	137,572	-	-	137,572

Net loss for the period	-	(1,066,932)	-	-	-	(82,361)	-	(305,343)	-	-	(1,454,636)

Balance, May 5, 2010	4,803,722	$(5,298,142)	186,600	$-	540,258	$892,639	3,867,019	$6,806,364	-	$-	$2,400,861

			Additional		Total
	Common Stock		Paid-In	Accum.	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, May 6, 2010	-	$-	$-	$-	$-

Contribution of assets in business combination	4,031,452	40,315	1,834,685	-	1,875,000

Contribution of services for equity	9,137,958	91,380	4,158,620	-	4,250,000

Issuance of equity in private placement	2,577,442	25,774	1,642,226	-	1,668,000

Issuance of equity pursuant to anti-dilution arrangements	658,905	6,589	(6,589)	-	-

Equity based compensation	-	-	9,549	-	9,549

Net loss for the period	-	-	-	(2,179,765)	(2,179,765)

Balance, December 31, 2010	16,405,756	$164,058	$7,638,491	$(2,179,765)	$5,622,784

Purchase of equity in private placement	390,395	3,903	246,097	-	250,000
					-
Issuance of warrants for services	-	-	21,148	-	21,148
					-
Equity based compensation	-	-	50,615	-	50,615
					-
Net loss for the period	-	-	-	(2,894,941)	(2,894,941)

Balance, December 31, 2011	16,796,151	$167,961	$7,956,351	$(5,074,706)	$3,049,606

See accompanying notes to these consolidated financial statements.

F-15

GRANDPARENTS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)

1. Description of Business and Basis of Presentation

Description of Business

Grandparents.com, Inc., together with its consolidated subsidiaries (the “Company”), is a family-oriented social media company that through its website, www.grandparents.com, serves the age 50+ demographic market. The website offers activities, discussion groups, expert advice and newsletters that enrich the lives of grandparents by providing tools to foster connections among grandparents, parents, and grandchildren.

Prior to the consummation of the NorWesTech Reverse Acquisition (see below), the Company's operations were owned by Grandparents.com, LLC ("GP") GP was formed as a Florida limited liability company on April 20, 2010, under the name of Grandparents Acquisition Company, LLC ("GAC"). GAC was formed for the purpose of acquiring the "grandparents.com" URL, trademarks and related business assets from GPOC Holdings, LLC ("GPOC"), which was then owned by a predecessor private equity group. GP changed its name to Grandparents.com LLC on May 12, 2010, and conducted business as "Grandparents.com", with its corporate headquarters located in New York.

Business Combination

Pursuant to an Asset Purchase Agreement (‘‘Purchase Agreement’’) by GAC and GPOC, GAC purchased substantially all of the assets and assumed certain liabilities of GPOC in exchange for equity representing a 30% ownership in GAC, subject to anti-dilution protection. In connection with the Purchase Agreement, the managing members of GAC received a 68% ownership interest in GAC in exchange for transaction costs. In addition, in connection with the Purchase Agreement, a member of GPOC contributed $250,000 cash in exchange for a 2% ownership interest in GAC.

Grandparents-NorWesTech Reverse Acquisition

Subsequent to December 31, 2011, GP entered into an Asset Contribution Agreement to transfer the net assets that comprise the Grandparents.com business to NorWesTech, Inc., a then “public shell” company, which was accounted for as a reverse acquisition. Following to the consummation of this Agreement, the Company became a publicly traded entity. References to Grandparents.com LLC or GP in these condensed consolidated financial statements refer to transactions that occurred prior to the consummation of the Asset Contribution Agreement.

Basis of Presentation

The consolidated financial statements include the accounts of Grandparents.com, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the current period presentation. The Merger was accounted for as a reverse acquisition, to be applied as an equity recapitalization in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes, and has been give retroactive effect in these consolidated financial statements.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-16

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2011 and 2010, there were no cash equivalents.

Accounts Receivable

Accounts receivable are reported in the balance sheet net of an allowance for doubtful accounts. The Company estimates the allowance based on an analysis of specific clients, taking into consideration the age of past due accounts, the client’s payment history and an assessment of the client’s ability to pay. At December 31, 2011 and 2010, the Company determined that no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three (3) to seven (7) years. Incidental expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of assets are capitalized. The Company reviews the valuation of fixed assets and the remaining economic lives annually and adjusts depreciation accordingly.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, which include property and equipment and identifiable intangible assets, whenever events or changes in circumstances indicate that such assets might be impaired and the carrying value may not be recoverable. Events and circumstances that may indicate that an asset is impaired may include significant decreases in the market value of an asset, a change in the extent or manner in which an asset is used, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces as well as other factors.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset are less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets. In testing for a potential impairment of goodwill, the Company will first compare the estimated fair value of each reporting unit with book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If, however, the fair value of the respective reporting units of the Company is less than book value, then the Company is required to compare the carrying amount of the goodwill with its implied fair value. The estimate of implied fair value of goodwill may require independent valuations of certain internally generated and unrecognized intangible assets such as its customer base, software and technology and trademarks. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized in an amount equal to the excess.

Revenue Recognition

The Company recognizes revenue from arrangements with advertisers and third-party affiliates, generally on the basis of impressions, at an agreed upon cost per thousand impressions ("CPM"). This revenue is recognized on a net basis in the period in which the impressions occur.

Revenue is recognized in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The Company considers amounts to be earned when persuasive evidence of an arrangement exists, delivery of services has occurred, price is fixed or determinable, and collectability is reasonably assured.

Advertising

The Company’s policy is to report advertising costs as expensed in the periods in which the costs are incurred. The total amounts charged to advertising expenses were $104,323 for the year ended December 31, 2011, $444,300 for the period January 1, 2010 to May 5, 2010, and $246,838 for the period May 6, 2010 to December 31, 2010.

F-17

 Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash, short-term accounts receivable, and payables. The Company believes that the carrying amounts approximate fair value due to their short-term nature and market interest rates.

Equity-Based Compensation

The Company accounts for equity-based awards to employees and others at fair value, measured at the grant date (based upon an estimate of the fair value of the compensation granted) and recorded to expense over the requisite service period, which generally is the vesting period. Fair value of equity-based compensation arrangements are estimated using the Black-Scholes option pricing model.

Income Taxes

ASC 740-10 “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”) requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.   Management evaluates Company tax positions on an annual basis and has determined that as of December 31, 2011 and 2010, no accrual for income taxes is necessary.

The Company provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year.  Cumulative adjustments to the Company’s estimate are recorded in the interim period in which a change in the estimated annual effective rate is determined.

The Company has estimated its effective tax rate to be 0%, based primarily on losses incurred and the uncertainty of realization of the tax benefit of such losses.

Recent Accounting Pronouncements

 In May 2011, the FASB issued amendments to existing standards for fair value measurement and disclosure, which are effective in the first quarter of 2012. The amendments clarify or change the application of existing fair value measurements, including: that the highest and best use and valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets; that a reporting entity should measure the fair value of its own equity instrument from the perspective of a market participant that holds that instrument as an asset; to permit an entity to measure the fair value of certain financial instruments on a net basis rather than based on its gross exposure when the reporting entity manages its financial instruments on the basis of such net exposure; that in the absence of a Level 1 input, a reporting entity should apply premiums and discounts when market participants would do so when pricing the asset or liability consistent with the unit of account; and that premiums and discounts related to size as a characteristic of the reporting entity’s holding are not permitted in a fair value measurement.  The impact of adopting these amendments is expected to be immaterial to the financial statements.

3. Going Concern

As shown in the accompanying condensed consolidated financial statements, the Company has incurred a net loss of approximately $2.9 million and used approximately $1.1 million in cash for operating activities during the year ended December 31, 2011. Without additional capital from existing or outside investors or further financing, the Company’s ability to continue to implement its business plan may be limited. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. Property and Equipment

Property and equipment consisted of the following at December 31, 2011 and 2010:

F-18

	Estimated Useful
	Lives (in Years)	2011	2010

Furniture and fixtures	7	$14,033	$13,353
Computers and equipment	5-7	34,419	35,956
		48,452	49,309
Less: accumulated depreciation		(13,282)	(4,427)
Property and equipment, net		$35,170	$44,882

Depreciation expense totaled $8,855 for the year ended December 31, 2011, $10,000 for the period January 1, 2010 to May 5, 2010, and $4,427 for the period May 6, 2010 to December 31, 2010.

5. Intangible Assets

The Company evaluates the recoverability of goodwill and other indefinite lived intangibles annually and more frequently when events or changes in circumstances indicate that the carrying amount of goodwill and indefinite lived intangibles may not be recoverable. The identification and measurement of impairment involves the estimation of the fair value of the reporting unit and indefinite lived intangibles and contains uncertainty because management must use judgment in determining appropriate assumptions to be used in the measurement of fair value. The estimate of fair value of the reporting unit is based on the best information available as of the date of the assessment and incorporates management’s assumptions about expected future cash flows and contemplates other valuation techniques. Future cash flows can be affected by changes in the industry, a continuing declining economic environment or market conditions.

Intangible assets, net, consisted of the following at December 31, 2011 and 2010:

	Estimated Useful	December 31	December 31
	Lives (in Years)	2011	2010
URL and trademarks	15	$5,000,000	$5,000,000
Website development	5	500,000	500,000
Customer relationships	3	1,000,000	1,000,000
		6,500,000	6,500,000
Less: accumulated amortization		(1,389,007)	(555,674)
Intangible assets, net		$5,110,993	$5,944,326

Amortization expense related to finite lived intangible assets amounted to $833,333 for the year ended December 31, 2011, $57,988 for the period January 1, 2010 to May 5, 2010, and $555,674 for the period May 6, 2010 to December 31, 2010. The future amortization expense for each of the five succeeding years related to all finite lived intangible assets that are currently recorded in the balance sheets is estimated as follows at December 31, 2011:

For the Years Ending December 31,
2012	$833,333
2013	510,416
2014	333,333
2015	333,333
2016	333,333
Thereafter	2,767,245
$5,110,993

F-19

6. Notes Payable

During 2011, three of GP’s members advanced an aggregate of $126,000 to the GP. The advances bear interest at 5% per annum, and are due and payable on December 31, 2012.

In March 2011, GP entered into a $300,000 note payable agreement with one of its members. The note bears interest at 5% per annum, with interest-only payments commencing on May 1, 2011 through the maturity date, April 1, 2013. The note is secured by substantially all of GP’s assets.

In July 2011, three of GP’s members provided short-term loans to GP in the aggregate amount of $40,000. The loans bear interest at 5% per annum and mature on December 31, 2011. The loans are convertible into Class A Units of GP at a conversion price of $1.60 per unit. The difference between the effective conversion price of the loans into Class A Units, and the fair value of the Class A Units on the date of issuance of the loans, did not result in the recognition of a beneficial conversion feature since the fair value of the Class A Units was significantly lower than the then effective conversion price. These loans remain unpaid and outstanding at December 31, 2011.

In connection with the Asset Contribution Agreement, the above aggregate indebtedness of $466,000 was amended. See note 12.

In July 2011, GP issued a zero coupon note payable to a consultant. The note provided $225,000 to GP in exchange for repayment of $275,000 on August 30, 2012, the maturity date of the note. The discount from the maturity value of $275,000, initially $50,000, is being amortized to interest expense by the effective interest method over the life of the note, with an effective interest rate of 20.04%. The note is convertible into Class A Units of GP at a conversion price of $1.60 per unit, provided the note is not repaid in-full on the maturity date. This note was assumed by the Company in connection with the Asset Contribution Agreement.

In December 2011, the Company consummated a $500,000 Bridge Loan with a NorWesTech, Inc. and executed a Letter of Intent with that company for a contribution of all the assets and liabilities of the Company into the public entity in a transaction to be accounted for as a reverse acquisition. The public entity’s assets consist exclusively of $2.3 million in cash (unaudited). The Company simultaneously executed an engagement agreement with an investment bank to effect a private placement of $3 million, on a best efforts basis, in a secondary offering of the public company’s common shares, to be closed at the same time as the reverse acquisition. The acquisition and private placement transactions were consummated on February 23, 2012, with the Bridge Loan being repaid out of the closing cash received from NorWesTech, Inc. See Note 12.

Interest expense charged to operations was $34,774 for the year ended December 31, 2011, $0 for the period January 1, 2010 to May 5, 2010, and $0 for the period May 6, 2010 to December 31, 2010. The future maturities for each of the five succeeding years related to all notes payable obligations is estimated as follows at December 31, 2011:

For the Years Ending December 31,
2012	$900,882
2013	300,000
Thereafter	-
$1,200,882

7. Stockholders’ Equity

Pursuant to the Company's Certificate of Incorporation, the Company is authorized to issue 30,000,000 shares, of which 16,796,151 shares are issued and outstanding at December 31, 2011.

F-20

On February 23, 2012, the Board of Directors approved an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 30,000,000 to 150,000,000 shares.

On February 23, 2012, in connection with the Asset Contribution Agreement, the Company issued one (1) share of Series A Convertible Preferred Stock, representing 65% of the Company’s issued and outstanding shares of common Stock, on an as-converted basis of the Series A and Series B Convertible Preferred Stock.

On February 23, 2012, the Company completed the Private Placement of 3,000,000 shares of newly designated Series B Convertible Preferred Stock for aggregate gross proceeds to the Company of $3,000,000.

On May 9, 2012, the Company filed a Second Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s capital stock to 155,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the “Amendment”). Upon filing of the Amendment, the one share of the Company’s Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of common stock and the 3,000,000 shares of the Company’s Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of common stock.

8. Stock Based Compensation

On October 1, 2010, GP established the 2010 Stock Option Plan (the "Plan”). The Plan provides for the issuance of options to purchase units, for the purposes of offering incentive options to employees and non-statutory options to employees and consultants. Options become exercisable over various vesting periods depending on the nature of the grant, not to exceed five (5) years from the date of grant. Certain option awards provide for accelerated vesting if there is a change in control (as defined).

At December 31, 2011 and 2010, GP had outstanding options to purchase 472,500 and 252,500 Class A units of GP, respectively, under its 2010 Stock Option Plan. In addition, GP had outstanding warrants to purchase 437,500 and 0 Class A units of GP as of December 31, 2011 and 2010, respectively. GP recorded an equity compensation charge of $165,789 related to these options and warrants during the year ended December 31, 2011, $0 for the period January 1, 2010 to May 5, 2010, and $9,549 for the period May 6, 2010 to December 31, 2010. The remaining unrecognized compensation cost of $214,896 at December 31, 2011 related to non-vested equity-based compensation arrangements granted by GP will continue to be recognized by the Company over the remaining vesting period of 35 months.

9. Related Party Transactions

During the period January 1, 2010 to May 5, 2010, GPOC paid fees totaling $66,664 to one of its members for consulting services provided to GPOC.

At January 1, 2010 GPOC had $7,224,135 in short-term advances payable to its members. During 2010 these advances, plus an additional $500,000 advanced to GPOC from its members during 2010, were converted to various classes of members' equity of GPOC.

During 2010, GP paid a fee of $25,000 per month, beginning in August 2010, to one of its members for management services provided to GP. A total of $125,000 was paid to the member during the period May 6, 2010 to December 31, 2010. At December 31, 2010, there were no unpaid management fees owed to the member. During the year ended December 31, 2011, GP paid a fee of $50,000 per month to one of its members for management services provided to GP. A total of $600,000 was charged to expense for the year ended December 31, 2011, of which $87,500 was paid and $512,500 is recorded as accrued management fees in the balance sheets at December 31, 2011. In connection with the Asset Contribution Agreement, management fees accrued through the transaction date totaling $612,500 were converted into a promissory note payable to the GP member. The notes bear PIK interest annually at 5% and are due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) the date subsequent to March 31, 2013 that the Company achieves EBITDA equal to or greater than $2,500,000.  The note is subordinate to certain other debt obligations of the Company. The note is subordinate to certain other debt obligations of the Company.

F-21

10. Commitments

The Company leases an office facility in New York, NY under a three-year operating lease. The lease requires monthly payments of $13,333 and includes an annual escalation of 2.5%. The future minimum lease payments required under the office facility operating lease as of December 31, 2011, are as follows:

For the Years Ending December 31,

2012	$165,027
2013	126,072
$291,099

GP has issued a letter of credit totaling $40,000, which is held as collateral for performance under the operating lease. The letter of credit is secured by deposits at a financial institution, and has been recorded as restricted cash in the balance sheets at December 31, 2011 and 2010.

Rent expense recognized under operating leases was $157,761 for the year ended December 31, 2011, $69,601 for the period January 1, 2010 to May 5, 2010, and $84,090 for the period May 6, 2010 to December 31, 2010.

11. Concentrations

At December 31, 2011, four (4) customers represented approximately 54% of GP’s accounts receivable and approximately 47% of GP’s revenues earned during 2011. As of December 31, 2010, one customer represented approximately 38% of GP’s accounts receivable and approximately 18% of GP’s revenues earned during 2010.

12. Subsequent Events

Grandparents: NorWesTech Reverse Acquisition

On February 23, 2012, Grandparents.com LLC (“GP”) entered into an Asset Contribution Agreement to transfer the net assets that comprise the Grandparents.com business to NorWesTech, Inc., a then “public shell” company, which was accounted for as a reverse acquisition. Following to the consummation of this Agreement, the Company became a publicly traded entity. References to Grandparents.com LLC or GP in these condensed consolidated financial statements refer to transactions that occurred prior to the consummation of the Asset Contribution Agreement.

In exchange for the contribution of the net assets of the Grandparents.com business, GP received one (1) share of Series A Convertible Preferred Stock of the Company, representing approximately 65% of the issued and outstanding shares of the Company. The Series A Convertible Preferred Stock automatically converts into 55,887,491 shares of the Company’s Common Stock upon the date on which the Company files an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000. In addition, GP received a warrant (“GP Warrant”), with an exercise price of $0.01 per share and exercisable for five (5) years, to purchase additional shares of the Company’s Common Stock, with the number of shares into which with the GP Warrant is convertible being subject to adjustment (i) for the Shortfall Amount, as defined in the Asset Contribution Agreement and (ii) to retain GP’s 65% ownership in the event any of the 342,813 warrants issued and outstanding by NorWesTech, Inc. are exercised.

F-22

As compensation for advisory services in connection with the reverse acquisition, the Company granted a warrant (“Advisory Warrant”) to purchase up to 5,588,749 shares of the Company’s Common Stock. The Advisory Warrant has an exercise price of $0.23 per share and a term of five (5) years. The grant date fair value of the Advisory Warrant was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 1.04%; expected term 5.0 years; expected volatility 109%; stock price $0.60. These assumptions resulted in a grant date fair value of the warrant of $2,924,592, which has been charged to the condensed consolidated statement of operations for the three-months ended March 31, 2012.

Concurrently with the reverse acquisition, the Company sold 3,000,000 shares of Series B Convertible Preferred Stock for total gross proceeds of $3,000,000. The Series B Convertible Preferred Stock automatically converts into 12,897,172 shares of the Company’s Common Stock upon the date on which the Company files an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000. In connection with the financing, the Company granted a warrant to the placement agent (“Placement Agent Warrant”) to purchase up to 1,289,711 shares of the Company’s Common Stock. The Placement Agent Warrant has an exercise price of $0.23 per share and a term of five (5) years. The grant date fair value of the Placement Agent Warrant was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate 1.04%; expected term 5.0 years; expected volatility 109%; stock price $0.60. These assumptions resulted in a grant date fair value of the warrant of $674,906, which has been reflected in the condensed consolidated balance sheet as a reduction of the gross proceeds raised in the financing.

In connection with the Asset Contribution Agreement, $466,000 aggregate indebtedness (See Note 6) was amended as follows:

1.	Two Notes payable, each in the amount of $78,543, to the former GP members (shareholders and directors of the Company). The notes bear PIK interest annually at 5% and are due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) the date subsequent to March 31, 2013 that the Company achieves EBITDA equal to or greater than $2,500,000. The note is subordinate to certain other debt obligations of the Company.

2.	Note payable in the amount of $308,914 to the former GP member (shareholder of the Company). The note bears PIK interest annually at 5% and is due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) April 1, 2013. However, no payments are required to be paid until the Company achieves EBITDA equal to or greater than $2,500,000.

In connection with the Asset Contribution Agreement, management fees accrued through the transaction date totaling $612,500 were converted into a promissory note payable to the GP member. The notes bear PIK interest annually at 5% and are due and payable on the earlier of (i) the consummation of a debt or equity financing with gross proceeds to the Company of at least $10,000,000 or (ii) the date subsequent to March 31, 2013 that the Company achieves EBITDA equal to or greater than $2,500,000.  The note is subordinate to certain other debt obligations of the Company. The note is subordinate to certain other debt obligations of the Company.

As of March 31, 2012, NorWesTech, Inc. (predecessor) had 300,000 options outstanding under its 2005 Stock Incentive Plan. In accordance with the terms of the Asset Contribution Agreement, these options became fully vested and exercisable as of the date of the transaction (February 23, 2012). Due to the immediate vesting provision, and since these employees no longer provide services to the Company, the Company recorded a charge in the amount of $98,190 during the three-months ended March 31, 2012. There is no remaining unrecognized compensation charge related to these options.

F-23

During May 2012, the Company issued 75,000 restricted shares of the Company’s common stock in exchange for investor relations services covering a three-month period. The agreement gives the Company the option for three (3) additional three-month renewal periods, at 75,000 restricted shares per renewal.

On May 9, 2012, the Company filed a Second Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s capital stock to 155,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the “Amendment”). Upon filing of the Amendment, the one share of the Company’s Series A Convertible Preferred Stock automatically converted into 55,887,491 shares of common stock and the 3,000,000 shares of the Company’s Series B Convertible Preferred Stock automatically converted into 12,897,172 shares of common stock.

F-24

GRANDPARENTS.COM, INC.

19,775,632 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS AND IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US TO WHICH WE HAVE REFERRED YOU IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE DATE OF SUCH FREE WRITING PROSPECTUS, AS APPLICABLE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2012

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution

The following table sets forth the various expenses incurred or to be incurred by us in connection with the distribution of the securities to be registered. We have agreed to pay all expenses listed below. No portion of these expenses will be borne by the Selling Security Holders. However, the Selling Security Holders will pay any other expenses incurred in selling their Shares, including any brokerage commissions or costs of sale.

SEC registration fee	$1,053.83
Printer fees and expenses	6,000.00	*
Legal fees and expenses	50,000.00	*
Accounting fees and expenses	10,000.00	*
Miscellaneous fees and expenses	1,000.00	*
Total	$68,053.83	*

*	Estimated. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. However, the selling security holders will pay any other expenses incurred in selling their securities, including any brokerage commissions or costs of sales.

Item 14.          Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom the Company shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission.

Our certificate of incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Contribution Agreement contains provisions requiring us to continue to afford our former officers and directors immediately prior to the closing of the Transaction certain rights to exculpation and indemnification for acts or omissions occurring prior to the Closing Date and requiring us to maintain directors’ and officers’ insurance in favor of such former directors and officers.

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Item 15.          Recent Sales of Unregistered Securities

During the three years preceding the date of this prospectus, the Company has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

On September 1, 2009, the Company, then known as Pacific Biomarkers, Inc., issued a $4 million promissory note pursuant to the terms of a Loan and Security Agreement with Terry M. Giles. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. Mr. Giles was a member of our Board of Directors at the time of issuance and was intimately acquainted with the Company’s business and activities at such time and possessed information on the Company necessary to make an informed investment decision. The terms of the promissory note and Loan and Security Agreement are further described in “Certain Relationships and Related Transactions, and Director Independence—Transactions with our Former Directors, Executive Officers and 5% Stockholders—Loan with Terry Giles.”

On August 31, 2011, our then-outstanding stock options and restricted stock awards were automatically modified under the terms of the Company’s stock plans in conjunction with the asset sale to Emerald Star. This modification consisted of automatic accelerated vesting of all then-outstanding stock options and restricted stock awards and subsequent cancellation of 3,057,291 then-outstanding stock options from discontinued operations.

On February 23, 2012, we issued one (1) share of Series A Convertible Preferred Stock and the GP Warrant to GP.com LLC in connection with the Transaction. Such securities were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by us which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by us, and (iv) the negotiations for the Transaction and the issuance of the securities took place directly between GP.com LLC and us.

On February 23, 2012, we issued an aggregate of 3,000,000 shares of Series B Convertible Preferred Stock to certain accredited investors in connection with the Private Placement. Such securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company made this determination based on the representations of each Investor which included that each such Investor (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D, (ii) is acquiring the securities for investment and not with a view to or for distribution, and (iii) had access to adequate information about the Company.

On February 23, 2012, the Company issued the Advisory Warrant and Placement Agent Warrant to John Thomas Financial, Inc. Such securities offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by us which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by us, and (iv) the negotiations for the issuance of the securities took place directly between John Thomas Financial, Inc. and us.

On May 1, 2012, in connection with our engagement of CorProminence, Inc. to provide certain investor relations services to us, we issued issue 75,000 restricted shares of Common Stock to CorProminence. Unless terminated in advance, our engagement with CorProminence may be extended for up to three (3) three-month renewal periods. We also agreed to issue 75,000 additional shares of our Common Stock to CorProminence upon the commencement of each such renewal term. The securities were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by the Company which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by us, and (iv) the negotiations for the issuance of the securities took place directly between CorProminence and us.

Item 16.          Exhibits and Financial Statement Schedules

Certain of the agreements filed as exhibits to this registration statement contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

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Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
3.1	Certificate of Ownership and Merger of GP MergeCo, Inc. into the Company (1)
3.2	Certificate of Designation of Series A Convertible Preferred Stock (1)
3.3	Certificate of Designation of Series B Convertible Preferred Stock (1)
3.4	Amended and Restated Bylaws (1)
3.5	Second Amended and Restated Certificate of Incorporation of the Company, dated December 15, 2009, as amended by Amendment to Second Amended and Restated Certificate of Incorporation of the Company, dated August 31, 2011 (2)
4.1	Warrant issued to Grandparents.com LLC dated February 23, 2012 (1)
4.2	Advisory Warrant issued to John Thomas Financial, Inc. dated February 23, 2012 (1)
4.3	Placement Agent Warrant issued to John Thomas Financial, Inc. dated February 23, 2012 (1)
5.1	Opinion of Sills Cummis & Gross P.C. (4)
10.1	Securities Purchase Agreement dated as of February 23, 2012 (1)
10.2	Registration Rights Agreement dated as of February 23, 2012 (1)
10.3	Lock-Up Agreement by and between the Company and Grandparents.com LLC (1)
10.4	Lock-Up Agreement by and between the Company and John Thomas Financial, Inc. (1)
10.5	Employment Agreement dated as of February 23, 2012 by and between the Company and Steven E. Leber (1)
10.6	Employment Agreement dated as of February 23, 2012 by and between the Company and Joseph Bernstein (1)
10.7	Employment Agreement dated as of February 23, 2012 by and between the Company and Jeffrey S. Mahl (1)
10.8	Employment Agreement dated as of February 23, 2012 by and between the Company and Matthew Schwartz (1)
10.9	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Steven E. Leber (1)
10.10	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Joseph Bernstein (1)
10.11	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Meadows Capital, LLC (1)
10.12	Promissory Note dated as of February 23, 2012 in favor of Leber-Bernstein Group, LLC (1)
10.13	Grandparents.com, Inc. 2012 Stock Incentive Plan (1)
10.14	Form of Option Grant Letter (1)
10.15	Promissory Note dated as of July 29, 2011 in favor of David Ross, as amended (2)
10.16	Reaffirmation of Limited Guaranty (2)
10.17	Employment Agreement dated as of April 3, 2012 by and between the Company and Ellen Breslau (4)
14.1	Code of Ethics (3)
21.1	Subsidiaries (4)
23.1	Consent of Daszkal Bolton LLP *
23.2	Consent of Sills Cummis & Gross P.C. (included in Exhibit 5.1) (4)
101.INS	XBRL Instance Document (5) **
101.SCH	XBRL Taxonomy Schema (5) **
101.CAL	XBRL Taxonomy Calculation Linkbase (5) **
101.DEF	XBRL Taxonomy Definition Linkbase (5) **
101.LAB	XBRL Taxonomy Label Linkbase (5) **
101.PRE	XBRL Taxonomy Presentation Linkbase (5) **

* Filed herewith

** Pursuant to Rule 406T of Regulation S-T, such XBRL-related information shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed part of any other registration statement, prospectus or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

(1)	Incorporated herein by reference to the exhibit of the same number in the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2012 (the “Original 8-K”).
(2)	Incorporated herein by reference to the exhibit of the same number in the Company’s Amendment No. 2 to the Original 8-K filed on Form 8-K/A with the SEC on April 24, 2012.
(3)	Incorporated herein by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 27, 2011.
(4)	Incorporated herein by reference to the exhibit of the same number in the Company’s Registration Statement on Form S-1 (File No. 333-182326) filed on June 25, 2012.
(5)	Previously filed with Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-182326) filed on July 3, 2012.

Item 17.          Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(B) The issuer is subject to Rule 430C of the Securities Act: For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, State of New York, on the 17th day of July 2012.

GRANDPARENTS.COM, INC.

/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer
(Principal Financial Officer, Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Grandparents.com, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Steven E. Leber, Joseph Bernstein and Matthew Schwartz and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, this Registration Statement on Form S-1 (or other appropriate form) (the “Registration Statement”) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Steven E. Leber	Chairman, Co-Chief Executive Officer (Principal Executive Officer)	July 17, 2012
Steven E. Leber

/s/ Joseph Bernstein	Director, Co-Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Financial Officer, Principal Accounting Officer)	July 17, 2012
Joseph Bernstein

/s/ Dr. Robert Cohen	Director	July 17, 2012
Dr. Robert Cohen

/s/ Lee Lazarus	Director	July 17, 2012
Lee Lazarus

/s/ Jeremy Office	Director	July 17, 2012
Jeremy Office